As filed with the U.S. Securities and Exchange Commission on December 8, 2025.

Registration No. 333-291598

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Biodexa Pharmaceuticals PLC

(Exact name of registrant as specified in its charter)

England and Wales	2834	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

1 Caspian Point

Caspian Way

Cardiff, CF10 4DQ, United Kingdom

Tel: +44 29 20480 180

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Donald J. Puglisi

Puglisi & Associates

850 Library Ave., Suite 204

Newark, Delaware 19711

Tel: (302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Jason S. McCaffrey	Faith L. Charles
Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.	Thompson Hine LLP
One Financial Center	300 Madison Avenue, 27th Floor
Boston, Massachusetts 02111	New York, New York 10017
Telephone: (617) 542-6000	Telephone: (212) 908-3905
Facsimile: (617) 542-2241

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS—SUBJECT TO COMPLETION, DATED DECEMBER 8, 2025

Up to 3,536,345 Units, Each Unit Consisting of One American Depositary Share

and One Series L Warrant to Purchase One American Depositary Share

or

Up to 3,536,345 Pre-Funded Units, Each Pre-Funded Unit Consisting of One Pre-Funded Warrant to Purchase One American Depositary Share

and One Series L Warrant to Purchase One American Depositary Share

Up to 3,536,345 American Depositary Shares Representing 353,634,500,000 Ordinary Shares

Up to 3,536,345 American Depositary Shares Representing 353,634,500,000 Ordinary Shares Underlying the Pre-Funded Warrants

Up to 53,045,175 American Depositary Shares Representing 5,304,517,500,000 Ordinary Shares Underlying the Series L Warrants (which contain a “zero cash exercise price” option)

Up to 2,652,259 American Depositary Shares Representing 265,225,900,000 Ordinary Shares Underlying the Placement Agent Warrants (which contain a “zero cash exercise price” option)

___________________

This preliminary prospectus, or prospectus, relates to a best efforts public offering of up to 3,536,345 Units, or Units, of Biodexa Pharmaceuticals PLC, a public limited company organized under the laws of England and Wales, or the Company, each Unit consisting of (i) one American Depositary Share (representing 100,000 of our ordinary shares, nominal value £0.000001 per share, or Ordinary Shares), or Depositary Shares, and (ii) one Series L warrant, or Series L Warrant, to purchase one Depositary Share, at an assumed combined public offering price of $5.09 per Unit, based upon the closing price of our Depositary Shares on the NASDAQ Capital Market on December 4, 2025, or otherwise acquire such greater number of Depositary Shares as determined in accordance with the provisions of the Series L Warrant upon a “zero cash exercise price” option (as discussed below).

Each Series L Warrant will be immediately exercisable at an exercise price of 225% of the public offering price of each Unit in this offering and will expire two and a half (2.5) years after the issuance date. The Series L Warrants also contain certain anti-dilution protections, certain mechanisms for cashless exercise and contain a zero cash exercise price option, as well as certain reset provisions of the exercise price and the number of Depositary Shares (represented by Ordinary Shares) underlying the Series L Warrants, as further described herein.

Under the “zero cash exercise price” option of the Series L Warrants, during the period of 90 calendar days following the issue date of the Series L Warrants, a holder of the Series L Warrant has the right to receive, without payment of any additional cash to the Company, an aggregate number of Depositary Shares equal to the product of (x) the aggregate number of Depositary Shares that would be issuable upon a cash exercise of the Series L Warrant and (y) two (2). Accordingly, we believe it is highly unlikely that a holder of the Series L Warrants would pay an exercise price in cash to receive one Depositary Share when the holder could instead choose the zero cash exercise price option and pay no cash to receive up to 15 Depositary Shares if the exercise price decreases to and equals the floor price at the time of such election. As a result, we will likely not receive any additional funds and do not expect to receive any additional funds upon the exercise of the Series L Warrants.

In addition, at 4:01 p.m. Eastern time on the 5th trading day after the date of issuance, or the First Reset Date, the exercise price of the Series L Warrants will be reset to a price equal to the lower of (i) the exercise price then in effect and (ii) the greater of (a) 80% of lowest daily volume weighted average price, or VWAP, during the period beginning on the 3rd trading day after the date of issuance and ending on the First Reset Date, and (b) 50% of most recent NASDAQ Official Close Price preceding execution of the securities purchase agreement, or the Latest NASDAQ Closing Price, while the number of shares issuable upon exercise will be increased such that the aggregate exercise price of the Series L Warrants on the issuance date for the Depositary Shares underlying the Series L Warrants then outstanding shall remain unchanged. Subsequently, at 4:01 p.m. Eastern time on the 10th trading day after the date of issuance, or the Second Reset Date, the exercise price of the Series L Warrants will be reset to a price equal to the lower of (i) the exercise price then in effect and (ii) the greater of (a) 80% of lowest VWAP during the period beginning on the 8th trading day after the date of issuance and ending on the Second Reset Date, and (b) 30% of the Latest NASDAQ Closing Price, while the number of shares issuable upon exercise will be increased such that the aggregate exercise price of the Series L Warrants on the issuance date for the Depositary Shares underlying the Series L Warrants then outstanding shall remain unchanged. Any reduction to the exercise price of the Series L Warrants and resulting increase in the Depositary Shares underlying the Series L Warrants will be subject to a floor price. The floor price will be equal to 30% of the Latest NASDAQ Closing Price. For the avoidance of doubt, the lower that the stock price of our Depositary Shares is on the First Reset Date and Second Reset Date, as applicable, the more shares that will be issuable pursuant to the Series L Warrants as a result of the each reset, subject to the floor price of 50% of the Latest NASDAQ Closing Price on the First Reset Date, and 30% of the Latest NASDAQ Closing Price on the Second Reset Date.

Please see the section of this prospectus entitled “Description of the Securities we are Offering” for further information.

We are also offering the opportunity to purchase, if the purchaser so chooses in lieu of Units, up to 3,536,345 pre-funded units, or the Pre-Funded Units, to purchasers whose purchase of Units in this offering would otherwise result in the purchaser, together with its affiliates, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Ordinary Shares immediately following the consummation of this offering. Each Pre-Funded Unit consists of (i) one pre-funded warrant exercisable for one Depositary Share, or a Pre-Funded Warrant, and (ii) one Series L Warrant. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, up to 9.99%) of the number of Ordinary Shares outstanding immediately after giving effect to such exercise. The purchase price of each Pre-Funded Unit will be equal to the price per Unit being sold to the public in this offering, minus $0.0001, and the exercise price of each Pre-Funded Warrant included in the Pre-Funded Unit will be $0.0001 per Depositary Share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

We are registering up to 5,923,377,900,000 Ordinary Shares (in the form of Depositary Shares) under this prospectus, including Ordinary Shares (in the form of Depositary Shares) issuable if the holders of the Series L Warrants elect the zero cash exercise price option. As of December 1, 2025, there were 68,178,708,922 Ordinary Shares outstanding. If all of the Ordinary Shares (represented by Depositary Shares) offered under this prospectus were issued and outstanding as of December 1, 2025, such shares would represent approximately 98.9% of the total number of Ordinary Shares issued and outstanding.

The Depositary Shares and Pre-Funded Warrants, and the accompanying Series L Warrants, as the case may be, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. Pursuant to the registration statement related to this prospectus, we are also registering the Depositary Shares issuable upon exercise of the Series L Warrants and Pre-Funded Warrants included in the Units and Pre-Funded Units offered hereby.

For each Pre-Funded Unit we sell (without regard to any limitation on exercise set forth therein), the number of Units we are offering will be decreased on a one-for-one basis. Because a Series L Warrant is being sold together in this offering with each Depositary Share and, in the alternative, each Pre-Funded Warrant to purchase one Depositary Share, the number of Series L Warrants sold in this offering will not change as a result of a change in the mix of the Depositary Shares and Pre-Funded Warrants sold.

Our Depositary Shares are listed on the NASDAQ Capital Market under the symbol “BDRX.” On December 5, 2025, the last reported sale price of our Depositary Shares on the NASDAQ Capital Market was $5.04 per share. All Depositary Share, Pre-Funded Warrant and Series L Warrant numbers are based on an assumed combined public offering price of $5.09 per Unit, which is based upon the closing price of our Depositary Shares on the NASDAQ Capital Market on December 4, 2025. The actual public offering price will be determined through negotiation between us and the placement agent in the offering and may be at a discount to the current market price. Therefore, the assumed combined public offering price used throughout this prospectus may not be indicative of the final public offering price.

The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities.

There is no established trading market for the Units, Pre-Funded Units, Series L Warrants or Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Pre-Funded Warrants or Series L Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of these securities will be limited.

This offering will terminate no later than fifteen (15) business days following the effectiveness of this prospectus, unless we decide to terminate the offering (which we may do at any time in our discretion) prior to such date.

___________________

We have engaged Maxim Group LLC as our exclusive placement agent, or Maxim or the placement agent, to use its reasonable best efforts to solicit offers to purchase our securities in this offering. The placement agent is not purchasing or selling any of the securities we are offering and the placement agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. There is no required minimum number of securities that must be sold as a condition to closing this offering. Because there is no minimum offering amount required as a condition to closing in this offering the actual public amount, placement agent’s fee, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above and throughout this prospectus. Investors in this offering will not receive a refund if we do not sell all of the securities offered hereby. There is no arrangement for funds to be received in escrow, trust or similar arrangement and the Depositary Shares (or Pre-Funded Warrants in lieu thereof) will be offered at a fixed price and are expected to be issued in a single closing. We have agreed to pay the placement agent the placement agent fees set forth in the table below.

		Per Unit		Per Pre-Funded Unit		Total
Public offering price	$		$		$
Placement agent fees(1)	$		$		$
Proceeds, before expenses, to us	$		$		$

________

(1)	We will pay the placement agent a cash fee equal to 7.0% of the aggregate gross proceeds raised in this offering. In addition, we have agreed to reimburse the placement agent for certain offering-related expenses, to pay a non-accountable expense allowance up to 1.0% of the aggregate gross proceeds raised in this offering, and to sell to the placement agent warrants, or the Placement Agent Warrants, to purchase up to a number of Depositary Shares equal to 5.0% of the aggregate number of Units and Pre-Funded Units being offered hereby. The Placement Agent Warrants and the Depositary Shares issuable upon exercise of the Placement Agent Warrants are also being registered under the registration statement of which this prospectus forms a part. We refer you to “Plan of Distribution” for additional information regarding placement agent compensation.

We are a “foreign private issuer,” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, we are not required to file periodic reports and financial statements with the Securities and Exchange Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

As a foreign private issuer, we have elected to follow home country practice instead of complying with NASDAQ Listing Rule 5635(d) shareholder approval requirements, we are not required to obtain, and do not intend to seek, shareholder approval of the issuance of the Units, to the extent that such approval would otherwise be required for a domestic issuer.

Investing in our securities involves risks. See “Risk Factors” beginning on page 14 of this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect to deliver the securities being offered pursuant to this prospectus on or about          , 2025.

Sole Placement Agent

Maxim Group LLC

The date of this prospectus is                   , 2025

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website or its offices described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Neither we nor the placement agent has authorized anyone to provide you with any information or to make any representations other than that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the placement agent are making an offer to sell securities in any jurisdiction in which the offer or sale is not permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities and the information in any free writing prospectus that we may provide to you in connection with this offering is accurate only as of the date of that free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context specifically indicates otherwise, references in this prospectus to “Biodexa Pharmaceuticals PLC,” “Biodexa,” “the Company,” “we,” “our,” “ours,” “us,” “the Group,” or similar terms refer to Biodexa Pharmaceuticals plc and its consolidated subsidiaries.

For investors outside the United States: We have not, and the placement agent has not, taken any action to permit this offering, or to permit the possession or distribution of this prospectus, in any jurisdiction where action for that purpose is required, other than the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to the offering of the Depositary Shares and the distribution of this prospectus outside of the United States.

1

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

Our financial statements are prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board and adopted by the European Union. We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

We prepare our consolidated financial statements in British pounds sterling. Except as otherwise stated, all monetary amounts in this prospectus are presented in British pounds sterling.

In this prospectus, unless otherwise specified or the context otherwise requires:

•	“$” and “U.S. dollar” each refer to the United States dollar (or units thereof); and

•	“£,” “pence” and “p” each refer to the British pound sterling (or units thereof).

On March 27, 2023, following shareholder approval at a general meeting, we effected a one-for-20 reverse stock split of our Ordinary Shares, and our consolidated Ordinary Shares began trading on AIM, a market operated by the London Stock Exchange plc, or AIM, on a split-adjusted basis as of such date. No fractional shares were issued in connection with the reverse stock split. At the same general meeting, our shareholders approved the cancellation of admission of our Ordinary Shares on AIM and this cancellation became effective on April 26, 2023.

Concurrently with the reverse split, and in order to continue meeting The NASDAQ Stock Market LLC’s, or NASDAQ, minimum 500,000 publicly held shares requirement pursuant to Rule 5550(a)(4), on March 27, 2023 we effected a ratio change in the number of Ordinary Shares represented by the Depositary Shares from 25 Ordinary Shares per Depositary Share to five Ordinary Shares per Depositary Share.

On June 14, 2023, we held our annual general meeting of shareholders, or the June AGM, and our shareholders passed resolutions, among other procedural items, to approve the allotment of, and disapplication of pre-emption rights in respect of, up to 7.0 billion Ordinary Shares, or Shareholder Approval. On June 14, 2023, we also held a separate general meeting of shareholders, or June GM, and our shareholders passed resolutions to (x)(i) re-designate our deferred shares into A deferred shares, or the Re-Designation, and (ii) subdivide our Ordinary Shares of £0.02 nominal value each into one ordinary share of £0.001 nominal value and 19 B deferred shares of £0.001 nominal value each, each the Subdivision, and (y) adopt new articles of association, or the Articles of Association, which made consequential amendments to the existing Articles of Association of the Company to reflect the Re-Designation and the Subdivision, together with certain other changes to reflect that the Ordinary Shares were no longer admitted to trading on AIM. As is standard for deferred shares, each B deferred share has very limited rights and is effectively valueless. The B deferred shares have the rights and restrictions as set out in the Articles of Association and do not entitle the holder thereof to receive notice of or attend and vote at any general meeting of the Company or to receive a dividend or other distribution.

On July 5, 2023, and in an effort to bring our Depositary Share price into compliance with NASDAQ’s minimum bid price per share requirement, we effected a ratio change in the number of Ordinary Shares represented by our Depositary Shares from five Ordinary Shares per Depositary Share to 400 Ordinary Shares per Depositary Share. No fractional Depositary Shares were issued.

On October 4, 2024, and in an effort to bring our Depositary Share price into compliance with NASDAQ’s minimum bid price per share requirement, we effected a ratio change in the number of Ordinary Shares represented by our Depositary Shares from 400 Ordinary Shares per Depositary Share to 10,000 Ordinary Shares per Depositary Share. No fractional Depositary Shares were issued.

On November 22, 2024, we held a general meeting of shareholders, or the November GM, and our shareholders passed resolutions to (i) subdivide our Ordinary Shares of £0.001 nominal value each into one ordinary share of £0.00005 nominal value and 19 C deferred shares of £0.00005 nominal value each, each the November Subdivision, and (y) adopt new Articles of Association, which made consequential amendments to the existing Articles of Association of the Company to reflect the November Subdivision. As is standard for deferred shares, each C deferred share has very limited rights and is effectively valueless. The C deferred shares have the rights and restrictions as set out in the Articles of Association and do not entitle the holder thereof to receive notice of or attend and vote at any general meeting of the Company or to receive a dividend or other distribution.

On June 11, 2025, we held a general meeting of shareholders, or June 2025 GM, and our shareholders passed resolutions to (i) subdivide our Ordinary Shares of £0.00005 nominal value each into one ordinary share of £0.000001 nominal value and 49 D deferred shares of £0.000001 nominal value each, each the June 2025 Subdivision, and (y) adopt new Articles of Association, which made consequential amendments to the existing Articles of Association of the Company to reflect the June Subdivision. As is standard for deferred shares, each D deferred share has very limited rights and is effectively valueless. The D deferred shares have the rights and restrictions as set out in the Articles of Association and do not entitle the holder thereof to receive notice of or attend and vote at any general meeting of the Company or to receive a dividend or other distribution.

2

On July 31, 2025, we effected a ratio change in the number of Ordinary Shares represented by our Depositary Shares from 10,000 Ordinary Shares per Depositary Share to 100,000 Ordinary Shares per Depositary Share. No fractional Depositary Shares were issued.

The change in the number of Ordinary Shares resulting from the reverse stock split and change in the number of Depositary Shares (and the underlying Ordinary Shares) resulting from the change in ratio, including any changes resulting from fractional Depositary Shares not being issued to holders in connection with the Depositary Share ratio change, has been applied retroactively to all share and per share amounts presented in this prospectus, to the extent applicable. As a result of retroactively applying changes resulting from fractional Depositary Shares not being issued to holders in connection with the Depositary Share ratio change, the amount of Ordinary Shares issued in prior transactions may not equal the amount of Depositary Shares such Depositary Shares are currently exercisable for.

3

MARKET AND INDUSTRY DATA

This prospectus contains estimates, projections and other information concerning our industry, our business and the market for our product candidates. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources. While we believe our internal company research as to such matters is reliable and the market definitions are appropriate, neither such research nor these definitions have been verified by any independent source.

In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

WEBSITE DISCLAIMER

We maintain a public website at https://www.biodexapharma.com and use our website as a route channel of distribution of company information, including press releases and presentations. Our website includes an “Investors” section through which we make available, free of charge, our Annual Report on Form 20-F, Reports on Form 6-K, as well as any amendments to those reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Accordingly, investors should monitor our website in addition to following press releases, filings with the SEC and public conference calls and webcasts.

None of the information provided on our website, in our press releases or public conference calls and webcasts or through social media is incorporated into, or deemed to be part of, this prospectus or any other report or document we file with the SEC, and any references to such website is intended to be inactive textual references only.

4

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before deciding to invest in our securities, you should read this entire prospectus and the documents incorporated by reference herein and therein carefully, including our financial statements and related notes, the information in the section “Risk Factors,” “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Company Overview

We are a clinical stage biopharmaceutical company developing a pipeline of innovative products for the treatment of diseases with unmet medical needs, including familial adenomatous polyposis, or FAP, non-muscle invasive bladder cancer, or NMIBC, type 1 diabetes, or T1D, and rare/orphan cancers of the brain.

In April 2024 we licensed eRapa, a proprietary formulation of rapamycin, from Rapamycin Holdings, Inc. d/b/a Emtora Biosciences, Inc., or Emtora. Rapamycin is an mTOR inhibitor. As a central regulator of cell metabolism, growth, proliferation and survival, the mTOR pathway is activated during various cellular processes including tumor formation and angiogenesis. Through the use of nanotechnology and pH sensitive polymers, eRapa is designed to address the poor bioavailability, variable pharmacokinetics and toxicity generally associated with the currently available forms of rapamycin. The Phase 2 study of eRapa in NMIBC is ongoing. On February 10, 2025, we announced that the United States Food and Drug Administration, or FDA, had granted fast track designation for eRapa. Fast track designation is intended to facilitate the development and expedite the review of drugs to treat serious conditions and fill an unmet medical need. In May 2025, we announced the receipt of an additional grant of $3.0 million from the Cancer Prevention and Research Institute of Texas, or CPRIT, to support the registrational Phase 3 program of eRapa in FAP, which, along with the prior grants received from CPRIT and the Company match, we expect will fund substantially all costs of the Phase 3 study.

The Phase 3 study of eRapa in FAP is a double-blind placebo-controlled trial in 168 patients, randomized 2:1 drug / placebo, conducted in approximately 30 clinical sites across the United States and Europe. On June 25, 2025, we announced the activation of the first clinical study site for our Phase 3 clinical study in patients with FAP, which is actively screening patients. On July 14, 2025, we announced the filing of a Clinical Trial Application, or CTA, with the European Medicines Agency, or EMA, for the Phase 3 study, which is required to begin a clinical trial in Europe, and on August 18, 2025, we announced the enrollment of the first two patients in the Phase 3 study by the Pan American Center for Oncology in San Juan, Puerto Rico. On November 3, 2025, we announced the approval of the CTA by the EMA for the Phase 3 study in Europe, and on December 1, 2025 we announced the enrollment of the first European patients into the study.

Tolimidone is a selective activator of the enzyme lyn kinase which increases phosphorylation of insulin substrate -1, thereby amplifying the signaling cascade initiated by the binding of insulin to its receptor. Lyn kinase modulates key intracellular functions such as proliferation, differentiation, apoptosis, migration and metabolism. In fat cells, lyn kinase increases utilization of insulin, thus decreasing blood sugar without having an effect on insulin production. In pancreatic islets, activation of lyn kinase promotes beta cell survival and proliferation, whereas its inhibition leads to cell death, prevents proliferation and precipitates diabetes. We are developing tolimidone for T1D initially in a Phase 2a dose confirming study. On June 4, 2025, we announced the recruitment of the first patient in the study. The study will measure C-peptide levels (a marker for insulin) and HbA1c (a marker for blood glucose) after three months compared with baseline and the number of hyperglycemic events initially in 12 patients across three dose groups.

MTX110, which is being studied in aggressive rare/orphan brain cancer indications including recurrent glioblastoma, diffuse midline glioma, or DMG, and medulloblastoma, is a liquid formulation of the histone deacetylase, panobinostat. Our proprietary formulation enables delivery of the product via convection-enhanced delivery at potentially chemotherapeutic doses directly to the site of the tumor, by-passing the blood-brain barrier and avoiding systemic toxicity. We completed recruitment of the first cohort of patients in an ongoing Phase 1 study of MTX110 in recurrent glioblastoma. We have also completed and announced the results of two Phase 1 studies in DMG. There is an ongoing Phase 1 investigator-initiated trial in medulloblastoma. Due to resource constraints, MTX110 has been de-prioritized.

Our clinical assets are supported by three proprietary drug delivery technologies focused on improving bio-delivery and bio-distribution of drugs through either sustained delivery (Q-SpheraTM), direct delivery (MidaSolveTM), or targeted delivery (MidaCoreTM):

•	Our Q-Sphera platform: Our disruptive polymer microsphere microtechnology is used for sustained delivery to prolong and control the release of therapeutics over an extended period of time, from weeks to months.

•	Our MidaSolve platform: Our innovative oligosaccharide nanotechnology is used to solubilize drugs so that they can be administered in liquid form directly and locally into tumors.

•	MidaCore platform: Our gold nanoparticle nanotechnology is used for targeting sites of disease by using either chemotherapeutic agents or immunotherapeutic agents.

We are currently focused on our clinical stage assets eRapa and tolimidone and there are no active research and development programs based on our drug delivery technologies.

Financial Update

As of September 30, 2025, we had cash and cash equivalents of £2.79 million.

Financial information as of September 30, 2025 in this prospectus has not been audited and has been prepared by, and is the responsibility of, our management. This data could change as a result of further review. In addition, our independent registered public accounting firm has not audited, reviewed, compiled, or performed any procedures with respect to this unaudited financial information and does not express an opinion or any other form of assurance with respect thereto. Accordingly, you should not place undue reliance on this information. Additional information and disclosures would be required for a more complete understanding of our financial condition, liquidity, and results of operations as of September 30, 2025. Complete annual results will be included in our Annual Report on Form 20-F for the year ended December 31, 2025.

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Recent Developments

Ratio Change

On July 31, 2025, we effected a ratio change in the number of Ordinary Shares represented by our Depositary Shares from 10,000 Ordinary Shares per Depositary Share to 100,000 Ordinary Shares per Depositary Share. No fractional Depositary Shares were issued.

June 2025 GM

On June 11, 2025, we held the June 2025 GM and our shareholders passed resolutions to (i) subdivide our Ordinary Shares of £0.00005 nominal value each into one ordinary share of £0.000001 nominal value and 49 D deferred shares of £0.000001 nominal value each, and (ii) adopt new Articles of Association, which made consequential amendments to the existing Articles of Association of the Company to reflect the June Subdivision. As is standard for deferred shares, each D deferred share has very limited rights and is effectively valueless. The D deferred shares have the rights and restrictions as set out in the Articles of Association and do not entitle the holder thereof to receive notice of or attend and vote at any general meeting of the Company or to receive a dividend or other distribution.

Warrant Inducement

On May 15, 2025, we entered into letter agreements, or the 2025 Warrant Agreements, with certain accredited holders, or Holders, of our outstanding Series E warrants, or the Series E Warrants, Series H warrants, or the Series H Warrants, Series J warrants, or the Series J Warrants, and Series K warrants, or the Series K Warrants, issued in prior transactions, pursuant to which the Holders agreed to exercise certain of such warrants in exchange for a reduction in exercise price of each warrant to $0.31 per share. An aggregate of 200,433 warrants were exercised for aggregate gross proceeds of approximately $62,000, before estimated offering expenses. We did not issue new warrants to replace the warrants that were exercised.

eRapa Granted Orphan Drug Designation in Europe and Fast Track Designation

On May 12, 2025, we announced that the European Commission had granted Orphan Drug Designation for eRapa in FAP. Orphan Drug Designation in the European Union is granted by the European Commission based on a positive opinion issued by the EMA Committee for Orphan Medicinal Products. It is intended to encourage the development of drugs that may provide significant benefit to patients suffering from rare, life-threatening diseases. If approved for marketing, this designation will provide 10 years of marketing exclusivity and also provide special incentives for sponsors, including eligibility for protocol assistance and possible exemptions or reductions in certain regulatory fees.

For more information on recent developments with respect to eRapa, see “—Company Overview.”

Contingent Liability

As previously disclosed in the Notes to the Consolidated Unaudited Interim Financial Information for the six-month period ended June 30, 2025, we were involved in a dispute with a former advisor regarding fees. The dispute was resolved through a settlement, the terms of which included a payment made to the former advisor on September 29, 2025.

Our Strategy

In early 2023, we decided to re-position the Company as therapeutics (as opposed to drug delivery) company and we began looking for additional assets to complement our MTX110 programs. The delivery of proof-of-concept clinical data is the primary focus of our business model going forward.

Our proprietary drug delivery technologies are no longer a key priority for the Company.

Development

Our intention is to build a balanced portfolio of clinical-stage development assets, ideally with a focus on rare / orphan indications. eRapa was in-licensed in April 2024 and is being developed for FAP and NMIBC. We expect to begin enrolling a multi-center registrational Phase 3 trial in FAP in the third quarter of 2025. The Phase 2 trial in NMIBC, now being conducted as an Investigator Initiated Trial, or IIT, by the University of Texas, San Antonio, is ongoing. Tolimidone, which was in-licensed in December 2023, is a Phase 2 asset which we are developing for T1D. MTX110 is currently in Phase 1 development for three rare / orphan brain cancers but has been de-prioritized due to resource constraints.

Our aim is to develop our clinical assets to proof-of-concept stage before securing partners to undertake the most expensive, later stage development.

Our research and development programs may, like MTX110, be based on one or more of our enabling technologies.

Manufacturing

We do not intend to establish our own manufacturing capabilities. For clinical trial material we utilize GMP-certified contract manufacturers.

Commercialization

Once proof-of-concept has been established, we intend to seek to license our products to a partner who would complete the development, and subsequently market and sale, of the product in an agreed upon licensed territory. In addition to reimbursement of development costs, the partner would be expected to make milestone payments based on sales targets and royalty payments.

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Pipeline and Platform Technologies

We are actively pursuing the development of eRapa in FAP and tolimidone in T1D. Due to resource constraints, MTX110 has been de-prioritized in the three orphan brain cancer indications. Our development pipeline is as follows:

Our Corporate Information

We are a public limited company incorporated under the laws of England and Wales under registered number 09216368. Our principal executive offices are located at 1 Caspian Point, Caspian Way, Cardiff, CF10 4DQ, United Kingdom. The telephone number at our principal executive office is +44 29 20480 180. Our authorized representative in the United States is Donald J. Puglisi of Puglisi and Associates. Our agent for service in the United States is Donald J. Puglisi of Puglisi and Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711. Our Depositary Shares are traded on the NASDAQ Capital Market under the symbol “BDRX.”

Our corporate website is located at www.biodexapharma.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Implications of Being a Foreign Private Issuer

We are incorporated as a public limited company in England and Wales, and we are deemed to be a “foreign private issuer” for the purposes of the reporting rules under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In our capacity as a foreign private issuer, we are exempt from certain rules under the Exchange Act that would otherwise apply if we were a company incorporated in the United States, including:

•	the requirement to file periodic reports and financial statements with the SEC as frequently or as promptly as United States companies with securities registered under the Exchange Act;

•	the requirement to file financial statements in accordance with accounting principles generally accepted in the United States, or U.S. GAAP;

•	the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations; and

•	the requirement to comply with Regulation FD, which imposes certain restrictions on the selective disclosure of material information.

In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our Ordinary Shares. Accordingly, an investor may receive less information about us than it would receive about a public company incorporated in the United States.

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Additionally, we elect to follow certain home country corporate governance practices instead of those otherwise required under the listing rules of NASDAQ.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our Annual Report on Form 20-F for the year ended December 31, 2024, as filed with the SEC on April 11, 2025, and our Reports on Form 6-K, as filed with the SEC, as described in the section titled “Incorporation of Certain Information by Reference.”

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The Offering

The following summary contains basic terms about this offering and the securities and is not intended to be complete. It may not contain all of the information that is important to you. You should read the more detailed information contained in this prospectus, including but not limited to, the risk factors beginning on page 14. For a more complete description of the terms of the securities, see the section of this prospectus entitled “Description of the Securities.”

Securities offered by us

Up to 3,536,345 Units, each Unit consisting of one Depositary Share and one Series L Warrant to purchase one Depositary Share for cash or otherwise acquire such greater number of Depositary Shares as determined in accordance with the provisions of the Series L Warrant upon a zero cash exercise price option.

This prospectus also relates to the offering of the Depositary Shares issuable upon exercise of the Series L Warrants and Pre-Funded Warrants. To better understand the terms of the Series L Warrants, you should carefully read the “Description of the Securities We Are Offering” section of this prospectus. You should also read the form of the Series L Warrant and Pre-Funded Warrant, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

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We are also offering to investors in Units that would otherwise result in the investor’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, up to 9.99%) of our outstanding Ordinary Shares immediately following the consummation of this offering the opportunity to invest in units consisting of one Pre-Funded Warrant to purchase one Depositary Share in lieu of one Depositary Share and one Series L Warrant. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the Ordinary Shares outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one Depositary Share. The purchase price of each Unit including a Pre-Funded Warrant will be equal to the price per Unit including one Depositary Share, minus $0.0001, and the exercise price of each Pre-Funded Warrant will equal $0.0001 per share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time in perpetuity until all of the Pre-Funded Warrants are exercised in full.

The Units will not be certificated or issued in stand-alone form. The Depositary Shares (or Pre-Funded Warrants) and the Series L Warrants comprising the Units are immediately separable upon issuance and will be issued separately in this offering.

For each Pre-Funded Unit we sell (without regard to any limitation on exercise set forth therein), the number of Units we are offering will be decreased on a one-for-one basis. Because a Series L Warrant is being sold together in this offering with each Depositary Share and, in the alternative, each Pre-Funded Warrant to purchase one Depositary Share, the number of Series L Warrants sold in this offering will not change as a result of a change in the mix of the Depositary Shares and Pre-Funded Warrants sold.

Public Offering Price Per Unit	$5.09 per each Unit, based upon an assumed combined public offering price of $5.09, the closing price of our Depositary Shares on the NASDAQ Capital Market on December 4, 2025.

$5.0899 per each Pre-Funded Unit, based upon an assumed combined public offering price of $5.09, the closing price of our Depositary Shares on the NASDAQ Capital Market on December 4, 2025, minus $0.0001, and the exercise price of each Pre-Funded Warrant included in such Units will be $0.0001 per share.

Warrants offered by us

Each Pre-Funded Warrant will be exercisable at $0.0001 per Depositary Share. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, up to 9.99%) of the number of our Ordinary Shares outstanding immediately after giving effect to such exercise.

Each Series L Warrant will have an initial exercise price of 225% of the public offering price of each Unit in this offering, will be exercisable upon issuance, and will expire two and a half (2.5) years from the issuance date. The Series L Warrants also contain certain anti-dilution provisions, certain mechanisms for cashless exercise and a zero cash exercise price options, which allows warrant holders to acquire a number of Depositary Shares without additional cash consideration, as well as certain reset provisions of the exercise price and the number of Depositary Shares underlying the Series L Warrants, as further described herein.

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Under the zero cash exercise price option of the Series L Warrants, during the period of 90 calendar days following the issue date of the Series L Warrants, a holder of the Series L Warrant has the right to receive, without payment of any additional cash to the Company, an aggregate number of Depositary Shares equal to the product of (x) the aggregate number of Depositary Shares that would be issuable upon a cash exercise of the Series L Warrant and (y) two (2). Accordingly, we believe it is highly unlikely that a holder of the Series L Warrants would pay an exercise price in cash to receive one Depositary Share when the holder could instead choose the zero cash exercise price option and pay no cash to receive up to 15 Depositary Shares if the exercise price decreases to and equals the floor price at the time of such election. As a result, we will likely not receive any additional funds and do not expect to receive any additional funds upon the exercise of the Series L Warrants.

In addition, at 4:01 p.m. Eastern time on the 5th trading day after the date of issuance, or the First Reset Date, the exercise price of the Series L Warrants will be reset to a price equal to the lower of (i) the exercise price then in effect and (ii) the greater of (a) 80% of lowest daily volume weighted average price, or VWAP, during the period beginning on the 3rd trading day after the date of issuance and ending on the First Reset Date, and (b) 50% of most recent NASDAQ Official Close Price preceding execution of the securities purchase agreement, or the Latest NASDAQ Closing Price, while the number of shares issuable upon exercise will be increased such that the aggregate exercise price of the Series L Warrants on the issuance date for the Depositary Shares underlying the Series L Warrants then outstanding shall remain unchanged. Subsequently, at 4:01 p.m. Eastern time on the 10th trading day after the date of issuance, or the Second Reset Date, the exercise price of the Series L Warrants will be reset to a price equal to the lower of (i) the exercise price then in effect and (ii) the greater of (a) 80% of lowest VWAP during the period beginning on the 8th trading day after the date of issuance and ending on the Second Reset Date, and (b) 30% of the Latest NASDAQ Closing Price, while the number of shares issuable upon exercise will be increased such that the aggregate exercise price of the Series L Warrants on the issuance date for the Depositary Shares underlying the Series L Warrants then outstanding shall remain unchanged. Any reduction to the exercise price of the Series L Warrants and resulting increase in the Depositary Shares underlying the Series L Warrants will be subject to a floor price. The floor price will be equal to 30% of the Latest NASDAQ Closing Price. For the avoidance of doubt, the lower that the stock price of our Depositary Shares is on the First Reset Date and Second Reset Date, as applicable, the more shares that will be issuable pursuant to the Series L Warrants as a result of the each reset, subject to the floor price of 50% of the Latest NASDAQ Closing Price on the First Reset Date, and 30% of the Latest NASDAQ Closing Price on the Second Reset Date. For more information regarding the Pre-Funded Warrants and Series L Warrants, including the cashless exercise and zero cash exercise price options, you should carefully read the section titled “Description of the Securities We Are Offering” in this prospectus.

Total Ordinary Shares outstanding immediately prior to this offering	68,178,708,922 Ordinary Shares (including those represented by Depositary Shares).

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Total Ordinary Shares to be outstanding immediately after this offering

421,813,208,922 Ordinary Shares (including those represented by Depositary Shares), in each case assuming the sale of all Units covered by this prospectus, no exercise of the Pre-Funded Warrants, Series L Warrants and Placement Agent Warrants issued in this offering. If all of the Placement Agent Warrants and Series L Warrants offered to investors in this offering are exercised utilizing the zero cash exercise price option at the floor price of such warrants, an aggregate of  5,569,743,400,000 Ordinary Shares (in the form of Depositary Shares) would be issued upon such zero cash exercise price option without payment to the Company of any additional cash.

Placement Agent Warrants

The placement agent intends to purchase warrants to purchase up to a number of Depositary Shares equal to 5.0% of the Units sold in this offering for $1.995 per warrant. The Placement Agent Warrants will be substantially similar to the Series L Warrants offered to investors. The Placement Agent Warrants and the Depositary Shares issuable upon exercise of the Placement Agent Warrants are also being registered under the registration statement of which this prospectus forms a part.

Placement Agent Compensation	We will pay the placement agent a cash fee equal to 7.0% of the aggregate gross proceeds raised in this offering. In addition, we have agreed to reimburse the placement agent for certain offering-related expenses, including a non-accountable expense allowance of up to 1.0% of the aggregate gross proceeds raised in this offering, and to sell to the placement agent the Placement Agent Warrants. See “Plan of Distribution” in this prospectus.

Depositary Shares

Each Depositary Share represents 100,000 Ordinary Shares.

The depositary (through its custodian) will hold the Ordinary Shares underlying your Depositary Shares. You will have rights as provided in the deposit agreement among us, JPMorgan Bank Chase Bank, N.A., as depositary, and all owners and holders from time to time of Depositary Shares issued thereunder. You may, among other things, cancel your Depositary Shares and withdraw the underlying Ordinary Shares against a fee paid to the depositary (which may be reimbursable by the Company). In certain limited instances described in the deposit agreement, we may amend or terminate the deposit agreement without your consent. If you continue to hold your Depositary Shares, you agree to be bound by the terms of the deposit agreement then in effect.

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To better understand the terms of the Depositary Shares and the deposit agreement, including applicable fees and charges, you should carefully read “Description of American Depositary Shares” in this prospectus. You should also read the deposit agreement, which is an exhibit to the registration statement that includes this prospectus.

Depositary	JPMorgan Chase Bank, N.A.

Use of proceeds

Assuming we sell all Units offered pursuant to this prospectus, we estimate the net proceeds from this offering will be approximately $15.5 million, based on an assumed combined public offering price of $5.09 per Unit with Depositary Shares (the last reported sale price of our Depositary Shares on the NASDAQ Capital Market on December 4, 2025) and $5.0899 per Unit with Pre-Funded Warrants (the last reported sale price of our Depositary Shares on the NASDAQ Capital Market on December 4, 2025, minus $0.0001), after deducting placement agent fees and estimated offering expenses payable by us and excluding proceeds, if any, from the cash exercise of the Pre-Funded Warrants and Series L Warrants sold in this offering.

We intend to use the net proceeds from this offering to fund our development programs, for working capital and other general corporate purposes. Pending other uses, we intend to invest the net proceeds to us in short-term, interest-bearing investments. We cannot predict whether the net proceeds invested will yield a favorable return. See “Use of Proceeds.”

Risk factors	An investment in our securities involves substantial risks. You should read the “Risk Factors” section starting on page 14 of this prospectus, together with all of the other information included and incorporated by reference in this prospectus, before deciding to invest in our securities.

Market and trading symbol	Our Depositary Shares are listed on the NASDAQ Capital Market under the symbol “BDRX.” We do not intend to list the Pre-Funded Warrants or Series L Warrants on any securities exchange or national recognized trading system. Without a trading market, the liquidity of the Pre-Funded Warrants and Series L Warrants will be extremely limited.

The number of our Ordinary Shares to be outstanding immediately after this offering is calculated based upon 61,952,308,922 Ordinary Shares outstanding as of June 30, 2025, and excludes as of that date:

•	313,070,788 Ordinary Shares issuable upon the exercise of stock options outstanding under our equity incentive plans at a weighted-average exercise price of £0.005 per share;

•	6 Ordinary Shares issuable upon the exercise of stock options in connection with the acquisition of DARA Bioscience, Inc. at a weighted average exercise price of $981.91 per share;

•	warrants, including pre-funded warrants, exercisable for 488,720 Depositary Shares (representing 4,887,200,000 Ordinary Shares), at a weighted average exercise price of $43.37 per Depositary Share; and

•	any warrants issuable in this offering.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, as filed with the SEC, and all other information contained in, or incorporated by reference in, this prospectus, as updated by those subsequent filings with the SEC under the Exchange Act, before making an investment decision. The risks and uncertainties described below and incorporated by reference are not the only ones we face. Additional risks and uncertainties not presently known to us may also adversely affect our business. Our business, financial condition and/or results of operations could be materially and adversely affected if any of these risks occur, and as a result the trading price of the Depositary Shares could decline and you could lose all or part of your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors.

 Risks Related to This Offering

We are selling a substantial number of Depositary Shares in this offering, which could cause the price of our Depositary Shares to decline.

In this offering, we are offering up to an aggregate of 3,536,345 Depositary Shares,  Pre-Funded Warrants to purchase up to 3,536,345 Depositary Shares, and Series L Warrants exercisable for up to 3,536,345 Depositary Shares.

Additionally, under the zero cash exercise price option of the Series L Warrants, during the period of 90 calendar days following the issue date of the Series L Warrants, a holder of the Series L Warrant has the right to receive, without payment of any additional cash to the Company, an aggregate number of Depositary Shares equal to the product of (x) the aggregate number of Depositary Shares that would be issuable upon a cash exercise of the Series L Warrant and (y) two (2). The Series L Warrants also include exercise price reset provisions, which could result in the issuance of a significantly higher number of shares upon exercise. At 4:01 p.m. Eastern time on the First Reset Date, the exercise price of the Series L Warrants will be reset to a price equal to the lower of (i) the exercise price then in effect and (ii) the greater of (a) 80% of lowest VWAP during the period beginning on the 3rd trading day after the date of issuance and ending on the First Reset Date, and (b) 50% of the Latest NASDAQ Closing Price, while the number of Depositary Shares issuable upon exercise will be increased such that the aggregate exercise price of the Series L Warrants on the issuance date for the Depositary Shares underlying the Series L Warrants then outstanding shall remain unchanged. Subsequently, at 4:01 p.m. Eastern time on the Second Reset Date, the exercise price of the Series L Warrants will be reset to a price equal to the lower of (i) the exercise price then in effect and (ii) the greater of (a) 80% of lowest VWAP during the period beginning on the 8th trading day after the date of issuance and ending on the Second Reset Date, and (b) 30% of the Latest NASDAQ Closing Price, while the number of Depositary Shares issuable upon exercise will be increased such that the aggregate exercise price of the Series L Warrants on the issuance date for the Depositary Shares underlying the Series L Warrants then outstanding shall remain unchanged. Any reduction to the exercise price of the Series L Warrants and resulting increase in the Depositary Shares underlying the Series L Warrants will be subject to a floor price. The floor price will be equal to 30% of the Latest NASDAQ Closing Price. For the avoidance of doubt, the lower that the stock price of our Depositary Shares is on the First Reset Date and Second Reset Date, as applicable, the more shares that will be issuable pursuant to the Series L Warrants as a result of the each reset, subject to the floor price of 50% of the Latest NASDAQ Closing Price on the First Reset Date, and 30% of the Latest NASDAQ Closing Price on the Second Reset Date.

We are registering 5,923,377,900,000 Ordinary Shares (in the form of Depositary Shares) under this prospectus, including 5,304,517,500,000 Ordinary Shares (in the form of Depositary Shares) issuable if the holders of the Series L Warrants elect the zero cash exercise price option at the floor price. As of December 1, 2025, there were 68,178,708,922 Ordinary Shares (representing Depositary Shares) outstanding. If all of the Ordinary Shares offered under this prospectus were issued and outstanding as of December 1, 2025, such shares would represent approximately 98.9% of total number of Ordinary Shares issued and outstanding.

Furthermore, the market price of our Depositary Shares could decline as a result of actual or anticipated future issuances, including the issuance of shares from Series L Warrant exercises, which will result in substantial dilution to existing shareholders. The existence of the potential additional Depositary Shares in the public market or the perception of potential dilution from future issuances could depress the market price of our Depositary Shares and could impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect, if any, that market sales of those Depositary Shares or the availability of those Depositary Shares for sale will have on the market price of our Depositary Shares.

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You may experience future dilution as a result of future equity offerings.

 In order to raise additional capital, we may in the future offer additional Depositary Shares or other securities convertible into or exchangeable for our Depositary Shares at prices that may not be the same as the price per share in this offering. We may sell Depositary Shares or other securities in any other offering at a price per Depositary Share that is less than the price per Depositary Share paid by any investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing Depositary Share holders and shareholders. The price per Depositary Share at which we sell additional Depositary Shares, or securities convertible or exchangeable into Depositary Shares, in future transactions may be higher or lower than the price per Depositary Shares paid by any investors in this offering.

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Sales of a substantial number of our Depositary Shares in the public markets, or the perception that such sales could occur, could cause our Depositary Share price to fall.

We may issue and sell additional Depositary Shares in the public markets, including during this offering. As a result, a substantial number of our Depositary Shares may be sold in the public market. Sales of a substantial number of our Depositary Shares in the public markets, including during this offering, or the perception that such sales could occur, could depress the market price of our Depositary Shares and impair our ability to raise capital through the sale of additional equity securities.

 Because we do not currently intend to declare cash dividends on our Depositary Shares in the foreseeable future, Depositary Share holders must rely on appreciation of the value of our Depositary Shares for any return on their investment.

We have never paid cash dividends on our Depositary Shares and do not plan to pay any cash dividends in the near future. We currently intend to retain all of our future earnings, if any, to finance the operation, development and growth of our business. Furthermore, any future debt agreements may also preclude us from paying or place restrictions on our ability to pay dividends. As a result, capital appreciation, if any, of our Depositary Shares will be your sole source of gain with respect to your investment for the foreseeable future.

Because our management will have broad discretion and flexibility in how the net proceeds from this offering are used, our management may use the net proceeds in ways with which you disagree or which may not prove effective.

We currently intend to use the net proceeds from this offering as discussed under “Use of Proceeds” in this prospectus. We have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

The liquidity and trading volume of our Depositary Shares could be low.

The liquidity and trading volume of our Depositary Shares has at times been low in the past and could again be low in the future. If the liquidity and trading volume of our Depositary Shares is low, this could adversely impact the trading price of our shares, our ability to issue stock and our stockholders’ ability to obtain liquidity in their shares.

This is a best efforts offering, no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans, including our near-term business plans.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, Placement Agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our continued operations, including our near-term continued operations. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

This offering may result in an immediate trading halt or delisting of our Depositary Shares from NASDAQ due to public interest concerns.

Under NASDAQ Listing Rule 5101, NASDAQ has broad discretionary authority to terminate the listing of securities, subject to a timely-requested hearing, if it determines that continued listing is not in the public interest, even if the issuer is in compliance with NASDAQ’s enumerated listing criteria. The Series L Warrants contain exercise price reset and share combination event provisions that may result in a downward adjustment to the exercise price, subject to a floor price, and a corresponding increase in the number of Depositary Shares issuable upon exercise therefor, such that the aggregate exercise price would remain unchanged. As a result of such features, the number of Depositary Shares issuable upon exercise of the Series L Warrants may increase significantly. If NASDAQ determines the terms of this offering raise public interest concerns due to the dilutive nature of the transaction, or any other reason, NASDAQ may issue a determination letter to delist our Depositary Shares pursuant to its discretionary authority under NASDAQ Listing Rule 5101. In that event, even if we were to timely request a hearing with respect to NASDAQ’s determination to delist our Depositary Shares, NASDAQ may still impose an immediate halt on the trading of our Depositary Shares pursuant to NASDAQ Listing Rule 4120(a)(5) pending the outcome of such hearing. If trading in our Depositary Shares were to be halted or if NASDAQ were to determine to delist our Depositary Shares, investors could lose all or part of their investment and our ability to raise additional capital through the public or private sale of equity securities would be adversely affected.

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This offering may cause the price of our Depositary Shares to decline and fall below the minimum bid price requirement required by the NASDAQ Listing Rules, which could result in our Depositary Shares being delisted from The NASDAQ Capital Market. A delisting of our Depositary Shares from The NASDAQ Capital Market could adversely affect our ability to raise additional capital through the public or private sale of equity securities, the ability of investors to dispose of Depositary Shares or obtain accurate quotations as to the market value of our Depositary Shares and the price and value of our Depositary Shares.

Our Depositary Shares are currently listed on The NASDAQ Capital Market. Continued listing of a security on The NASDAQ Capital Market is conditioned upon compliance with various continued listing standards. In particular, the requirements for The NASDAQ Capital Market impose a minimum $1.00 per share bid price requirement. To comply with this requirement, the closing price for our Depositary Shares must not fall below $1.00 for a 30 consecutive trading day period. If we are unable to maintain a minimum closing price of $1.00 per Depositary Share for the preceding 30 consecutive trading days, we will receive a deficiency letter from the staff of NASDAQ, or the Staff. The Staff may provide us with a 180-calendar day grace period to regain compliance with the bid price requirement. If we are unable to regain compliance with the bid price requirement within the 180-calendar day grace period or if no grace period is made available to us, we may be delisted from The NASDAQ Capital Market unless we change the ratio of our Depositary Shares to Ordinary Shares; however, there can be no assurance that we will be able to change the ratio of our Depositary Shares to Ordinary Shares or that, if we are able to change the ratio, changing the ratio of our Depositary Shares to Ordinary Shares will allow us to regain compliance with the bid price requirement. We currently do not have plans to change the ratio of our Depositary Shares to Ordinary Shares or to implement a reverse stock split with respect to our Ordinary Shares.

Additionally, in the event of a delisting notice, we would typically have an opportunity to appeal such decision to the NASDAQ Hearing Panel or take other measures to preserve the listing of our Depositary Shares on The NASDAQ Capital Market, but these measures and any appeal may not be successful. If our Depositary Shares are delisted by NASDAQ, our Depositary Shares may be eligible to trade on an over-the-counter quotation system, where an investor may find it more difficult to sell our Depositary Shares or obtain accurate quotations as to the market value of our Depositary Shares. We cannot ensure that our Depositary Shares, if delisted from The NASDAQ Capital Market, will be listed on any national securities exchange or quoted on an over-the counter quotation system.

In the event we are delisted from The NASDAQ Capital Market, the only established trading market for our Depositary Shares would be eliminated, and we would be forced to list our shares on the OTC Markets or another quotation medium, depending on our ability to meet the specific listing requirements of those quotation systems. As a result, an investor would likely find it more difficult to trade or obtain accurate price quotations for our Depositary Shares. Delisting would likely also reduce the visibility, liquidity, and value of our Depositary Shares, reduce institutional investor interest in our company, and may increase the volatility of our Depositary Shares. Delisting could also cause a loss of confidence of potential industry partners, lenders, and employees, which could further harm our business and our future prospects.

Unless our Depositary Shares are listed on a national securities exchange, such as NASDAQ, our Depositary Shares will also likely be subject to the regulations and restrictions regarding trading in “penny stocks,” which are those securities trading for less than $5.00 per share, and that are not otherwise exempted from the definition of a penny stock under other exemptions provided for in the applicable regulations. These penny stock requirements and regulations could severely limit the liquidity of our Depositary Shares in the secondary market because fewer brokers or dealers would be likely to be willing to undertake related compliance activities to trade in our Depositary Shares. If our Depositary Shares are not listed on a national securities exchange, the rules and restrictions regarding penny stock transactions may limit an investor’s ability to sell to a third-party and our trading activity in the secondary market may be reduced. Delisting from The NASDAQ Capital Market would also likely limit the range and attractiveness of strategic alternatives that we are able to consider, adversely affect our ability to raise additional capital through the public or private sale of equity securities, significantly affect the ability of investors to trade our securities, and/or negatively affect the value and liquidity of our Depositary Shares.

We will likely not receive any additional funds upon the exercise of the Series L Warrants.

During the period of 90 calendar days following the issue date of the Series L Warrants, the Series L Warrants may be exercised by way of a zero cash exercise price option, allowing the holder of the Series L Warrant the right to receive, without payment of any additional cash to the Company, an aggregate number of Depositary Shares equal to the product of (x) the aggregate number of Depositary Shares that would be issuable upon a cash exercise of the Series L Warrant and (y) two (2). Accordingly, it is highly unlikely that a holder of the Series L Warrants would wish to pay an exercise price in cash to receive one Depositary Share when they could instead choose the zero cash exercise option and pay no cash to receive up to 15 Depositary Shares if the exercise price decreases to and equals the floor price at the time of such election. As a result, we will likely not receive any additional funds and do not expect to receive any additional funds upon the exercise of the Series L Warrants.

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There is no public market for the warrants being offered in this offering.

The public offering price for the securities will be determined by negotiations between us, the placement agent and prospective investors, and may not be indicative of prices that will prevail in the trading market. We do not intend to apply to list the warrants on NASDAQ or any nationally recognized trading system, and accordingly, there will be no trading market for such warrants. In the absence of an active public trading market:

•	you may not be able to resell your securities at or above the public offering price;

•	the market price of our Depositary Shares may experience more price volatility; and

•	there may be less efficiency in carrying out your purchase and sale orders.

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Holders of Pre-Funded Warrants and Series L Warrants purchased in this offering will have no rights as Depositary Share holders until such holders exercise such Pre-Funded Warrants and Series L Warrants and acquire our Depositary Shares.

Until holders of Pre-Funded Warrants and Series L Warrants acquire Depositary Shares upon exercise of such Pre-Funded Warrants and Series L Warrants, holders of Pre-Funded Warrants and Series L Warrants will have no rights with respect to the Depositary Shares underlying such Pre-Funded Warrants and Series L Warrants. Upon exercise of the Pre-Funded Warrants and Series L Warrants, as applicable, the holders will be entitled to exercise the rights of an Depositary Share holder only as to matters for which the record date occurs after the exercise date.

The Pre-Funded Warrants and Series L Warrants are speculative in nature.

The Pre-Funded Warrants and Series B Warrants do not confer any rights of Depositary Share ownership on their respective holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire Depositary Shares at a fixed price.

The Series L Warrants may not have value.

The Series L Warrants being offered by us in this offering will have an initial exercise price of 225% of the public offering price of each Unit in this offering, and expire on the two and a half--year anniversary of the initial exercise date. In the event that our Depositary Shares do not exceed the exercise price of the Series L Warrants during the period when such warrants are exercisable, such warrants may not have any value.

The terms of the warrants could impede our ability to enter into certain transactions or obtain additional financing.

The terms of the warrants require us, upon the consummation of any “fundamental transaction” (as defined in the securities), to, among other obligations, cause any successor entity resulting from the fundamental transaction to assume all of our obligations under the warrants and the associated transaction documents. In addition, holders of warrants are entitled to participate in any fundamental transaction on an as-converted or as-exercised basis, which could result in the holders of our Depositary Shares receiving a lesser portion of the consideration from a fundamental transaction. The terms of the warrants could also impede our ability to enter into certain transactions or obtain additional financing in the future.

We may be required to repurchase our Series L Warrants.

Under the terms of the Series L Warrants, in the event of certain “Fundamental Transactions” (as defined in the related warrant agreement, which generally includes any merger with another entity, the sale, transfer or other disposition of all or substantially all of our assets to another entity, or the acquisition by a person of more than 50% of our Ordinary Shares), each warrant holder will have the right at any time prior to the consummation of the Fundamental Transaction to require us to repurchase the warrant for a purchase price in cash equal to the Black Scholes value (as calculated under the warrant agreement) of the then remaining unexercised portion of such warrant on the date of such Fundamental Transaction, which may materially adversely affect our financial condition and/or results of operations and may prevent or deter a third party from acquiring us.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available. This section should be read in conjunction with our financial statements and related notes incorporated by reference into this prospectus. The statements contained in this prospectus that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.

Forward-looking statements can be identified by words such as “believe,” “anticipate,” “may,” “might,” “can,” “could,” “continue,” “depends,” “expect,” “expand,” “forecast,” “intend,” “predict,” “plan,” “rely,” “should,” “will,” “may,” “seek,” or the negative of these terms and other similar expressions, although not all forward-looking statements contain these words. You should read these statements carefully because they discuss future expectations, contain projections of future results of operations or financial condition, or state other “forward-looking” information. These statements relate to our future plans, objectives, expectations, intentions and financial performance and the assumptions that underlie these statements.

These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including, but not limited to, those described in “Risk Factors.” These forward-looking statements reflect our beliefs and views with respect to future events and are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties. We discuss many of these risks in greater detail in the section titled “Risk Factors” and elsewhere in this prospectus. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We qualify all of the forward-looking statements in this prospectus by these cautionary statements. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, whether as a result of new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

This prospectus also contains estimates, projections and other information concerning our industry, our business, and our target markets for certain diseases, including data regarding the estimated size of those markets. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market, and other data from reports, research surveys, studies, and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data, and similar sources.

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USE OF PROCEEDS

Assuming we sell all Units offered pursuant to this prospectus, we estimate the net proceeds from this offering will be approximately $15.5 million, based on an assumed combined public offering price of $5.09 per Unit with Depositary Shares (the last reported sale price of our Depositary Shares on the NASDAQ Capital Market on December 4, 2025) and $5.0899 per Unit with Pre-Funded Warrants (the last reported sale price of our Depositary Shares on the NASDAQ Capital Market on December 4, 2025, minus $0.0001), after deducting placement agent fees and estimated offering expenses payable by us as described in “Plan of Distribution,” and excluding the proceeds, if any, from the cash exercise of the Pre-Funded Warrants and Series L Warrants sold in this offering.

We intend to use the net proceeds from this offering to fund our development programs, for working capital and other general corporate purposes.

The allocation of the net proceeds of the offering represents our estimates based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.

As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon completion of this offering, or the amount we will actually spend on the uses set forth above. The amounts and timing of our actual use of net proceeds will vary depending on numerous factors, including the relative success and cost of our research and development programs, our ability to gain access to additional financing, and other factors described under “Risk Factors” in this prospectus and in our Annual Report on Form 20-F for the year ended December 31, 2024. As a result, our management will have broad discretion in the application of the net proceeds, and investors will be relying on our management’s judgment regarding the application of the net proceeds of this offering.

Pending the application of the net proceeds as described above, we will hold the net proceeds from this offering in short-term, interest-bearing, securities.

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DIVIDEND POLICY

Since inception, we have never declared or paid any cash dividends on our Ordinary Shares and do not anticipate paying any cash dividends on our Ordinary Shares or the Depositary Shares in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. As a result, investors in the Ordinary Shares and Depositary Shares will benefit in the foreseeable future only if the Ordinary Shares and Depositary Shares appreciate in value.

Any determination to pay dividends in the future would be at the discretion of our Board of Directors and will depend upon our results of operations, cash requirements, financial condition, contractual restrictions, and any future debt agreements and is subject to compliance with applicable laws, including the Companies Act 2006 (as amended from time to time) of the United Kingdom, or the Companies Act, which requires English companies to have profits available for distribution equal to or greater than the amount of the proposed dividend.

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CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2025:

•	on an actual basis;

•	on a pro forma basis to give effect to the sale and issuance, subsequent to June 30, 2025 through the date of this registration statement, of 6,226,400,000 Ordinary Shares pursuant to the terms of that certain a securities purchase agreement dated January 17, 2025, or ELOC, with newly formed C/M Capital Master Fund LP, or the Investor, including 46,400,000 Ordinary Shares to the Investor in satisfaction of a commitment fee, resulting in $0.4 million in gross proceeds; and

•	on a pro forma as-adjusted basis to give further effect to the sale by us of 3,536,345 Units in this offering at an assumed combined public offering price of $5.09 per Unit, assuming (i) no sale of any Pre-Funded Units and (ii) no exercise of the Series L Warrants and the Placement Agent Warrants, after deducting the estimated placement agent fees and estimated offering expenses.

The amounts shown below are unaudited and the pro forma and pro forma as-adjusted numbers represent management’s estimate. The pro forma and pro forma as-adjusted information set forth in the table below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. The information in this table should be read in conjunction with and is qualified by reference to the financial statements and notes thereto and other financial information contained in this prospectus and incorporated by reference in this prospectus.

(£ in thousands)	As of June 30, 2025
	Actual	Pro Forma	Pro Forma As-Adjusted

Cash and cash equivalents	4,036	4,308	15,891
Long-term debt	--	--	--
Total equity	11,436	11,708	23,291
Total capitalization	11,436	11,708	23,291

 _____________

(1)	A $1.00 increase or decrease in the assumed combined public offering price of $5.09 per Unit, which is the last reported sale price of our Depositary Shares on the NASDAQ Capital Market on December 4, 2025, would increase or decrease, as appropriate, our pro forma as-adjusted cash and cash equivalents, total equity and total capitalization by approximately £2.47 million, assuming the number of units offered by us as set forth on the cover page of this prospectus remains the same, and after deducting the estimated placement agent fees and estimated offering expenses payable by us.
(2)	All proceeds from the sale of the units have been reflected within Total equity for purposes of this table. We will be required to complete an assessment of the accounting and valuation for such instruments, which may result in a portion of the proceeds being classified outside of Total equity and remeasured to fair value each reporting period (if liability-classified instruments). Such assessment will be completed in connection with the preparation of our consolidated financial statements for the period in which the sales occur.

The number of our Ordinary Shares to be outstanding immediately after this offering is calculated based upon 61,952,308,922 Ordinary Shares outstanding as of June 30, 2025, and excludes as of that date:

•	313,070,788 Ordinary Shares issuable upon the exercise of stock options outstanding under our equity incentive plans at a weighted-average exercise price of £0.005 per share;

•	six Ordinary Shares issuable upon the exercise of stock options in connection with the acquisition of DARA Bioscience, Inc. at a weighted average exercise price of $981.91 per share; and

•	warrants, including pre-funded warrants, exercisable for 48,848 Depositary Shares (representing 4,884,800,000 Ordinary Shares), at a weighted average exercise price of $402.20 per Depositary Share.

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DILUTION

If you invest in our securities, your ownership interest will be diluted to the extent of the difference between the amount per Unit paid by purchasers, assuming that all the units are issued and no value is attributed to the warrants, in this public offering and the as adjusted net tangible book value per share of our Depositary Shares immediately after the closing of this offering. Such calculation does not reflect any potential dilution associated with the sale and exercise of warrants, which would cause the actual dilution to you to be higher.

Our net tangible book value as of June 30, 2025 was approximately £5.79 million, or $7.94 per Depositary Share. Net tangible book value per Depositary Share is determined by dividing our total tangible assets, less total liabilities, by the number of our Ordinary Shares outstanding as of June 30, 2025, and multiplying such amount by 100,000 (one Depositary Share represents 100,000 Ordinary Shares).

After giving effect to the sale and issuance, subsequent to June 30, 2025 through the date of this registration statement, of 6,226,400,000 Ordinary Shares pursuant to the terms of the ELOC to the Investor, including 46,400,000 Ordinary Shares to the Investor in satisfaction of a commitment fee, resulting in $0.3 million in gross proceeds, our pro forma net tangible book value as of June 30, 2025 would have been $8.31 million, or $12.19 per Depositary Share.

After giving effect to the sale of all Units by us in this offering at an assumed public offering price of $5.09 per Unit, and assuming no sale of any Pre-Funded Units and no exercise of the Series L Warrants and Placement Agent Warrants, and after deducting estimated placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2025 would have been approximately $23.39 million, or $5.63 per Depositary Share. This represents an immediate decrease in net tangible book value of $7.19 per Depositary Share to our existing shareholders and an immediate accretion of $0.54 per Depositary Share to investors purchasing Units in this offering. The final public offering price will be determined through negotiation between us and the placement agent in the offering and may be at a discount to the current market price. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final public offering price.

The following table illustrates this dilution on a per Depositary Share basis:

As at June 30, 2025
Per Depositary Shares
Assumed public offering price per Depositary Share	$5.09
Historical net tangible book value per Depositary Share as of June 30, 2025	$12.82
Decrease per Depositary Share attributable to pro forma adjustment above	$(0.62)
Pro forma net tangible book value per Depositary Share as of June 30, 2025	$12.19
Decrease to net tangible book value per Depositary Share attributable to investors purchasing our Depositary Shares in this offering	$(6.56)
As adjusted net tangible book value per Depositary Share as of June 30, 2025, after giving effect to this offering	$5.63
Accretion per Depositary Share to the investors in this offering	$0.54

A $1.00 increase in the assumed combined public offering price of $5.09 per Unit would increase the as adjusted net tangible book value per Depositary Share by $0.78 and increase the accretion per Depositary Share to investors participating in this offering by $0.78, assuming no sale of any Pre-Funded Units and no exercise of the Series L Warrants and Placement Agent Warrants, and after deducting estimated placement agent fees and estimated offering expenses payable by us. A $1.00 decrease in the assumed combined public offering price of $5.09 per Unit would decrease the as adjusted net tangible book value per Depositary Share by $0.78 and decrease the accretion per Depositary Share to investors participating in this offering by $0.78, assuming no sale of any Units containing Pre-Funded Warrants and no exercise of the Series L Warrants and Placement Agent Warrants, and after deducting estimated placement agent fees and estimated offering expenses payable by us.

For purposes of this section, the share information above excludes:

•	313,070,788 Ordinary Shares issuable upon the exercise of stock options outstanding under our equity incentive plans at a weighted-average exercise price of £0.005 per share;

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•	six Ordinary Shares issuable upon the exercise of stock options in connection with the acquisition of DARA Bioscience, Inc. at a weighted average exercise price of $981.91 per share; and

•	warrants, including pre-funded warrants, exercisable for 48,848 Depositary Shares (representing 4,884,800,000 Ordinary Shares), at a weighted average exercise price of $402.20 per Depositary Share.

The information discussed above is illustrative only and will be adjusted based on the actual public offering price, the actual number of units that we offer in this offering, and other terms of this offering determined at the time of pricing. In addition, we may choose to raise additional capital due to market conditions or strategic considerations. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

Except as otherwise noted, all information in this prospectus reflects and assumes no exercise of any warrants issued in this offering.

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BUSINESS

Company Overview

We are a clinical stage biopharmaceutical company developing a pipeline of innovative products for the treatment of diseases with unmet medical needs, including familial adenomatous polyposis, or FAP, non-muscle invasive bladder cancer, or NMIBC, type 1 diabetes, or T1D, and rare/orphan cancers of the brain.

In April 2024 we licensed eRapa, a proprietary formulation of rapamycin, from Rapamycin Holdings, Inc. d/b/a Emtora Biosciences, Inc., or Emtora. Rapamycin is an mTOR inhibitor. As a central regulator of cell metabolism, growth, proliferation and survival, the mTOR pathway is activated during various cellular processes including tumor formation and angiogenesis. Through the use of nanotechnology and pH sensitive polymers, eRapa is designed to address the poor bioavailability, variable pharmacokinetics and toxicity generally associated with the currently available forms of rapamycin. A Phase 2 study of eRapa in NMIBC, now being conducted as an IIT by the University of Texas, San Antonio, is ongoing. On February 10, 2025, we announced that the FDA had granted fast track designation for eRapa. Fast track designation is intended to facilitate the development and expedite the review of drugs to treat serious conditions and fill an unmet medical need. In May 2025, we announced the receipt of an additional grant of $3.0 million from the Cancer Prevention and Research Institute of Texas, or CPRIT, to support the registrational Phase 3 program of eRapa in FAP, which, along with the prior grants received from CPRIT and the Company match, we expect will fund substantially all costs of the Phase 3 study.

The Phase 3 study of eRapa in FAP is a double-blind placebo-controlled trial in 168 patients, randomized 2:1 drug / placebo, conducted in approximately 30 clinical sites across the United States and Europe. On June 25, 2025, we announced the activation of the first clinical study site for our Phase 3 clinical study in patients with FAP, which is actively screening patients. On July 14, 2025, we announced the filing of a Clinical Trial Application, or CTA, with the European Medicines Agency, or EMA, for the Phase 3 study, which is required to begin a clinical trial in Europe, and on August 18, 2025, we announced the enrollment of the first two patients in the Phase 3 study by the Pan American Center for Oncology in San Juan, Puerto Rico. On November 3, 2025, we announced the approval of the CTA by the EMA for the Phase 3 study in Europe, and on December 1, 2025 we announced the enrollment of the first European patients into the study.

Tolimidone is a selective activator of the enzyme lyn kinase which increases phosphorylation of insulin substrate -1, thereby amplifying the signaling cascade initiated by the binding of insulin to its receptor. Lyn kinase modulates key intracellular functions such as proliferation, differentiation, apoptosis, migration and metabolism. In fat cells, lyn kinase increases utilization of insulin, thus decreasing blood sugar without having an effect on insulin production. In pancreatic islets, activation of lyn kinase promotes beta cell survival and proliferation, whereas its inhibition leads to cell death, prevents proliferation and precipitates diabetes. We are developing tolimidone for T1D initially in a Phase 2a dose confirming study. On June 4, 2025, we announced the recruitment of the first patient in the study. The study will measure C-peptide levels (a marker for insulin) and HbA1c (a marker for blood glucose) after three months compared with baseline and the number of hyperglycemic events initially in 12 patients across three dose groups.

MTX110, which is being studied in aggressive rare/orphan brain cancer indications including recurrent glioblastoma, diffuse midline glioma, or DMG, and medulloblastoma, is a liquid formulation of the histone deacetylase, panobinostat. Our proprietary formulation enables delivery of the product via convection-enhanced delivery at potentially chemotherapeutic doses directly to the site of the tumor, by-passing the blood-brain barrier and avoiding systemic toxicity. We have completed recruitment of the first cohort of patients in an ongoing Phase 1 study of MTX110 in recurrent glioblastoma. We have also completed and announced the results of two Phase 1 studies in DMG. Due to resource constraints, MTX110 has been de-prioritized.

Our clinical assets are supported by three proprietary drug delivery technologies focused on improving bio-delivery and bio-distribution of drugs through either sustained delivery (Q-SpheraTM), direct delivery (MidaSolveTM), or targeted delivery (MidaCoreTM):

•	Our Q-Sphera platform: Our disruptive polymer microsphere microtechnology is used for sustained delivery to prolong and control the release of therapeutics over an extended period of time, from weeks to months.

•	Our MidaSolve platform: Our innovative oligosaccharide nanotechnology is used to solubilize drugs so that they can be administered in liquid form directly and locally into tumors.

•	MidaCore platform: Our gold nanoparticle nanotechnology is used for targeting sites of disease by using either chemotherapeutic agents or immunotherapeutic agents.

We are currently focused on our clinical stage assets eRapa and tolimidone and there are no active research and development programs based on our drug delivery technologies.

Additional information regarding the general development of our business is set forth in our Annual Report on Form 20-F for the year ended December 31, 2024.

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Financial Update

As of September 30, 2025, we had cash and cash equivalents of £2.79 million.

Financial information as of September 30, 2025 in this prospectus has not been audited and has been prepared by, and is the responsibility of, our management. This data could change as a result of further review. In addition, our independent registered public accounting firm has not audited, reviewed, compiled, or performed any procedures with respect to this unaudited financial information and does not express an opinion or any other form of assurance with respect thereto. Accordingly, you should not place undue reliance on this information. Additional information and disclosures would be required for a more complete understanding of our financial condition, liquidity, and results of operations as of September 30, 2025. Complete annual results will be included in our Annual Report on Form 20-F for the year ended December 31, 2025.

Recent Developments

Ratio Change

On July 31, 2025, we effected a ratio change in the number of Ordinary Shares represented by our Depositary Shares from 10,000 Ordinary Shares per Depositary Share to 100,000 Ordinary Shares per Depositary Share. No fractional Depositary Shares were issued.

June 2025 GM

On June 11, 2025, we held the June 2025 GM and our shareholders passed resolutions to (i) subdivide our Ordinary Shares of £0.00005 nominal value each into one ordinary share of £0.000001 nominal value and 49 D deferred shares of £0.000001 nominal value each, and (ii) adopt new Articles of Association, which made consequential amendments to the existing Articles of Association of the Company to reflect the June Subdivision. As is standard for deferred shares, each D deferred share has very limited rights and is effectively valueless. The D deferred shares have the rights and restrictions as set out in the Articles of Association and do not entitle the holder thereof to receive notice of or attend and vote at any general meeting of the Company or to receive a dividend or other distribution.

Warrant Inducement

On May 15, 2025, we entered into the 2025 Warrant Agreements with certain Holders of our outstanding Series E Warrants, Series H Warrants, Series J Warrants, and Series K Warrants issued in prior transactions, pursuant to which the Holders agreed to exercise certain of such warrants in exchange for a reduction in exercise price of each warrant to $0.31 per share. An aggregate of 200,433 warrants were exercised for aggregate gross proceeds of approximately $62,000, before estimated offering expenses. We did not issue new warrants to replace the warrants that were exercised.

eRapa Granted Orphan Drug Designation in Europe

On May 12, 2025, we announced that the European Commission had granted Orphan Drug Designation for eRapa in FAP. Orphan Drug Designation in the European Union is granted by the European Commission based on a positive opinion issued by the EMA Committee for Orphan Medicinal Products. It is intended to encourage the development of drugs that may provide significant benefit to patients suffering from rare, life-threatening diseases. If approved for marketing, this designation will provide 10 years of marketing exclusivity and also provide special incentives for sponsors, including eligibility for protocol assistance and possible exemptions or reductions in certain regulatory fees.

For more information on recent developments with respect to eRapa, see “—Company Overview.”

Contingent Liability

As previously disclosed in the Notes to the Consolidated Unaudited Interim Financial Information for the six-month period ended June 30, 2025, we were involved in a dispute with a former advisor regarding fees. The dispute was resolved through a settlement, the terms of which included a payment made to the former advisor on September 29, 2025.

Our Strategy

In early 2023, we decided to re-position the Company as therapeutics (as opposed to drug delivery) company and we began looking for additional assets to complement our MTX110 programs. The delivery of proof-of-concept clinical data is the primary focus of our business model going forward.

Our proprietary drug delivery technologies are no longer a key priority for the Company.

Development

Our intention is to build a balanced portfolio of clinical-stage development assets, ideally with a focus on rare / orphan indications. eRapa was in-licensed in April 2024 and is being developed for FAP and NMIBC. We expect to begin enrolling a multi-center registrational Phase 3 trial in FAP in the third quarter of 2025. The Phase 2 trial in NMIBC, now being conducted as an IIT by the University of Texas, San Antonio, is ongoing. Tolimidone, which was in-licensed in December 2023, is a Phase 2 asset which we are developing for T1D. MTX110 is currently in Phase 1 development for three rare / orphan brain cancers but has been de-prioritized due to resource constraints.

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Our aim is to develop our clinical assets to proof-of-concept stage before securing partners to undertake the most expensive, later stage development.

Our research and development programs may, like MTX110, be based on one or more of our enabling technologies.

Manufacturing

We do not intend to establish our own manufacturing capabilities. For clinical trial material we utilize GMP-certified contract manufacturers.

Commercialization

Once proof-of-concept has been established, we intend to seek to license our products to a partner who would complete the development, and subsequently market and sale, of the product in an agreed upon licensed territory. In addition to reimbursement of development costs, the partner would be expected to make milestone payments based on sales targets and royalty payments.

Pipeline and Platform Technologies

We are actively pursuing the development of eRapa in FAP and tolimidone in T1D. Due to resource constraints, MTX110 has been de-prioritized in the three orphan brain cancer indications. Our development pipeline is as follows:

Current Clinical Stage Assets

eRapa. eRapa is a proprietary oral tablet formulation of rapamycin, also known as sirolimus. Rapamycin is an mTOR (mammalian Target Of Rapamycin) inhibitor. mTOR has been shown to have a significant role in the signaling pathway that regulates cellular metabolism, growth and proliferation and is activated during tumorgenesis. Rapamycin is approved in the United States for organ rejection in renal transplantation as Rapamune®(Pfizer). Through the use of nanotechnology and pH sensitive polymers, eRapa is designed to address the poor bioavailability, variable pharmacokinetics and toxicity generally associated with the currently available forms of rapamycin.

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FAP is characterized as a proliferation of polyps in the colon and/or rectum, usually occurring in mid-teens. There is no approved therapeutic option for treating FAP patients, for whom active surveillance and surgical resection of the colon and/or rectum remain the standard of care. If untreated, FAP typically leads to cancer of the colon and/or rectum. There is a significant hereditary component to FAP with a reported incidence of one in 5,000 to 10,000 in the United States and one in 11,300 to 37,600 in Europe. eRapa has received Orphan Designation in the United States and we plan to seek such designation in Europe. Importantly, mTOR has been shown to be over-expressed in FAP polyps – thereby underscoring the rationale for using a potent and safe mTOR inhibitor like eRapa to treat FAP.

The results of the Phase 2 study were presented at two leading scientific conferences in the second quarter of 2024. Following a positive end-of-Phase 2 meeting with the FDA, we have requested a Type C meeting with the FDA to finalize the protocol for a Phase 3 multi-center, double-blind, placebo-controlled study in FAP. The Phase 3 study, which is expected to be registrational, plans to recruit approximately 168 patients across 30 or more sites, with a primary endpoint being time to a defined progression free survival event. The study is expected to recruit over 18 months and is supported by a non-dilutive grant of $17.0 million from CPRIT.

NMIBC refers to tumors found in the tissue that lines the inner surface of the bladder. The most common treatment is transurethral resection of the bladder tumor followed by intravesical Bacillus Calmette-Guerin with chemotherapy depending upon assessment of risk of recurrence. NMIBC is the fourth most common cancer in men with an incidence of 10.1 per 100,000 and 2.5 per 100,000 in women. The multi-center, double-blind, placebo-controlled Phase 2 study in NMIBC, now being conducted as an IIT by the University of Texas, San Antonio, is expected to enroll up to 166 patients with primary endpoints of safety/tolerability and relapse free survival after 12 months of treatment. The Phase 2 study, which is supported by a $3.0 million non-dilutive grant from the National Cancer Institute, part of the National Institutes of Health, is ongoing.

On February 10, 2025, we announced that the FDA had granted fast track designation for eRapa. Fast track designation is intended to facilitate the development and expedite the review of drugs to treat serious conditions and fill an unmet medical need.

Tolimidone. Tolimidone was originally discovered by Pfizer Inc., or Pfizer, and was developed through Phase 2 for the treatment of gastric ulcers. Pfizer undertook a broad pre-clinical program to characterize the pharmacology, pharmacokinetics, metabolism and toxicology of tolimidone. Pfizer discontinued development of the drug due to lack of efficacy for that indication in Phase 2. Tolimidone is a selective activator of the enzyme Lyn kinase which increases phosphorylation of insulin substrate -1, thereby amplifying the signaling cascade initiated by the binding of insulin to its receptor.

We intend to develop tolimidone for the treatment of T1D. As a lyn kinase activator, tolimidone has been shown in preclinical experiments to have a role in beta cell survival and proliferation. If replicated in clinical studies, tolimidone could have the potential to be disease modifying and change the treatment paradigm for T1D. T1D affects approximately 8.4 million people worldwide and there are approximately 500,000 new diagnoses per annum.

As a first step in the planned continued clinical development of tolimidone, we intend to initiate a Phase 2a dose confirmation study to establish the optimum dose of tolimidone in patients with T1D. The Phase 2a study will be open-label in approximately 12 patients with T1D treated over a period of three months with endpoints of change in C-peptide levels, HbA1c and number of hyperglycemic events. On June 4, 2025, we announced the recruitment of the first patient in the study.

MTX110. Using our MidaSolve technology in combination with panobinostat, an otherwise insoluble drug and one that we believe is among the most effective agents, MTX110 is designed for direct-to-tumor treatment of intractable brain cancers. Panobinostat is currently marketed under the brand Farydak® which is used orally in combination therapy for the treatment of multiple myeloma. We are currently researching the utility of MTX110 to proof-of-concept stage in three indications:

Glioblastoma Multiforme (GBM): GBM is the most common and aggressive form of brain cancer in adults, usually occurring in the white matter of the cerebrum. Treatments include radiation, surgical resection and chemotherapy although, in almost all cases, tumors recur. Based on available date from the American Association of Neurosurgeons, there are approximately 2-3/100,000 population diagnoses of GBM per annum. Survival with standard of care treatment ranges from approximately 13 months in patient with an unmethylated MGMT gene promotor to approximately 30 months in patients with a highly methylated MGMT gene promotor. Studies show the global GBM treatment market was valued at approximately $2.46 billion in 2022, with expected growth of 9.7% per annum through 2030.

Following IND approval in December 2021, we are in the process of recruiting patients in a Phase 1 study to assess the utility of MTX110 in recurrent GBM. The Phase 1 study is an open-label, dose escalation study designed to assess the feasibility and safety of intermittent infusions of MTX110 administered by CED via implanted refillable pump and catheter. The study aims to recruit two cohorts, each with a minimum of four patients; the first cohort will receive MTX110 only and the second cohort will receive MTX110 but with the option of the treating investigator to re-position the catheter into an area of new lesion upon progression, with the objective of increasing tumor coverage and survival.

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Diffuse Midline Glioma (DMG): DMG, formerly known as diffuse intrinsic pontine glioma (DIPG), tumors are located in the pons (middle) of the brain stem and are diffusely infiltrating. Occurring mostly in children, approximately 1,100 patients worldwide and 300 in the United States are diagnosed with DMG per annum and median survival is approximately 10 months. There is no effective treatment since surgical resection is not possible. The standard of care is radiotherapy, which transiently improves symptoms and survival. Chemotherapy does not improve survival and one likely reason is that many anti-cancer drugs cannot cross the blood-brain barrier to access the tumor.

In October 2020, we reported the first-in-human study by the University of California, San Francisco of MTX110 in DMG using a CED system. The Phase 1 study established a recommended dose range for Phase 2, a good safety and tolerability profile but also encouraging survival data in the seven patients treated.

In February 2024 we announced top line results from the Investigator-Initiated Study of MTX110 in pediatric patients with DMG conducted by Columbia University Irving Medical Center. Nine patients were treated in the study (30 μM group, n=3; 60 μM group, n=4; 90 μM group (optimal dose), n=2). One patient in the 60 μM group suffered a severe adverse event assessed by the investigators as not related to the study drug but related to the infusion and tumor anatomy. Median progression free survival was 10 months from diagnosis (PFS=12) while median overall survival was 16.5 months (OS=16.5).

Medulloblastoma: Medulloblastomas are malignant embryonal tumors that start in the cerebellum. They are invasive and, unlike most brain tumors, spread through the cerebrospinal fluid, or CSF, and frequently metastasize to different locations in the brain and spinal cord. Treatments include resection, radiation and chemotherapy. Approximately 350 patients are diagnosed with medulloblastoma per annum and 3,800 people are living with the disease in the United States. The cumulative survival rate is approximately 60%, 52%, and 47% at 5 years, 10 years, and 20 years, respectively; however, recurrence is nearly always fatal with no established standard of care.

Due to resource constraints, MTX110 has been de-prioritized in the three orphan brain cancer indications.

In 2020, our non-exclusive worldwide, sublicensable license to certain patents of panobinostat was terminated by Secura Bio. We view MTX110 as an important asset and we continue to enjoy freedom to use panobinostat for research purposes and we plan to continue to pursue development of MTX110. We believe that the relevant Secura Bio patents may delay a launch of MTX110 for use in patients with DMG should the product receive accelerated approval, however we do not anticipate it would have any impact on launching MTX110 for use in patients with GBM. If we are unable to launch a product candidate until the patent expires, there could be a material adverse effect on our business, financial condition and results of operations.

Commercial Agreements, Strategic Partnerships and Collaborations

We are currently collaborating with biopharmaceutical companies, contract research organizations and universities on several of our development programs.

Emtora License Agreement. On April 25, 2024, we entered into a license and collaboration agreement, or the Emtora License Agreement, with Emtora, relating to the license of eRapa, an oral product formulation of rapamycin (sirolimus), or the Product, for use in the prevention, treatment, diagnosis, detection, monitoring and/or predisposition testing of all diseases, states or conditions in humans, or the Field, that includes the nanoparticle and enteric coated finished pharmaceutical formulations developed at any time by Emtora and its affiliates, or the License. Under the License, we obtained from Emtora an exclusive, worldwide, sublicensable right to develop, manufacture, commercialize, or otherwise exploit products containing rapamycin (sirolimus) in the Field. Pursuant to the terms of the License Agreement, the Company and Emtora established a joint development committee, consisting of two designees of the Company and two designees of Emtora.

As consideration for the License, we made an upfront payment to Emtora in the form of 1,512 of our Depositary Shares (equal to five percent (5%) of our outstanding Ordinary Shares, calculated on a fully-diluted basis (including in-the-money warrants) at the time). In addition, we are also responsible for up to $31.5 million in sales milestones within the first six months of commercial sale of a first-approved indication of eRapa in certain markets, with decreasing milestones for subsequent approvals for additional indications. There is also a one-time $10.0 million milestone payable upon cumulative net sales of $1.0 billion. Further, we are also obligated to pay Emtora single digit tiered royalties on net sales of eRapa, in addition to honoring Emtora’s legacy royalty obligations and paying Emtora fees related to income derived from sublicensing and the partnering of eRapa. In addition, effective as of the closing of the License Agreement, a promissory note previously issued by Emtora in favor of the Company in the amount of $250,000 was forgiven. We also made an additional $500,000 cash payment to Emtora to be used exclusively for a match to an advance from CPRIT.

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Upon any change of control of the Company (as defined in the Emtora License Agreement), we shall issue Emtora a warrant exercisable for 6,417 Depositary Shares, which may only be exercised upon such change of control.

The License Agreement also provides us with the exclusive option to acquire all of the capital stock of Emtora at a purchase price on commercially reasonable terms during the period beginning with the filing of a new drug application, or NDA, for the Product with the FDA and ending 90 days after acceptance of the filing of the NDA by the FDA.

Melior License. On November 22, 2023, we entered into the license agreement, or the Melior License Agreement, with Melior Pharmaceuticals I, Inc., or Melior, for the development and commercialization of tolimidone in most territories other than China, South Korea and a number of smaller Asian territories which Melior licensed to Bukwang Pharmaceutical Co. Ltd., or Bukwang. Under the Melior License Agreement, we obtained from Melior an exclusive, worldwide, sublicensable right to develop, manufacture, commercialize, or otherwise exploit products containing tolimidone for any field.

Pursuant to the terms of the License Agreement, we issued to Melior 1,417 Depositary Shares in upfront consideration, and agreed to issue the same to Bukwang. In addition, we are obligated to pay single digit tiered royalties on net sales of tolimidone to Melior, with Melior agreeing to pay to Bukwang 50% of such royalties pursuant to a royalty agreement.

Under the Melior License Agreement, we, at our own cost, have the right to control the prosecution, maintenance and enforcement of the tolimidone patents, while Melior has certain step-in rights if we elect not to prosecute and maintain such tolimidone patents. The Melior License Agreement may be terminated by Melior if we fail to meet various development diligence obligations.

In connection with the License Agreement, on November 22, 2023, Melior and Bukwang entered into an amendment to the license agreement with Bukwang, or the Bukwang License. Under the amendment, the Bukwang License terminated in its entirety and Bukwang transferred to Melior all rights, titles and interests to certain INDs, know-how and data, and patents relating to tolimidone.

Under the Bukwang Amendment, Melior and Bukwang entered into a royalty agreement pursuant to which Bukwang shall be entitled to 50% of all payments Melior receives under the License Agreement, including: (i) 50% of the equity issued by us under the License Agreement, and (ii) 50% of the royalties that we will pay to Melior. Further, under the royalty agreement, Bukwang will pay to Melior $100,000 in consideration for Melior’s waiver of Bukwang’s obligation to pay patent costs pursuant to the Bukwang License, and Melior will take back responsibility for all tolimidone patent prosecution and maintenance costs.

Additional Information

Additional information regarding the Company, including our intellectual property, sales and marketing, research and development capabilities, competitors and regulatory environment, is set forth in our Annual Report on Form 20-F for the year ended December 31, 2024 and the other documents we incorporate by reference herein.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information, to our knowledge, as of December 1, 2025, regarding the beneficial ownership of Ordinary Shares (including those represented by Depositary Shares), including:

•	each person, or group of affiliated persons, that is known by us to be a beneficial owner of 5% or more of Ordinary Shares (based on information in our share register and information provided by such persons);

•	each member of our Board of Directors;

•	each member of our senior management; and

•	all members of our Board of Directors and our senior management, taken as a group.

Beneficial ownership of shares is determined under rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe, based upon the information provided to us, that the persons and entities named in the table below have sole voting and investment power with respect to all Ordinary Shares shown as beneficially owned by them. The percentage of beneficial ownership is based upon 68,178,708,922 Ordinary Shares outstanding as of December 1, 2025. Ordinary Shares subject to options or warrants currently exercisable or exercisable within 60 days of December 1, 2025 are deemed to be outstanding and beneficially owned by the person holding the options or warrants for the purposes of computing the percentage of beneficial ownership of that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person. Unless otherwise indicated, the address for each holder listed below is Biodexa Pharmaceuticals plc, 1 Caspian Point, Caspian Way, Cardiff, CF10 4DQ, United Kingdom. All holders of Ordinary Shares, including those shareholders listed below, have the same voting rights with respect to such shares.

Name of Beneficial Owner	Amount and Nature Of Ownership	Percent of Class
Directors and Senior Management:
Ann Merchant (1)	14,400,000	*
Stephen Parker (2)	28,800,000	*
Stephen Stamp (3)	37,632,375	*
Simon Turton (4)	14,402,765	*
Sijmen de Vries (5)	14,400,000	*
Directors and senior management as a group (5 persons) (6)	109,635,140	*

 ________________

*	Represents beneficial ownership of less than one percent.

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(1)	Shares owned by Ms. Merchant are Ordinary Shares subject to outstanding stock options which are exercisable at December 1, 2025 or will become exercisable within 60 days after such date.
(2)	Shares owned by Dr. Parker are Ordinary Shares subject to outstanding stock options which are exercisable at December 1, 2025 or will become exercisable within 60 days after such date.
(3)	Shares owned by Mr. Stamp are Ordinary Shares subject to outstanding stock options which are exercisable at December 1, 2025 or will become exercisable within 60 days after such date.
(4)	Shares owned by Dr. Turton include 14,400,000 Ordinary Shares subject to outstanding stock options which are exercisable at December 1, 2025 or will become exercisable within 60 days after such date.
(5)	Shares owned by Dr. de Vries are Ordinary Shares subject to outstanding stock options which are exercisable at December 1, 2025 or will become exercisable within 60 days after such date.
(6)	Shares owned by all directors and senior management as a group include 109,632,375 Ordinary Shares subject to outstanding stock options, which are exercisable at December 1, 2025 or will become exercisable within 60 days after such date.

As of December 1, 2025, approximately 0.0006% of our outstanding Ordinary Shares was held by registered shareholders with addresses in the United Kingdom, and we had 185 holders of record in the United Kingdom (in each case, excluding shares held by the custodian under our depositary agreement with JPMorgan Chase Bank, N.A.). As of December 1, 2025, JPMorgan Chase Bank, N.A., as depositary for the Depositary Shares, held 67,885,252,427 Ordinary Shares, representing approximately 99.6% of the issued share capital held at that date. As of December 1, 2025, we had two holders of record with an address in the United States. The number of holders of record or registered holders in the United States or United Kingdom is not representative of the number of beneficial holders or of the residence of beneficial holders.

Based on our share register, we believe that we are not directly or indirectly controlled by another corporation or government, or by any other natural or legal persons. There are no arrangements that may result in a change of control. Our major shareholders do not have different voting rights than other holders of our Ordinary Shares.

To our knowledge, other than due to the expiration of unexercised warrants held by our shareholders or as otherwise disclosed elsewhere in, or incorporated by reference into, this prospectus, there has been no significant change in the percentage ownership of our Ordinary Shares held by the principal shareholders listed above in the last three years.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering Units, each Unit consisting of one Depositary Share and one Series L Warrant to purchase one Depositary Share. We are also offering to each purchaser whose purchase of Depositary Shares in this offering would otherwise result in the purchaser, together with its affiliates, beneficially owning more than 4.99% (or, at the election of the purchaser, up to 9.99%) of our outstanding Ordinary Shares immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, Pre-Funded Units containing Pre-Funded Warrants in lieu of the Depositary Shares that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, up to 9.99%) of our outstanding Depositary Shares. For each Pre-Funded Unit we sell (without regard to any limitation on exercise set forth therein), the number of Units including a Depositary Share we are offering will be decreased on a one-for-one basis. Because one Series L Warrant is being sold together in this offering with each Depositary Share or, in the alternative, each Pre-Funded Warrant to purchase one Depositary Share, the number of Series L Warrants sold in this offering will not change as a result of a change in the mix of the Depositary Shares and Pre-Funded Warrants sold.

The Units have no standalone rights and will not be certificated or issued as standalone securities. The Depositary Shares or Pre-Funded Warrants and Series L Warrants comprising the Units are immediately separable and will be issued separately in this offering.

American Depositary Shares

Please see the sections titled “Description of American Depositary Shares” and “Description of Share Capital” in this prospectus for a description of the material terms of our American Depositary Shares and the underlying Ordinary Shares and our Articles of Association.

Pre-Funded Warrants and Series L Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants and Series L Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the form of Pre-Funded Warrant and the form of Series L Warrant, which will be filed as exhibits to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions set forth in the form of Series L Warrant and form of Pre-Funded Warrant.

Duration, Exercise Price and Form. The exercise price for the Pre-Funded Warrants is $0.0001 per Depositary Share. The Pre-Funded Warrants are exercisable at any time after their original issuance until they are exercised in full. Each Series L Warrant will have an initial exercise price equal to 225% of the public offering price per Unit. The Series L Warrants will be immediately exercisable upon issuance and will expire two and one-half (2.5) years after the original issuance date. The exercise price and the number of Depositary Shares issuable upon exercise are subject to adjustment in the event of share dividends, share splits, reorganizations, or similar events affecting our Ordinary Shares and the exercise price. In addition, at 4:01 p.m. Eastern time on the First Reset Date, the exercise price of the Series L Warrants will be reset to a price equal to the lower of (i) the exercise price then in effect and (ii) the greater of (a) 80% of lowest daily VWAP during the period beginning on the 3rd trading day after the date of issuance and ending on the First Reset Date, and (b) 50% of Latest NASDAQ Closing Price, while the number of Depositary Shares issuable upon exercise will be increased such that the aggregate exercise price of the Series L Warrants on the issuance date for the Depositary Shares underlying the Series L Warrants then outstanding shall remain unchanged. Subsequently, at 4:01 p.m. Eastern time on the Second Reset Date, the exercise price of the Series L Warrants will be reset to a price equal to the lower of (i) the exercise price then in effect and (ii) the greater of (a) 80% of lowest VWAP during the period beginning on the 8th trading day after the date of issuance and ending on the Second Reset Date, and (b) 30% of the Latest NASDAQ Closing Price, while the number of Depositary Shares issuable upon exercise will be increased such that the aggregate exercise price of the Series L Warrants on the issuance date for the Depositary Shares underlying the Series A Warrants then outstanding shall remain unchanged. Any reduction to the exercise price of the Series L Warrants and resulting increase in the Depositary Shares underlying the Series L Warrants will be subject to a floor price. The floor price will be equal to 30% of the Latest NASDAQ Closing Price. For the avoidance of doubt, the lower that the stock price of our Depositary Shares is on the First Reset Date and Second Reset Date, as applicable, the more shares that will be issuable pursuant to the Series L Warrants as a result of the each reset, subject to the floor price of 50% of the Latest NASDAQ Closing Price on the First Reset Date, and 30% of the Latest NASDAQ Closing Price on the Second Reset Date.

We may be required to pay certain amounts as liquidated damages as specified in the warrants in the event we do not deliver Depositary Shares upon exercise of the warrants within the time periods specified in the warrants. No fractional Depositary Shares will be issued in connection with the exercise of a warrant.

Cashless Exercise. If, at the time a holder exercises its Series L Warrant, there is no effective registration statement registering, or the prospectus contained therein is not available for an issuance of the shares underlying the Series L Warrant to the holder, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Depositary Shares determined according to a formula set forth in the Series L Warrant. On the termination date of the Series L Warrant, the Series L Warrant will be automatically exercised via cashless exercise.

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Zero Cash Exercise Price Option. A holder of Series L Warrants may also, during the period of 90 calendar days following the issue date of the Series L Warrants, provide notice and elect a zero exercise price option pursuant to which they would receive, without payment of any additional cash to the Company, an aggregate number of Depositary Shares equal to the product of (x) the aggregate number of Depositary Shares that would be issuable upon a cash exercise of the Series L Warrant and (y) two (2). As a result of this feature, we do not expect to receive any cash proceeds from the exercise of the Series L Warrants because it is highly unlikely that a Series L Warrant holder will elect to pay an exercise price in cash to receive one Depositary Share when they could elect the zero cash exercise price option to receive additional Depositary Share without paying an exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the Pre-Funded Warrants or Series L Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder prior to the issuance of any warrants, up to 9.99%) of the number of shares of our Depositary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.

Transferability. Subject to applicable laws, the Series L Warrants and Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We do not intend to list the Series L Warrants or the Pre-Funded Warrants offered in this offering on any securities exchange or other trading market. Without an active trading market, the liquidity of these securities will be limited.

Rights as a Shareholder. Except as otherwise provided in the Series L Warrants or the Pre-Funded Warrants or by virtue of such holder’s ownership of our Depositary Shares, the holder of a Series L Warrant or Pre-Funded Warrant does not have the rights or privileges of a holder of our Depositary Shares, including any voting rights, until the issuance of Depositary Shares upon exercise of the warrant. Holders of Pre-Funded Warrants and Series L Warrants have the right to participate in dividends and certain distributions as specified in the warrant.

Fractional Shares. No fractional Depository Shares will be issued upon the exercise of the Pre-Funded Warrants or the Series L Warrants. Rather, the number of Depository Shares to be issued upon the exercise of the Pre-Funded Warrants will be rounded up to the nearest whole number. The number of Depository Shares underlying the Series L Warrants to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Series L Warrants and the Pre-Funded Warrants and generally including, with certain exceptions, any reorganization, recapitalization or reclassification of our Depositary Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Depositary Shares or 50% of the voting power represented by our outstanding Depositary Shares, the holders of the Series L Warrants and the Pre-Funded Warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. In addition, in the event of a fundamental transaction, we or the successor entity, at the request of a holder of Series L Warrants, will be obligated to purchase any unexercised portion of such Series L Warrants in accordance with the terms of the Series L Warrants.

Governing Law. The Pre-Funded Warrants and the Series L Warrants are governed by New York law.

Form of Warrant. The Pre-Funded Warrants and the Series L Warrants will be issued in certificated form to investors.

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DESCRIPTION OF SHARE CAPITAL

The following describes our issued share capital, summarizes the material provisions of our Articles of Association and highlights certain differences in corporate law in the United Kingdom and the United States. This description of our share capital and summary of our Articles of Association is not complete, and is qualified by reference to our Articles of Association. You should read our Articles of Association, which are filed as an exhibit to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

General

We are a public limited company organized under the laws of England and Wales under registered number 09216368. Our registered office is 1 Caspian Point, Caspian Way, Cardiff, CF10 4DQ, United Kingdom. The principal legislation under which we operate and our shares are issued is the Companies Act.

Our issued share capital as of June 30, 2025 and December 1, 2025 was 68,178,708,922 Ordinary Shares, with each Ordinary Share having a nominal value of £0.000001 per share. Each issued Ordinary Share is fully paid. We currently have 1,000,001 A deferred shares, 4,063,321,418 B deferred shares, 126,547,389,518 C deferred shares, and 2,482,747,137,178 D deferred shares.

There is no limit to the number of Ordinary Shares that we are authorized to issue, as the concept of authorized capital is no longer applicable under the provisions of the Companies Act. There are no conversion rights, redemption provisions or sinking fund provisions relating to any Ordinary Shares.

We are not permitted under English law to hold our own Ordinary Shares unless they are repurchased by us and held in treasury. We do not currently hold any of our own Ordinary Shares.

History of Share Capital

Since January 1, 2022, our issued share capital has changed as provided below.

On March 22, 2022, we issued one Ordinary Share upon the exercise of one warrant issued in February 2019 to a certain institutional investor at an exercise price of £200 per share.

On May 3, 2022, we issued 1,250 Ordinary Shares to be purchased under the Share Incentive Plan at £0.02 per share to the trust of our Share Incentive Plan.

On August 3, 2022, we issued warrants to purchase 16,666 Ordinary Shares to a certain institutional investor at an exercise price of £2.70 per share.

On September 26, 2022, we effected a ratio change to the Depositary Shares, pursuant to which the ratio of Ordinary Shares to Depositary Shares was changed such that one Depositary Share represented 25 Ordinary Shares. Our Ordinary Shares were not affected by this change and no fractional Depositary Shares were issued.

On December 16, 2022, we sold to an institutional investor 492,400 Ordinary Shares represented by four Depositary Shares in a registered direct offering at $80,000.00 per Depositary Share, resulting in gross proceeds of approximately $0.4 million.

On February 15, 2023, we completed the closing of a private placement, or the February Private Placement, pursuant to which we sold to certain institutional investors (1) 3,250,000 Ordinary Shares represented by 32 Depositary Shares at $46,400.00 per Depositary Share, (2) 12,931,020 Ordinary Shares represented by 129 Depositary Shares, issuable upon the exercise of Series A warrants, or Series A Warrants, issued in the February Private Placement at an exercise price of $53,600.00 per warrant, (3) 19,396,400 Ordinary Shares represented by 193 Depositary Shares, issuable upon the exercise of Series B warrants, or Series B Warrants, issued in the February Private Placement at an exercise price of $55,360.00 per warrant, and (4) 62,184,525 Ordinary Shares represented by 621 Depositary Shares, issuable upon the exercise of pre-funded warrants issued in the February Private Placement at an exercise price of $8.00 per warrant, for aggregate gross proceeds of approximately $6.0 million. We also issued unregistered warrants to the placement agent in the offering, or the February Placement Agent Warrants, to purchase a total of 500,000 Ordinary Shares represented by five Depositary Shares to the placement agent at an exercise price of $58,000.00 per warrant, and Series A Warrants to purchase 625,000 Ordinary Shares represented by Depositary Shares at an exercise price of $53,600.00 per warrant to an investor pursuant to a waiver.

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On March 27, 2023, following shareholder approval at a general meeting, we effected a one-for-20 reverse stock split of our Ordinary Shares, and our Ordinary Shares began trading on AIM on a split-adjusted basis as of such date. No fractional shares were issued in connection with the reverse stock split.

Concurrently with the reverse stock split, and in an effort to bring the Depositary Shares price into compliance with NASDAQ’s minimum requirement for 500,000 listed Depositary Shares, on March 27, 2023, we effected a ratio change in the number of our Ordinary Shares represented by the Depositary Shares from 25 Ordinary Shares per Depositary Share to five Ordinary Shares per Depositary Share. No fractional Depositary Shares were issued.

Between March 27, 2023 and June 30, 2025, we have issued 95,137,075 Ordinary Shares upon the exercise of pre-funded warrants, Series A Warrants and Series B Warrants issued in the February Private Placement.

On May 26, 2023, we completed the closing of a registered direct offering with institutional investors of (1) 166,017,700 Ordinary Shares represented by 1,660 Depositary Shares, issuable upon the exercise of the Series C warrants, or Series C Warrants, at an exercise price of $4,000.00 per warrant, (2) 110,675,600 Ordinary Shares represented by 1,098 Depositary Shares issuable upon the exercise of the Series D warrants, or Series D Warrants, at an exercise price of $4,000.00 per warrant and, (3) 4,426,800 Ordinary Shares represented by 44 Depositary Shares issuable upon the exercise of warrants issued to the placement agent in the offering at an exercise price of $3,750.00 per warrant, or May 2023 Placement Agent Warrants.

On June 14, 2023, we held our June AGM, and our shareholders passed resolutions, among other procedural items, to approve the allotment of, and disapplication of pre-emption rights in respect of, up to 7.0 billion Ordinary Shares. On June 14, 2023, we also held the separate June GM, and our shareholders passed resolutions to, among other things, (i) re-designate our deferred shares into A Deferred Shares, and (ii) subdivide our Ordinary Shares of £0.02 nominal value each into one Ordinary Share of £0.001 nominal value and 19 B Deferred Shares of £0.001 nominal value each.

On June 20, 2023, we issued the Series C Warrants, Series D Warrants and May 2023 Placement Agent Warrants after receiving required shareholder approval of the allotment of, and disapplication of pre-emption rights with respect to the Ordinary Shares to be issued under the warrants at the June GM.

Between June 20, 2023, and June 30, 2025, we have issued 166,017,700 ordinary shares upon the exercise of Series C Warrants issued in the May 2023 registered direct offering.

On July 5, 2023, we effected a ratio change to the Depositary Shares, pursuant to which the ratio of ordinary shares to Depositary Shares was changed such that one Depositary Share represented 400 ordinary shares. Our ordinary shares were not affected by this change and no fractional Depositary Shares were issued.

On November 22, 2023, we entered into a series of agreements with (1) Adhera Therapeutics, Inc. and certain of its secured noteholders, or the Secured Noteholders, and (1) Melior. On December 21, 2023, in connection with the closing under the agreements, we issued (A) an aggregate of (i) 899 Depositary Shares to certain of the Secured Noteholders and (ii) 9,098 pre-funded warrants to purchase Depositary Shares to certain of the Secured Noteholders, or the December 2023 Private Placement Pre-Funded Warrants, and (B) 1,417 Depositary Shares to Melior. Between December 21, 2023 and April 1, 2025, we have issued 738,002,400 Ordinary Shares upon the exercise of December 2024 Private Placement Pre-Funded Warrants issued to the Secured Noteholders.

On December 21, 2023, we completed the closing of an underwritten public offering, pursuant to which we issued and sold (i) 4,355 Class A units, or Class A Units, at a public offering price of $500.00 per Class A Unit, with each Class A Unit consisting of (a) one Depositary Share, (b) one Series E Warrant, and (c) one Series F Warrant, and (ii) 7,644 Class B units, or Class B Units, at a public offering price of $269.999 per Class B Unit, with each Class B Unit consisting of (a) one pre-funded warrant, exercisable for one Depositary Share, (b) one Series E Warrant, and (c) one Series F Warrant. The aggregate gross proceeds to the Company were approximately $6.0 million. Additionally, we issued warrants to purchase 480 of our Depositary Shares in connection with the offering to the underwriter, or the December 2023 Underwriter Warrants.

On February 26, 2024, in connection with our Company’s obligations under a license agreement with Melior, we issued 1,417 Depositary Shares to Bukwang.

On April 29, 2024, in connection with the closing of the Emtora License Agreement, we issued 1,512 Depositary Shares to Emtora.

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On May 24, 2024, in connection with the transactions contemplated by certain warrant inducement letters, or Warrant Agreements, we issued an aggregate of 12,417 Depositary Shares to certain holders of our Series E Warrants and Series F Warrants, upon the exercise of 6,290 Series E Warrants and 6,127 Series F Warrants, at an exercise price of $375.00 per share. In addition, we issued to such holders an aggregate of 9,434 Series G warrants, or the Series G Warrants, and 14,780 Series H Warrants. The aggregate gross proceeds to the Company were approximately $6.05 million, before deducting agent fees and expenses. Additionally, we issued warrants to purchase 644 of our Depositary Shares in connection with the offering to the warrant agent and certain of their designees, or Warrant Agent Warrants.

Between December 21, 2023 and June 30, 2025, we have issued 2,952,928,400 Ordinary Shares upon the exercise of the pre-funded warrants, Series E Warrants and Series F Warrants issued in the December 2023 underwritten public offering and private placement, including warrants exercised pursuant to the terms of the Warrant Agreements (other than shares held in abeyance).

On July 22, 2024, we sold in a registered direct offering an aggregate of (i) 20,203 Depositary Shares and (ii) 1,114 pre-funded warrants, or July 2024 Pre-Funded Warrants, at a price per Depositary Share of $235.00, and a price per July 2024 Pre-Funded Warrant of $234.975, and in a concurrent private placement, we issued and sold (x) Series J Warrants, exercisable for 21,315 Depositary Shares, and (y) Series K Warrants, to purchase an aggregate of 21,315 Depositary Shares. The warrants are immediately exercisable at an exercise price of $250.00 per Depositary Share, subject to adjustments for certain dilutive equity issuances. The aggregate gross proceeds to the Company were approximately $5.0 million. Additionally, we issued warrants to purchase 851 of our Depositary Shares in connection with the offering to the placement agent and certain of its designees, or the July 2024 Placement Agent Warrants.

On October 4, 2024, we effected a ratio change to the Depositary Shares, pursuant to which the ratio of Ordinary Shares to Depositary Shares was changed such that one Depositary Share represented 10,000 Ordinary Shares. Our Ordinary Shares were not affected by this change and no fractional Depositary Shares were issued.

On November 22, 2024, we held the November GM and our shareholders passed resolutions to, among other things, subdivide our Ordinary Shares of £0.001 nominal value each into one Ordinary Share of £0.00005 nominal value and 19 C Deferred Shares of £0.00005 nominal value each.

On January 17, 2025, we entered into the ELOC with the Investor, pursuant to which we, subject to the restrictions and satisfaction of the conditions in the ELOC, have the right, but not the obligation, to sell to the Investor, and the Investor is obligated to purchase, up to $35.0 million of newly issued Depositary Shares over a 36-month period, unless the ELOC is terminated in accordance with its terms. As of December 1, 2025, we have sold 57,648,000,000 Ordinary Shares under the ELOC, for gross proceeds of approximately $8.9 million, and issued 1,840,460,000 Ordinary Shares to the Investor in satisfaction of a commitment fee.

On May 15, 2025, we entered into the 2025 Warrant Agreements with certain Holders of our outstanding Series E Warrants, Series H Warrants, Series J Warrants, and Series K Warrants issued in prior transactions, pursuant to which the Holders agreed to exercise certain of such warrants in exchange for a reduction in exercise price of each warrant to $3.10 per share. An aggregate of 20,041 warrants were exercised for aggregate gross proceeds of approximately $62,000, before estimate offering expenses.

Since their respective dates of issuance, we have issued 1,529,030,000 Ordinary Shares upon exercises of the Series H Warrants, Series J Warrants and Series K Warrants, including warrants exercised pursuant to the terms of the Warrant Agreements (other than shares held in abeyance).

On June 11, 2025, we held the June 2025 GM and our shareholders passed resolutions to, among other things, subdivide our Ordinary Shares of £0.00005 nominal value each into one Ordinary Share of £0.000001 nominal value and 49 D Deferred Shares of £0.000001 nominal value each.

On July 31, 2025, we effected a ratio change in the number of Ordinary Shares represented by our Depositary Shares from 10,000 Ordinary Shares per Depositary Share to 100,000 Ordinary Shares per Depositary Share. No fractional Depositary Shares were issued.

Options

We have established the Biodexa Pharmaceuticals PLC Enterprise Management Incentive and Unapproved Option Scheme to allow us to grant options to purchase Ordinary Shares (in the form of Depositary Shares) to employees and directors of the Company or any of its subsidiaries for the purpose of attracting, rewarding and retaining such persons. The Plan was originally adopted in December 2014 and amended on April 11, 2024 to govern the grant of tax-advantaged enterprise management incentive stock options and unapproved stock options by the Company. As of June 30, 2025, there were options to purchase 313,070,788 Ordinary Shares. The options lapse after ten years from the date of the grant. As of June 30, 2025, the weighted average remaining life of the options was 8.7 years.

In connection with our acquisition of DARA Biosciences, Inc., or DARA, in December 2015, we assumed all of DARA’s outstanding options, or DARA Options. As of June 30, 2025, there were outstanding DARA Options to purchase six Ordinary Shares with a weighted average remaining life of 0.3 years.

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Warrants

February Placement Agent Warrants

The following is a brief summary of the February Placement Agent Warrants, and is subject in all respects to the provisions contained in the warrant, which is filed as an exhibit to our Report on Form 6-K dated February 9, 2023.

Exercisability. The February Placement Agent Warrants are exercisable and expire three years from the initial exercise date. The holder shall deliver the aggregate exercise price for the Depositary Shares specified in the exercise notice within two trading days following the date of exercise (subject to the ‘cashless exercise’ arrangements described below).

Cashless Exercise. The February Placement Agent Warrants may only be exercised on a cashless basis if, following a date that is six months from the original issuance date, at the time of exercise, there is no effective registration statement registering with a current prospectus available for resale of the Depositary Shares underlying the February Placement Agent Warrants.

Exercise Price. The exercise price of a portion of the February Placement Agent Warrants is $58,000.00 per Depositary Share, respectively, each subject to the ‘cashless exercise’ arrangements described above and to adjustment as described herein.

Beneficial Ownership Limitation. A holder shall have no right to exercise any portion of a February Placement Agent Warrant, to the extent that, after giving effect to such exercise, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of the Ordinary Shares underlying the Depositary Shares upon such exercise. The holder of such warrant, upon notice to us, may increase or decrease the beneficial ownership limitation to a percentage not to exceed 9.99%, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice to us. Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder.

Stock dividends and stock splits. If we pay a stock dividend or otherwise make a distribution payable in Depositary Shares or Ordinary Shares, or any other equity or equivalent securities, subdivide or combine outstanding Depositary Shares or Ordinary Shares, or reclassify Depositary Shares, Ordinary Shares or any shares of our capital stock, the exercise price of each February Placement Agent Warrant will be adjusted by multiplying the then exercise price by a fraction, the numerator of which shall be the number of Depositary Shares (excluding treasury shares, if any) outstanding immediately before such event, and the denominator of which shall be the number of Depositary Shares outstanding immediately after such event.

Rights Offerings; pro rata distributions. If we issue Ordinary Share equivalents or rights to purchase shares, warrants, securities or other property pro rata to holders of Depositary Shares, a holder of a February Placement Agent Warrant will be entitled to acquire, subject to the beneficial ownership limitation described above, such securities or property that such holder could have acquired if such holder had held the number of Depositary Shares issuable upon complete exercise of the February Placement Agent Warrant immediately prior to the date a record is taken for such issuance. If we declare or make any dividend or other distribution of assets or rights to acquire assets to holders of Depositary Shares or Ordinary Shares, a holder of a February Placement Agent Warrant will be entitled to participate, subject to the beneficial ownership limitation, in such distribution to the same extent that the holder would have participated therein if the holder had held the number of Depositary Shares issuable upon full exercise of the February Placement Agent Warrant.

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Fundamental Transaction. If we effect a fundamental transaction, including, among other things, a merger, sale of substantially all of our assets, tender offer, exchange offer and other business combination transactions, then upon any subsequent exercise of a February Placement Agent Warrant, the holder thereof shall have the right to receive, for each Ordinary Share represented by the Depositary Shares that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor’s or acquiring corporation’s securities, if it is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of Ordinary Shares represented by the Depositary Shares for which the February Placement Agent Warrant is exercisable immediately prior to such fundamental transaction. In addition, in the event of a fundamental transaction that is (i) an all cash or substantially all cash transaction, (ii) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (iii) with certain limited exceptions, a fundamental transaction involving a person or entity not traded on a national securities exchange or other established trading market, including, but not limited to, the London Stock Exchange, AIM, The New York Stock Exchange, Inc., The NYSE MKT, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market, the OTC QX, the OTC QB or the Over-the-Counter Bulletin Board, then the Company or any successor entity will pay at the holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction, an amount of cash equal to the value of the February Placement Agent Warrant as determined in accordance with the Black Scholes option pricing model.

Transferability. Each placement agent warrant and all rights thereunder are transferable, in whole or in part, upon surrender of the placement agent warrant, together with a written assignment of the warrant subject to applicable securities laws; provided, however, that the placement agent warrants are subject to certain FINRA transfer restrictions. We do not intend to apply for listing of the placement agent warrants on any securities exchange or other trading system.

No Rights as Shareholder Until Exercise. Except as set forth in the placement agent warrants, the holders of the placement agent warrants do not have any voting rights, dividends or other rights as a holder of our capital stock until they exercise the placement agent warrants.

Series D Warrants and May 2023 Placement Agent Warrants

The following is a brief summary of the Series D Warrants, and placement agent warrants, or the May 2023 Placement Agent Warrants, issued in connection with our May 2023 registered direct offering, and is subject in all respects to the provisions contained in the applicable warrants, which are filed as exhibits to our Report on Form 6-K dated May 24, 2023. Unless otherwise stated, references to warrants in this subsection include the Series D Warrants and the May 2023 Placement Agent Warrants.

Exercisability. The warrants became exercisable on June 14, 2023. The Series D Warrants and May 2023 Placement Agent Warrants expire five years and three years, respectively from the initial exercise date. The holder shall deliver the aggregate exercise price for the Depositary Shares specified in the exercise notice within two trading days following the date of exercise (subject to the `cashless exercise’ arrangements described below).

Cashless Exercise. The Series D Warrants and May 2023 Placement Agent Warrants may be exercised on a cashless basis, if and only if, we have not filed a registration statement registering the Depositary Shares underlying such warrants within six months of the initial exercise date.

Exercise Price. The exercise price of each Series D Warrant is $4,000.00 per Depositary Share and the exercise price of each May 2023 Placement Agent Warrant is $3,750.00 per Depositary Share.

Beneficial Ownership Limitation. A holder shall have no right to exercise any portion of a warrant, to the extent that, after giving effect to such exercise, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 9.99% (or in the case of the May 2023 Placement Agent Warrants, 4.99%), of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of the Ordinary Shares underlying the Depositary Shares upon such exercise. The holder of the warrant, upon notice to us, may increase or decrease the beneficial ownership limitation to a percentage not to exceed 9.99%, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice to us. Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder.

Stock dividends and stock splits. If we pay a stock dividend or otherwise make a distribution payable in Depositary Shares or Ordinary Shares, or any other equity or equivalent securities, subdivide or combine outstanding Depositary Shares or Ordinary Shares, or reclassify Depositary Shares, Ordinary Shares or any shares of our capital stock, the exercise price of each warrant will be adjusted by multiplying the then exercise price by a fraction, the numerator of which shall be the number of Depositary Shares (excluding treasury shares, if any) outstanding immediately before such event, and the denominator of which shall be the number of Depositary Shares outstanding immediately after such event.

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Rights Offerings; pro rata distributions. If we issue Ordinary Share equivalents or rights to purchase shares, warrants, securities or other property pro rata to holders of Depositary Shares, a holder of a warrant will be entitled to acquire, subject to the beneficial ownership limitation described above, such securities or property that such holder could have acquired if such holder had held the number of Depositary Shares issuable upon complete exercise of the warrant immediately prior to the date a record is taken for such issuance. If we declare or make any dividend or other distribution of assets or rights to acquire assets to holders of Depositary Shares or Ordinary Shares, a holder of a warrant will be entitled to participate, subject to the beneficial ownership limitation, in such distribution to the same extent that the holder would have participated therein if the holder had held the number of Depositary Shares issuable upon full exercise of the warrant.

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Fundamental Transaction. If we effect a fundamental transaction, including, among other things, a merger, sale of substantially all of our assets, tender offer, exchange offer and other business combination transactions, then upon any subsequent exercise of a warrant, the holder thereof shall have the right to receive, for each Ordinary Share represented by the Depositary Shares that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor’s or acquiring corporation’s securities, if it is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of Ordinary Shares represented by the Depositary Shares for which the warrant is exercisable immediately prior to such fundamental transaction. In addition, with respect to the Series C Warrants, Series D Warrants and the May 2023 Placement Agent Warrants, in the event of a fundamental transaction that is (i) an all cash or substantially all cash transaction, (ii) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (iii) with certain limited exceptions, a fundamental transaction involving a person or entity not traded on a national securities exchange or other established trading market, including, but not limited to, the London Stock Exchange, AIM, The New York Stock Exchange, Inc., The NYSE MKT, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market, the OTC QX, the OTC QB or the Over-the-Counter Bulletin Board, then the Company or any successor entity will pay at the holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction, an amount of cash equal to the value of the warrant as determined in accordance with the Black Scholes option pricing model.

Transferability. Each warrant and all rights thereunder are transferable, in whole or in part, upon surrender of the warrant, together with a written assignment of the warrant subject to applicable securities laws; provided, however, that the May 2023 Placement Agent Warrants are subject to certain FINRA transfer restrictions. We do not intend to apply for listing of the warrants on any securities exchange or other trading system.

No Rights as Shareholder Until Exercise. Except as set forth in the warrants, the holders of the warrants do not have any voting rights, dividends or other rights as a holder of our capital stock until they exercise the warrants.

Series E Warrants, December 2023 Private Placement Pre-Funded Warrants and December 2023 Underwriter Warrants

The following is a brief summary of the Series E Warrants, December 2023 Private Placement Pre-Funded Warrants, the December 2023 Underwriter Warrants, issued in connection with the with December 2023 private placements and December 2023 public offering, and is subject in all respects to the provisions contained in the applicable warrants, which are filed as exhibits to our Report on Form 6-K dated December 21, 2023. Unless otherwise stated, references to warrants in this subsection include the Series E Warrants, the December 2023 Private Placement Pre-Funded Warrants, and the December 2023 Underwriter Warrants.

Exercisability. The warrants became exercisable on December 21, 2023. The Series E Warrants and December 2023 Underwriter Warrants expire five years and three years, respectively from the initial exercise date. The December 2023 Private Placement Pre-Funded Warrants are exercisable at any time and do not expire. The holder shall deliver the aggregate exercise price for the Depositary Shares specified in the exercise notice within two trading days following the date of exercise (subject to the ‘cashless exercise’ arrangements described below).

Cashless Exercise. If, at the time a holder exercises its Series E Warrants, a registration statement registering the issuance of the securities underlying the Series E Warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Depositary Shares determined according to a formula set forth in the Series E Warrants.

At the time a holder exercises its December 2023 Private Placement Pre-Funded Warrants, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Depositary Shares determined according to a formula set forth in the December 2023 Private Placement Pre-Funded Warrants.

Exercise Price. The exercise price of each Series E Warrant, December 2023 Underwriter Warrant and December 2023 Private Placement Pre-Funded Warrant is $550.00, $625.00 and $0.025 per Depositary Share.

Beneficial Ownership Limitation. A holder shall have no right to exercise any portion of a warrant, to the extent that, after giving effect to such exercise, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 9.99% (or in the case of the December 2023 Underwriter Warrants, 4.99%), of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of the Ordinary Shares underlying the Depositary Shares upon such exercise. The holder of the warrant, upon notice to us, may increase or decrease the beneficial ownership limitation to a percentage not to exceed 9.99%, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice to us. Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder.

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Stock dividends and stock splits. If we pay a stock dividend or otherwise make a distribution payable in Depositary Shares or Ordinary Shares, or any other equity or equivalent securities, subdivide or combine outstanding Depositary Shares or Ordinary Shares, or reclassify Depositary Shares, Ordinary Shares or any shares of our capital stock, the exercise price of each warrant will be adjusted by multiplying the then exercise price by a fraction, the numerator of which shall be the number of Depositary Shares (excluding treasury shares, if any) outstanding immediately before such event, and the denominator of which shall be the number of Depositary Shares outstanding immediately after such event.

Rights Offerings; pro rata distributions. If we issue Ordinary Share equivalents or rights to purchase shares, warrants, securities or other property pro rata to holders of Depositary Shares, a holder of a warrant will be entitled to acquire, subject to the beneficial ownership limitation described above, such securities or property that such holder could have acquired if such holder had held the number of Depositary Shares issuable upon complete exercise of the warrant immediately prior to the date a record is taken for such issuance. If we declare or make any dividend or other distribution of assets or rights to acquire assets to holders of Depositary Shares or Ordinary Shares, a holder of a warrant will be entitled to participate, subject to the beneficial ownership limitation, in such distribution to the same extent that the holder would have participated therein if the holder had held the number of Depositary Shares issuable upon full exercise of the warrant.

Fundamental Transaction. If we effect a fundamental transaction, including, among other things, a merger, sale of substantially all of our assets, tender offer, exchange offer and other business combination transactions, then upon any subsequent exercise of a warrant, the holder thereof shall have the right to receive, for each Ordinary Share represented by the Depositary Shares that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor’s or acquiring corporation’s securities, if it is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of Ordinary Shares represented by the Depositary Shares for which the warrant is exercisable immediately prior to such fundamental transaction. In addition, with respect to the Series E Warrants and the December 2023 Underwriter Warrants, in the event of a fundamental transaction that is (i) an all cash or substantially all cash transaction, (ii) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (iii) with certain limited exceptions, a fundamental transaction involving a person or entity not traded on a national securities exchange or other established trading market, including, but not limited to, the London Stock Exchange, AIM, The New York Stock Exchange, Inc., The NYSE MKT, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market, the OTC QX, the OTC QB or the Over-the-Counter Bulletin Board, then the Company or any successor entity will pay at the holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction, an amount of cash equal to the value of the warrant as determined in accordance with the Black Scholes option pricing model.

Transferability. Each warrant and all rights thereunder are transferable, in whole or in part, upon surrender of the warrant, together with a written assignment of the warrant subject to applicable securities laws; provided, however, that the Underwriter Warrants are subject to certain FINRA transfer restrictions. We do not intend to apply for listing of the warrants on any securities exchange or other trading system.

No Rights as Shareholder Until Exercise. Except as set forth in the warrants, the holders of the warrants do not have any voting rights, dividends or other rights as a holder of our capital stock until they exercise the warrants.

Series G Warrants and Warrant Agent Warrants

The following is a brief summary of the Series G Warrants and Warrant Agent Warrants, issued in connection with the closing of a warrant inducement transaction in May 2024, and is subject in all respects to the provisions contained in the applicable warrants, which are filed as exhibits to our Report on Form 6-K dated May 22, 2024. Unless otherwise stated, references to warrants in this subsection include the Series G Warrants and Warrant Agent Warrants. The Series H Warrants issued in the transaction have expired.

Exercisability. The warrants became exercisable on May 24, 2024. The Series G Warrants and Warrant Agent Warrants expire five years and three years, respectively, from the initial exercise date. The holder shall deliver the aggregate exercise price for the Depositary Shares specified in the exercise notice within two trading days following the date of exercise (subject to the ‘cashless exercise’ arrangements described below).

Cashless Exercise. If, at the time a holder exercises its warrants, a registration statement registering the issuance of the securities underlying the warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Depositary Shares determined according to a formula set forth in the warrants.

Exercise Price. The exercise price of each Series G Warrant and Warrant Agent Warrants is $625.00 per Depositary Share.

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Beneficial Ownership Limitation. A holder shall have no right to exercise any portion of a warrant, to the extent that, after giving effect to such exercise, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 9.99% or 4.99%, at the holders determination, of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of the Ordinary Shares underlying the Depositary Shares upon such exercise. The holder of the warrant, upon notice to us, may increase or decrease the beneficial ownership limitation to a percentage not to exceed 9.99%, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice to us. Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder.

Stock dividends and stock splits. If we pay a stock dividend or otherwise make a distribution payable in Depositary Shares or Ordinary Shares, or any other equity or equivalent securities, subdivide or combine outstanding Depositary Shares or Ordinary Shares, or reclassify Depositary Shares, Ordinary Shares or any shares of our capital stock, the exercise price of each warrant will be adjusted by multiplying the then exercise price by a fraction, the numerator of which shall be the number of Depositary Shares (excluding treasury shares, if any) outstanding immediately before such event, and the denominator of which shall be the number of Depositary Shares outstanding immediately after such event.

Rights Offerings; pro rata distributions. If we issue Ordinary Share equivalents or rights to purchase shares, warrants, securities or other property pro rata to holders of Depositary Shares, a holder of a warrant will be entitled to acquire, subject to the beneficial ownership limitation described above, such securities or property that such holder could have acquired if such holder had held the number of Depositary Shares issuable upon complete exercise of the warrant immediately prior to the date a record is taken for such issuance. If we declare or make any dividend or other distribution of assets or rights to acquire assets to holders of Depositary Shares or Ordinary Shares, a holder of a warrant will be entitled to participate, subject to the beneficial ownership limitation, in such distribution to the same extent that the holder would have participated therein if the holder had held the number of Depositary Shares issuable upon full exercise of the warrant.

Fundamental Transaction. If we effect a fundamental transaction, including, among other things, a merger, sale of substantially all of our assets, tender offer, exchange offer and other business combination transactions, then upon any subsequent exercise of a warrant, the holder thereof shall have the right to receive, for each Ordinary Share represented by the Depositary Shares that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor’s or acquiring corporation’s securities, if it is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of Ordinary Shares represented by the Depositary Shares for which the warrant is exercisable immediately prior to such fundamental transaction. In addition, in the event of a fundamental transaction that is (i) an all cash or substantially all cash transaction, (ii) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (iii) with certain limited exceptions, a fundamental transaction involving a person or entity not traded on a national securities exchange or other established trading market, including, but not limited to, the London Stock Exchange, AIM, The New York Stock Exchange, Inc., The NYSE MKT, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market, the OTC QX, the OTC QB or the Over-the-Counter Bulletin Board, then the Company or any successor entity will pay at the holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction, an amount of cash equal to the value of the warrant as determined in accordance with the Black Scholes option pricing model.

Transferability. Each warrant and all rights thereunder are transferable, in whole or in part, upon surrender of the warrant, together with a written assignment of the warrant subject to applicable securities laws; provided, however, that the Warrant Agent Warrants are subject to certain FINRA transfer restrictions. We do not intend to apply for listing of the warrants on any securities exchange or other trading system.

No Rights as Shareholder Until Exercise. Except as set forth in the warrants, the holders of the warrants do not have any voting rights, dividends or other rights as a holder of our capital stock until they exercise the warrants.

Series J Warrants and July 2024 Placement Agent Warrants

The following is a brief summary of the Series J Warrants and July 2024 Placement Agent Warrants issued in connection with a July 2024 private placement, and is subject in all respects to the provisions contained in the applicable warrants, which are filed as exhibits to our Report on Form 6-K dated July 19, 2024. Unless otherwise stated, references to “warrants” in this subsection include the Series J Warrants and July 2024 Placement Agent Warrants.

Exercisability. The warrants became exercisable on July 22, 2024. The Series J Warrants and July 2024 Placement Agent Warrants expire five years and three years, respectively from the initial exercise date. The holder shall deliver the aggregate exercise price for the Depositary Shares specified in the exercise notice within two trading days following the date of exercise (subject to the ‘cashless exercise’ arrangements described below).

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Cashless Exercise. If, following the date that is six months from the initial issuance date of the warrant, a registration statement registering the issuance of the securities underlying the warrants under the Securities Act is not then effective, or the prospectus contained therein is not available for the resale of the securities issuable upon exercise of the applicable warrants, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Depositary Shares determined according to a formula set forth in the warrants.

Exercise Price. The exercise price of each Series J Warrant and July 2024 Placement Agent Warrant is $250.00 per Depositary Share and $312.50 per Depositary Share, respectively.

Beneficial Ownership Limitation. A holder shall have no right to exercise any portion of a warrant, to the extent that, after giving effect to such exercise, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 9.99% or 4.99%, at the holders determination, of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of the Ordinary Shares underlying the Depositary Shares upon such exercise. The holder of the warrant, upon notice to us, may increase or decrease the beneficial ownership limitation to a percentage not to exceed 9.99%, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice to us. Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder.

Stock dividends and stock splits. If we pay a stock dividend or otherwise make a distribution payable in Depositary Shares or Ordinary Shares, or any other equity or equivalent securities, subdivide or combine outstanding Depositary Shares or Ordinary Shares, or reclassify Depositary Shares, Ordinary Shares or any shares of our capital stock, the exercise price of each warrant will be adjusted by multiplying the then exercise price by a fraction, the numerator of which shall be the number of Depositary Shares (excluding treasury shares, if any) outstanding immediately before such event, and the denominator of which shall be the number of Depositary Shares outstanding immediately after such event.

Rights Offerings; pro rata distributions. If we issue Ordinary Share equivalents or rights to purchase shares, warrants, securities or other property pro rata to holders of Depositary Shares, a holder of a warrant will be entitled to acquire, subject to the beneficial ownership limitation described above, such securities or property that such holder could have acquired if such holder had held the number of Depositary Shares issuable upon complete exercise of the warrant immediately prior to the date a record is taken for such issuance. If we declare or make any dividend or other distribution of assets or rights to acquire assets to holders of Depositary Shares or Ordinary Shares, a holder of a warrant will be entitled to participate, subject to the beneficial ownership limitation, in such distribution to the same extent that the holder would have participated therein if the holder had held the number of Depositary Shares issuable upon full exercise of the warrant.

Fundamental Transaction. If we effect a fundamental transaction, including, among other things, a merger, sale of substantially all of our assets, tender offer, exchange offer and other business combination transactions, then upon any subsequent exercise of a warrant, the holder thereof shall have the right to receive, for each Ordinary Share represented by the Depositary Shares that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor’s or acquiring corporation’s securities, if it is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of Ordinary Shares represented by the Depositary Shares for which the warrant is exercisable immediately prior to such fundamental transaction. In addition, in the event of a fundamental transaction that is (i) an all cash or substantially all cash transaction, (ii) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (iii) with certain limited exceptions, a fundamental transaction involving a person or entity not traded on a national securities exchange or other established trading market, including, but not limited to, the London Stock Exchange, AIM, The New York Stock Exchange, Inc., The NYSE MKT, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market, the OTC QX, the OTC QB or the Over-the-Counter Bulletin Board, then the Company or any successor entity will pay at the holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction, an amount of cash equal to the value of the warrant as determined in accordance with the Black Scholes option pricing model.

Transferability. Each warrant and all rights thereunder are transferable, in whole or in part, upon surrender of the warrant, together with a written assignment of the warrant subject to applicable securities laws; provided, however, that the Warrant Agent Warrants are subject to certain FINRA transfer restrictions. We do not intend to apply for listing of the warrants on any securities exchange or other trading system.

No Rights as Shareholder Until Exercise. Except as set forth in the warrants, the holders of the warrants do not have any voting rights, dividends or other rights as a holder of our capital stock until they exercise the warrants.

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Articles of Association

Shares and Rights Attaching to Them

Objects

There are no restrictions on the objects of our Company.

Share Rights

Subject to the Companies Act and any special rights attaching to shares already in issue, our shares may be issued with or have attached to them any preferred, deferred or other special rights or privileges or be subject to such restrictions as we may resolve by ordinary resolution of the shareholders or decision of our board.

Voting Rights

Without prejudice to any rights or restrictions as to voting rights attached to any shares forming part of our share capital from time to time, the voting rights attaching to shares are as follows:

•	on a show of hands every shareholder who is present in person and each duly authorized representative present in person of a shareholder that is a corporation shall have one vote;

•	on a show of hands, each proxy present in person has one vote for and one vote against a resolution if the proxy has been duly appointed by more than one shareholder and the proxy has been instructed by one or more of those shareholders to vote for the resolution and by one or more other of those shareholders to vote against it;

•	on a show of hands, each proxy present in person has one vote for and one vote against a resolution if the proxy has been duly appointed by more than one shareholder entitled to vote on the resolution and either: (1) the proxy has been instructed by one or more of those shareholders to vote for the resolution and has been given any discretion by one or more other of those shareholders to vote and the proxy exercises that discretion to vote against it; or (2) the proxy has been instructed by one or more of those shareholders to vote against the resolution and has been given any discretion by one or more other of those shareholders to vote and the proxy exercises that discretion to vote for it; and

•	on a poll every shareholder who is present in person or by proxy shall have one vote for each share of which he is the holder.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is demanded. Subject to the provisions of the Companies Act, as described in “Differences in Corporate Law - Voting Rights” in this exhibit, a poll may be demanded by:

•	the chairman of the meeting;

•	at least five shareholders present in person or by proxy and entitled to vote;

•	any shareholder(s) present in person or by proxy and representing in the aggregate not less than 10% of the total voting rights of all shareholders having the right to vote on the resolution; or

•	any shareholder(s) present in person or by proxy and holding shares conferring a right to vote on the resolution on which there have been paid up sums in the aggregate equal to not less than 10% of the total sums paid up on all shares conferring that right.

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Restrictions on Voting

No shareholder shall be entitled to vote at any general meeting or at any separate class meeting in respect of any share held by him unless all calls or other sums payable by him in respect of that share have been paid.

The Board of Directors may from time to time make calls upon the shareholders in respect of any money unpaid on their shares and each shareholder shall (subject to at least 14 clear days’ notice specifying the time or times and place of payment) pay at the time or times so specified the amount called on his shares. If a call remains unpaid after it has become due and payable, and the 14 days’ notice provided by the Board of Directors has not been complied with, any share in respect of which such notice was given may be forfeited by a resolution of the Board of Directors.

A shareholder’s right to attend general or class meetings of the Company or to vote in respect of his shares may be suspended by the Board of Directors in accordance with our Articles of Association if he fails to comply with a proper request for the disclosure of interests regarding the shares. See “Other United Kingdom Law Considerations—Disclosure of Interest in Shares” in this exhibit.

Dividends

We may, by ordinary resolution, declare a dividend to be paid to the share owners according to their respective rights and interests in profits, and may fix the time for payment of such dividend. No dividend may be declared in excess of the amount recommended by the Board of Directors. The Board of Directors may from time to time declare and pay to our shareholders such interim dividends as appear to the directors to be justified by our profits available for distribution. There are no fixed dates on which entitlement to dividends arises on our Ordinary Shares.

The shareholders may pass, on the recommendation of the directors, an ordinary resolution to direct that all or any part of a dividend to be paid by distributing specific assets, in particular paid up shares or debentures of any other body corporate. Our articles of association also permit, with the prior authority of an ordinary resolution of shareholders, a scrip dividend scheme under which shareholders may be given the opportunity to elect to receive fully paid Ordinary Shares instead of cash, or a combination of shares and cash, with respect to future dividends.

By the way of the exercise of a lien, if a shareholder owes us any money relating in any way to shares, the Board of Directors may deduct any of this money from any dividend on any shares held by the shareholder, or from other money payable by us in respect of the shares. Money deducted in this way may be used to pay the amount owed to us.

Unclaimed dividends and other money payable in respect of a share can be invested or otherwise used by directors for the benefit of the Company until they are claimed. A dividend or other money remaining unclaimed 12 years after it first became due for payment will be forfeited and shall revert to the Company.

A shareholder’s right to receive dividends on his shares may, if they represent more than 0.25% of the issued shares of that class, be suspended by the directors if he fails to comply with a proper request for the disclosure of interests regarding the shares.

Change of Control

There is no specific provision in our Articles of Association that would have the effect of delaying, deferring or preventing a change of control. We are, however, subject to the provisions of the City Code on Takeovers and Mergers, or City Code, which contains detailed provisions regulating the timing and manner of any takeover offer for those of the Company’s shares which confer voting rights.

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Variation of Rights

Whenever our share capital is divided into different classes of shares, all or any of the rights attached to any class may be varied or abrogated in such manner (if any) as may be provided by those rights or (in the absence of any such provision) either with the consent in writing of the holders of at least 75% of the issued shares of that class or with the authority of a special resolution passed at a separate general meeting of the holders of the shares of that class.

Alteration of Share Capital and Repurchases

Subject to the provisions of the Companies Act, and without prejudice to any relevant special rights attached to any class of shares, we may by ordinary resolution, from time to time:

•	increase our share capital by allotting and issuing new shares in accordance with our articles of association and any relevant shareholder resolution;

•	consolidate all or any of our share capital into shares of a larger nominal amount (i.e., par value) than the existing shares;

•	subdivide any of our shares into shares of a smaller nominal amount (i.e., par value) than our existing shares; or

•	redenominate our share capital or any class of share capital.

Preemptive Rights and New Issuance of Shares

Under the Companies Act, the issuance of equity securities (except shares held under an employees’ share scheme) that are to be paid for wholly in cash must be offered first to the existing holders of equity securities in proportion to the respective nominal amounts (i.e., par values) of their holdings on the same or more favorable terms, unless a special resolution to the contrary has been passed or the articles of association otherwise provide an exclusion from this requirement (which exclusion can be for a maximum of five years after which our shareholders’ approval would be required to renew the exclusion). In this context, “equity securities” means ordinary shares (and would exclude shares that, with respect to dividends or capital, carry a right to participate only up to a specified amount in a distribution), and any and all rights to subscribe for or convert securities into such ordinary shares. This differs from U.S. law, under which shareholders generally do not have pre-emptive rights unless specifically granted in the certificate of incorporation or otherwise.

The Board seeks general authority to allot shares on a non-pre-emptive basis at each annual general meeting. Preemptive rights under the Companies Act will not apply in respect of allotment of shares for cash made pursuant to such authority.

Transfer of Shares

Any certificated shareholder may transfer all or any of his shares by an instrument of transfer in the usual common form or in any other manner which is permitted by the Companies Act and approved by the Board of Directors. Any written instrument of transfer shall be signed by or on behalf of the transferor and (in the case of a partly paid share) the transferee.

All transfers of uncertificated shares shall be made in accordance with and subject to the provisions of the Uncertificated Securities Regulations 2001 and the facilities and requirements of its relevant system. The Uncertificated Securities Regulations 2001 permit shares to be issued and held in uncertificated form and transferred by means of a computer-based system.

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The Board of Directors may decline to register any transfer of any share unless it is:

•	a fully paid share;

•	a share on which the Company has no lien;

•	in respect of only one class of shares;

•	in favor of a single transferee or not more than four transferees;

•	duly stamped or duly certificated or otherwise shown the satisfaction of the Board of Directors to be exempt from any required stamp duty; or

•	delivered for registration at the Company’s registered office or such other place as the Board of Directors may decide, accompanied by the certificate for the shares to which it relates (other than uncertificated shares) and any other evidence the Board of Directors may reasonably require to provide the title to such share of the transferor.

If the Board of Directors declines to register a transfer it shall, as soon as practicable and in any event within two months after the date on which the transfer is lodged, send to the transferee notice of the refusal.

CREST

CREST is a computerized paperless share transfer and settlement system which allows securities to be transferred by electronic means, without the need for a written instrument of transfer. The Articles of Association are consistent with CREST membership and, among other things, allow for the holding and transfer of shares in uncertificated form.

Shareholder Meetings

Annual General Meetings

In accordance with the Companies Act, we are required in each year to hold an annual general meeting in addition to any other general meetings in that year and to specify the meeting as such in the notice convening it. The annual general meeting shall be convened whenever and wherever the board sees fit, subject to the requirements of the Companies Act.

Notice of General Meetings

Subject to certain conditions, holders of Depositary Shares are entitled to receive notices under the terms of the deposit agreement relating to the Depositary Shares.

Quorum of General Meetings

No business shall be transacted at any general meeting unless a quorum is present, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman which shall not be treated as part of the business of the meeting. At least two shareholders present in person or by proxy and entitled to vote shall be a quorum for all purposes.

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Class Meetings

The provisions in the Articles of Association relating to general meetings apply to every separate general meeting of the holders of a class of shares except that:

•	no member, other than a member of the Board of Directors, shall be entitled to notice of it or attend such meeting unless he is a holder of shares of that class;

•	the quorum for such class meeting shall be two holders in person or by proxy representing not less than one-third in nominal value of the issued shares of the class;

•	at the class meeting, a holder of shares of the class present in person or by proxy may demand a poll and shall on a poll be entitled to one vote for every shares of the class held by him; and

•	if at any adjourned meeting of such holders a quorum is not present at the meeting, one holder of shares of the class present in person or by proxy at an adjourned meeting constitutes a quorum.

Directors

Number of Directors

We may not have less than two directors on our Board of Directors. We have no maximum number of directors, though we may fix a maximum number by ordinary resolution of the shareholders. We may, by ordinary resolution of the shareholders, vary the minimum and any maximum number of directors from time to time.

Appointment of Directors

Subject to the provisions of the Articles of Association, we may, by ordinary resolution of the shareholders, elect any person to be a director, either to fill a casual vacancy or as an addition to the existing board.

Without prejudice to the power to appoint any person to be a director by shareholder resolution, the Board of Directors has the power to appoint any person to be a director, either to fill a casual vacancy or as an addition to the existing Board of Directors. Any director appointed by the Board of Directors will hold office only until the earlier to occur of the close of the next following annual general meeting and someone being appointed in his stead at that meeting. Such a director is eligible for re-election at that meeting but shall not be taken into account in determining the directors or the number of directors who are to retire by rotation at such meeting.

Rotation of Directors

At every annual general meeting, one-third of the directors or, if their number is not a multiple of three, then the number nearest to and not exceeding one-third, shall retire from office and each director must retire from office at least once every three years. If there are fewer than three directors, one director shall make himself or herself available for re-election.

The directors to retire on each occasion shall be those subject to retirement by rotation who have been longest in office since their last election, but as between persons who became or were re-elected directors on the same day those to retire shall (unless they otherwise agree amongst themselves) be determined by lot.

A director who retires at the annual general meeting shall be eligible for re-election.

The shareholders may, at the meeting at which a director retires, fill the vacated office by electing a person and in default the retiring director shall, if willing to continue to act, be deemed to have been re-elected, unless at such meeting it is expressly resolved not to fill such vacated office or unless a resolution for the re-election of such director shall have been put to the meeting and lost or such director has given notice in writing to us that he is unwilling to be re-elected or such director has attained the retirement age applicable to him as director pursuant to the Companies Act.

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Director’s Interests

The Board of Directors may authorize, to the fullest extent permitted by law, any matter proposed to them which would otherwise result in a director infringing his duty to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with our interests and which may reasonably be regarded as likely to give rise to a conflict of interest. A director shall not, save as otherwise agreed by him, be accountable to us for any benefit which he (or a person connected with him) derives from any matter authorized by the directors and any contract, transaction or arrangement relating thereto shall not be liable to be avoided on the grounds of any such benefit.

Subject to the requirements under Sections 175, 177 and 182 of the Companies Act (which require a director to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly conflicts, with our interests, and to declare any interest that he has, whether directly or indirectly, in a proposed or existing transaction or arrangement with us), and provided that he has disclosed to the Board of Directors the nature and extent of any interest of his in accordance with the Companies Act and the Articles of Association, a director notwithstanding his office:

•	may be a party to, or otherwise interested in, any transaction or arrangement with us or in which we are otherwise interested;

•	may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by us or in which we are otherwise interested; and

•	shall not, by reason of his office, be accountable to us for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

In the case of interests arising where a director is in any way, directly or indirectly, interested in (a) a proposed transaction or arrangement with us or (b) a transaction or arrangement that has been entered into by us and save as otherwise provided by the Articles of Association, such director shall not vote at a meeting of the Board of Directors or of a committee of the Board of Directors on any resolution concerning such matter in which he has a material interest (otherwise than by virtue of his interest in shares, debentures or other securities of, or otherwise in or through, us) unless his interest or duty arises only because the case falls within one or more of the following paragraphs:

•	the resolution relates to the giving to him or a person connected with him of a guarantee, security or indemnity in respect of money lent to, or an obligation incurred by him or such a person at the request of or for the benefit of, us or any of our subsidiaries;

•	the resolution relates to the giving of a guarantee, security or indemnity in respect of a debt or obligation of ours or any of our subsidiaries for which the director or a person connected with him has assumed responsibility in whole or part under a guarantee or indemnity or by the giving of security;

•	the resolution relates in any way to any other company in which he is interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever, provided that he and any persons connected with him do not to his knowledge hold an interest in shares representing one per cent or more of any class of the equity share capital of such company or of the voting rights available to shareholder of such company;

•	the resolution relates in any way to an arrangement for the benefit of our employees or any employees of our subsidiaries which does not award him as such any privilege or benefit not generally awarded to the employees to whom such arrangement relates;

•	the resolution relates in any way to the purchase or maintenance for the directors of insurance; or

•	the resolution is in respect of any matter in which the interest of the director cannot reasonably be regarded as conflicting.

A director shall not be counted in the quorum present at a meeting in relation to a resolution on which he is not entitled to vote.

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If a question arises at a meeting of the Board of Directors or of a committee of the Board of Directors as to the right of a director to vote or be counted in the quorum, and such question is not resolved by his voluntarily agreeing to abstain from voting or not to be counted in the quorum, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting and his ruling in relation to any director other than himself shall be final and conclusive except in a case where the nature or extent of the interest of the director concerned has not been fairly disclosed.

An interest of a person connected with a director shall be treated as an interest of the director and Section 252 of the Companies Act shall determine whether a person is connected with a director.

Directors’ Fees and Remuneration

Each of the directors shall be paid a fee at such rate as may from time to time be determined by the Board of Directors (or for the avoidance of doubt any duly authorized committee of the Board of Directors) provided that the aggregate of all such fees so paid to directors shall not exceed £600,000 per annum, or such larger amount as may from time to time be determined by ordinary resolution of shareholders.

Each director may be paid his reasonable traveling, hotel and other expenses of attending and returning from meetings of the Board of Directors or committees thereof of or general meetings or separate meetings of the holders class of shares or of debentures and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company’s business or in the discharge of his duties as a director. Any director who, by request, goes or resides abroad for any purposes required by us or who performs services which in the opinion of the Board of Directors go beyond the ordinary duties of a director may be paid such extra remuneration as the Board of Directors may determine.

An executive director shall receive such remuneration as the Board of Directors may determine, and either in addition to or in lieu of his remuneration as a director as detailed above.

Age Limitations and Share Ownership

We do not have any age limitations for our directors, nor do we have mandatory retirement as a result of reaching a certain age. Our directors are not required to hold any shares in the Company.

Borrowing Power

Our directors may exercise all the powers of the Company to borrow or raise money and mortgage or charge all or any part of our undertaking, property and assets (present and future), and uncalled capital. Subject to the Companies Act, the directors may also create and issue debentures, other loan stock and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party. Our directors are required to restrict the borrowings of the Company to ensure that the aggregate principal amount of borrowings at any one time outstanding and all of its subsidiary undertakings (other than intra-Group borrowing) shall not at any time, without the previous sanction of an ordinary resolution of the Company, exceed two times the gross asset value of the Company and our subsidiaries.

Liability of Biodexa and its Directors and Officers

Subject to the provisions on indemnities set out in Companies Act, every director, alternate director or former director (and of any associated company) shall be entitled to be indemnified out of our assets against all costs and liabilities incurred by him or her in relation to any proceedings or any regulatory investigation or action which relate to anything done or omitted or alleged to have been done or omitted by him or her as a director so long as the indemnities do not cover liability for breach of duty to the Company or cover any fine, costs or related expense in connection with any proceedings for default on the part of the director. Lawful indemnities extend to the provision of funds to him or her by the Company to meet expenditure incurred or to be incurred by him in defending himself in any proceedings (whether civil or criminal) or in connection with an application for statutory relief or in an investigation by a regulatory authority which must however be repaid where such proceedings, application, investigation or action are in connection with any alleged negligence, default, breach of duty or breach of trust by him or her in relation to the Company (or any associated company of ours) and he or she is convicted or found in default thereof. Under English law, any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

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Under a deed poll declared by us on August 5, 2015, or a Deed of Indemnity, our Board of Directors and our Company Secretary are indemnified against costs and liabilities incurred in connection with their office, other than any liability owed by such person to the Company itself (or any of our associated entities) and other than indemnification for liabilities in certain circumstances, which are prohibited by virtue of the Companies Act. The Deed of Indemnity provides that a director may also be lent sums to finance any relevant defense costs, provided that, in the event such proceedings involve criminal or civil matters in which the person is convicted or has a judgment made against him or her, then such loan must be repaid. Our total aggregate liability of Biodexa under the Deed of Indemnity is £5 million.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to a charter provision, by-law, contract, arrangements, statute or otherwise, we acknowledge that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Other United Kingdom Law Considerations

Mandatory Purchases and Acquisitions

Pursuant to Sections 979 to 991 of the Companies Act, where a takeover offer has been made for us and the offeror has acquired or unconditionally contracted to acquire not less than 90% in value of the shares to which the offer relates and not less than 90% of the voting rights carried by those shares, the offeror may give notice to the holder of any shares to which the offer relates which the offeror has not acquired or unconditionally contracted to acquire that he wishes to acquire, and is entitled to so acquire, those shares on the same terms as the general offer. The offeror would do so by sending a notice to the outstanding minority shareholders telling them that it will compulsorily acquire their shares. Such notice must be sent within three months of the last day on which the offer can be accepted in the prescribed manner. The squeeze-out of the minority shareholders can be completed at the end of six weeks from the date the notice has been given, following which the offeror can execute a transfer of the outstanding shares in its favor and pay the consideration to us, and we would hold the consideration on trust for the outstanding minority shareholders. The consideration offered to the outstanding minority shareholders whose shares are compulsorily acquired under the Companies Act must, in general, be the same as the consideration that was available under the takeover offer.

Sell Out

The Companies Act also gives our minority shareholders a right to be bought out in certain circumstances by an offeror who has made a takeover offer for all of our shares. The holder of shares to which the offer relates, and who has not otherwise accepted the offer, may require the offeror to acquire his shares if, prior to the expiry of the acceptance period for such offer, (i) the offeror has acquired or agreed to acquire not less than 90% in value of the voting shares, and (ii) not less than 90% of the voting rights carried by those shares. The offeror may impose a time limit on the rights of minority shareholders to be bought out that is not less than three months after the end of the acceptance period. If a shareholder exercises his rights to be bought out, the offeror is required to acquire those shares on the terms of this offer or on such other terms as may be agreed.

Disclosure of Interest in Shares

Pursuant to Part 22 of the Companies Act, we are empowered by notice in writing to any person whom we know or have reasonable cause to believe to be interested in our shares, or at any time during the three years immediately preceding the date on which the notice is issued has been so interested, requiring such person within a reasonable time to disclose to us particulars of that person’s interest and (so far as is within his knowledge) particulars of any other interest that subsists or subsisted in those shares. The Articles of Association specify that a response is required from such person within 14 days after service of any such notice.

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Under the Articles of Association, if a person defaults in supplying us with the required particulars in relation to the shares in question, or Default Shares, the directors may by notice direct that:

•	in respect of the Default Shares, the relevant member shall not be entitled to attend or vote (either in person or by proxy) at any general meeting or of a general meeting of the holders of a class of shares or upon any poll or to exercise any right conferred by the Default Shares; and/or

•	where the Default Shares represent at least 0.25% of their class, (a) any dividend (or any part of a dividend) payable in respect of the Default Shares shall be retained by us without liability to pay interest, (b) the shareholder may not be entitled to elect to receive shares instead of a dividend, and (c) no transfers by the relevant member of any Default Shares may be registered (unless the member himself is not in default and the transfer does not relate to Default Shares, the transfer is exempt or that the transfer is permitted under the U.K. Uncertificated Securities Regulations 2001).

Purchase of Own Shares

Under English law, a limited company may only purchase or redeem its own shares out of the distributable profits of the company or the proceeds of a fresh issue of shares made for the purpose of financing the purchase, provided that they are not restricted from doing so by their articles. A limited company may not purchase or redeem its own shares if, as a result of the purchase, there would no longer be any issued shares of the company other than redeemable shares or shares held as treasury shares. Shares must be fully paid in order to be repurchased.

Subject to the above, we may purchase our own shares in the manner prescribed below. We may make a market purchase of our own fully paid shares pursuant to an ordinary resolution of shareholders. The resolution authorizing the purchase must:

•	specify the maximum number of shares authorized to be acquired;

•	determine the maximum and minimum prices that may be paid for the shares; and

•	specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.

We may purchase our own fully paid shares otherwise than on a recognized investment exchange pursuant to a purchase contract authorized by resolution of shareholders before the purchase takes place. Any authority will not be effective if any shareholder from whom we propose to purchase shares votes on the resolution and the resolution would not have been passed if he had not done so. The resolution authorizing the purchase must specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.

Distributions and Dividends

Under the Companies Act, before a company can lawfully make a distribution or dividend, it must ensure that it has sufficient distributable reserves (on a non-consolidated basis). The basic rule is that a company’s profits available for the purpose of making a distribution are its accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made. The requirement to have sufficient distributable reserves before a distribution or dividend can be paid applies to us and to each of our subsidiaries that has been incorporated under English law.

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It is not sufficient that we, as a public company, have made a distributable profit for the purpose of making a distribution. An additional capital maintenance requirement is imposed on us to ensure that the net worth of the company is at least equal to the amount of its capital. A public company can only make a distribution:

•	if, at the time that the distribution is made, the amount of its net assets (that is, the total excess of assets over liabilities) is not less than the total of its called up share capital and undistributable reserves; and

•	if, and to the extent that, the distribution itself, at the time that it is made, does not reduce the amount of the net assets to less than that total.

City Code on Takeovers and Mergers

The Company is a public limited company incorporated in, and with its registered office in, the United Kingdom but its securities are not admitted to trading on a regulated market or multilateral trading facility in the United Kingdom (or a stock exchange in the Channel Islands or the Isle of Man). The City Code shall only apply to the Company if it is considered by the Panel on Takeovers and Mergers, or the Panel, to have its place of central management and control in the United Kingdom (or the Channel Islands or the Isle of Man). This is known as the “residency test”. The way in which the test for central management and control is applied for the purposes of the City Code may be different from the way in which it is applied by the United Kingdom tax authorities, HMRC. Under the City Code, the Panel typically considers where the majority of the directors of the Company are resident, amongst other factors, for the purposes of determining where the Company has its place of central management and control. Three of the five directors of the Company are currently resident in the United Kingdom and the place of central management and control of the Company is intended, for the time being, to remain in the United Kingdom meaning that the Company and its shareholders will have the benefit of the protections that the City Code affords, including, but not limited to, under Rule 9 of the City Code as set out below.

The City Code is issued and administered by the Panel. The City Code provides a framework within which takeovers of companies subject to it are conducted. In particular, the City Code contains certain rules in respect of mandatory offers. Under Rule 9 of the City Code, if a person:

•	acquires an interest in our shares which, when taken together with shares in which he or persons acting in concert with him are interested, carries 30% or more of the voting rights of our shares; or

•	who, together with persons acting in concert with him, is interested in shares that in the aggregate carry not less than 30% and not more than 50% of the voting rights in us, acquires additional interests in shares that increase the percentage of shares carrying voting rights in which that person is interested, the acquirer, and depending on the circumstances, its concert parties would be required (except with the consent of the Panel) to make a cash offer for our outstanding shares at a price not less than the highest price paid for any interests in the shares by the acquirer or its concert parties during the previous 12 months.

Notwithstanding the above, the Company may cease to be subject to the City Code in the future if there are any changes that lead to the Company being deemed to no longer have its place of central management and control in the United Kingdom, Channel Islands or the Isle of Man.

Exchange Controls

There are no governmental laws, decrees, regulations or other legislation in the United Kingdom that may affect the import or export of capital, including the availability of cash and cash equivalents for use by us, or that may affect the remittance of dividends, interest, or other payments by us to non-resident holders of our Ordinary Shares or Depositary Shares, other than withholding tax requirements. There is no limitation imposed by English law or in the Articles of Association on the right of non-residents to hold or vote shares.

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Differences in Corporate Law

The applicable provisions of the Companies Act differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the Companies Act applicable to us and the Delaware General Corporation Law relating to shareholders’ rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to English law and Delaware law.

	England and Wales	Delaware
Number of Directors	Under the Companies Act, a public limited company must have at least two directors and the number of directors may be fixed by or in the manner provided in a company’s articles of association.	Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the bylaws.

Removal of Directors	Under the Companies Act, shareholders may remove a director without cause by an ordinary resolution (which is passed by a simple majority of those voting in person or by proxy at a general meeting) irrespective of any provisions of any service contract the director has with the company, provided 28 clear days’ notice of the resolution has been given to the company and its shareholders. On receipt of notice of an intended resolution to remove a director, the company must forthwith send a copy of the notice to the director concerned. Certain other procedural requirements under the Companies Act must also be followed such as allowing the director to make representations against his or her removal either at the meeting or in writing.	Under Delaware law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (a) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board of directors is classified, shareholders may effect such removal only for cause, or (b) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part.

Vacancies on Board of Directors	Under English law, the procedure by which directors, other than a company’s initial directors, are appointed is generally set out in a company’s articles of association, provided that where two or more persons are appointed as directors of a public limited company by resolution of the shareholders, resolutions appointing each director must be voted on individually.	Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director unless (a) otherwise provided in the certificate of incorporation or by-laws of the corporation or (b) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case a majority of the other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

Annual General Meeting	Under the Companies Act, a public limited company must hold an annual general meeting in each six-month period following the company’s annual accounting reference date.	Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the bylaws.

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	England and Wales	Delaware
General Meeting

Under the Companies Act, a general meeting of the shareholders of a public limited company may be called by the directors.

Shareholders holding at least 5% of the paid-up capital of the company carrying voting rights at general meetings can require the directors to call a general meeting and, if the directors fail to do so within a certain period, may themselves convene a general meeting.

Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

Notice of General Meetings	Under the Companies Act, 21 clear days’ notice must be given for an annual general meeting and any resolutions to be proposed at the meeting. Subject to a company’s articles of association providing for a longer period, at least 14 clear days’ notice is required for any other general meeting. In addition, certain matters, such as the removal of directors or auditors, require special notice, which is 28 clear days’ notice. The shareholders of a company may in all cases consent to a shorter notice period, the proportion of shareholders’ consent required being 100% of those entitled to attend and vote in the case of an annual general meeting and, in the case of any other general meeting, a majority in number of the members having a right to attend and vote at the meeting, being a majority who together hold not less than 95% in nominal value of the shares giving a right to attend and vote at the meeting.	Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting and shall specify the place, date, hour, and purpose or purposes of the meeting.

Proxy	Under the Companies Act, at any meeting of shareholders, a shareholder may designate another person to attend, speak and vote at the meeting on their behalf by proxy.	Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.

Pre-emptive Rights	Under the Companies Act, “equity securities,” being (i) shares in the company other than shares that, with respect to dividends and capital, carry a right to participate only up to a specified amount in a distribution (“ordinary shares”) or (ii) rights to subscribe for, or to convert securities into, ordinary shares, proposed to be allotted for cash must be offered first to the existing equity shareholders in the company in proportion to the respective nominal value of their holdings, unless an exception applies or a special resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide otherwise in each case in accordance with the provisions of the Companies Act.	Under Delaware law, shareholders have no preemptive rights to subscribe to additional issues of stock or to any security convertible into such stock unless, and except to the extent that, such rights are expressly provided for in the certificate of incorporation.

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	England and Wales	Delaware
Authority to Allot	Under the Companies Act, the directors of a company must not allot shares or grant of rights to subscribe for or to convert any security into shares unless an exception applies or an ordinary resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide otherwise in each case in accordance with the provisions of the Companies Act.	Under Delaware law, if the corporation’s charter or certificate of incorporation so provides, the board of directors has the power to authorize the issuance of stock. It may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the corporation or any combination thereof. It may determine the amount of such consideration by approving a formula. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration is conclusive.

Liability of Officers and Directors

Under the Companies Act, any provision, whether contained in a company’s articles of association or any contract or otherwise, that purports to exempt a director of a company, to any extent, from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

Any provision by which a company directly or indirectly provides an indemnity, to any extent, for a director of the company or of an associated company against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is also void except as permitted by the Companies Act, which provides certain exceptions for the company to (a) purchase and maintain insurance against such liability; (b) provide a “qualifying third party indemnity” (being an indemnity against liability incurred by the director to a person other than the company or an associated company or criminal proceedings in which he is not convicted); and (c) provide a “qualifying pension scheme indemnity” (being an indemnity against liability incurred in connection with the company’s activities as trustee of an occupational pension plan).

Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

·    any breach of the director’s duty of loyalty to the corporation or its stockholders;

·    acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

·     intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

·     any transaction from which the director derives an improper personal benefit.

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	England and Wales	Delaware
Voting Rights

Under English law, unless a poll is demanded by the shareholders of a company or is required by the chairman of the meeting or the company’s articles of association, shareholders shall vote on all resolutions on a show of hands. Under the Companies Act, a poll may be demanded by (a) not fewer than five shareholders having the right to vote on the resolution; (b) any shareholder(s) representing not less than 10% of the total voting rights of all the shareholders having the right to vote on the resolution; or (c) any shareholder(s) holding shares in the company conferring a right to vote on the resolution being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all the shares conferring that right. A company’s articles of association may provide more extensive rights for shareholders to call a poll, and in our case the number in clause (a) above is reduced from five to three.

Under English law, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present, in person or by proxy, who, being entitled to vote, vote on the resolution. Special resolutions require the affirmative vote of not less than 75% of the votes cast by shareholders present, in person or by proxy, at the meeting.

Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

Shareholder Vote on Certain Transactions

The Companies Act provides for schemes of arrangement, which are arrangements or compromises between a company and any class of shareholders or creditors and used in certain types of reconstructions, amalgamations, capital reorganizations or takeovers. These arrangements require:

·    the approval at a shareholders’ or creditors’ meeting convened by order of the court, of a majority in number of shareholders or creditors (as applicable) representing 75% in value of the capital held by, or debt owed to, the class of shareholders or creditors, or class thereof present and voting, either in person or by proxy; and

·     the approval of the court.

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:

·     the approval of the board of directors; and

·     approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

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	England and Wales	Delaware
Standard of Conduct for Directors

Under English law, a director owes various statutory and fiduciary duties to the company, including:

·     to act in the way he considers, in good faith, would be most likely to promote the success of the company for the benefit of its members as a whole;

·     to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly conflicts, with the interests of the company;

·     to act in accordance with the company’s constitution and only exercise his powers for the purposes for which they are conferred;

·     to exercise independent judgment;

·     to exercise reasonable care, skill and diligence;

·     not to accept benefits from a third party conferred by reason of his being a director or doing, or not doing, anything as a director; and

·     to declare any interest that he has, whether directly or indirectly, in a proposed or existing transaction or arrangement with the company.

Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.

Directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its shareholders. The duty of care generally requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. In general, but subject to certain exceptions, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation.

In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the shareholders.

Stockholder Suits	Under English law, generally, the company, rather than its shareholders, is the proper claimant in an action in respect of a wrong done to the company or where there is an irregularity in the company’s internal management. Notwithstanding this general position, the Companies Act provides that (i) a court may allow a shareholder to bring a derivative claim (that is, an action in respect of and on behalf of the company) in respect of a cause of action arising from a director’s negligence, default, breach of duty or breach of trust and (ii) a shareholder may bring a claim for a court order where the company’s affairs have been or are being conducted in a manner that is unfairly prejudicial to some of its shareholders.

Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

·     state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiffs shares thereafter devolved on the plaintiff by operation of law; and

·     allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or

·     state the reasons for not making the effort.

Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

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DESCRIPTION OF AMERICAN DEPOSITARY SHARES

Our Depositary Shares are deposited pursuant to the Second Amended and Restated Deposit Agreement dated December 18, 2023, among the Company, JPMorgan Chase Bank, N.A., as depositary, ands holders and beneficial owners of American Depositary Receipts, as amended from time to time, or the Deposit Agreement. The depositary registers and delivers the Depositary Shares. Each Depositary Share represents ownership of 100,000 Ordinary Shares that we will deposit with the custodian, as agent of the depositary, under the Deposit Agreement.

The depositary’s office is located at 383 Madison Avenue, Floor 11, New York, NY 10179.

The Depositary Share-to-share ratio is subject to amendment as provided in the form of American Depositary Receipt, or ADR (which may give rise to fees contemplated by the form of ADR). In the future, each Depositary Share will also represent any securities, cash or other property deposited with the depositary but which they have not distributed directly to you.

A beneficial owner is any person or entity having a beneficial ownership interest in Depositary Shares. A beneficial owner need not be the holder of the ADR evidencing such Depositary Share. If a beneficial owner is not an ADR holder, it must rely on the holder of the ADR(s) evidencing such Depositary Shares in order to assert any rights or receive any benefits under the Deposit Agreement. A beneficial owner shall only be able to exercise any right or receive any benefit under the Deposit Agreement solely through the holder of the ADR(s) evidencing the Depositary Shares owned by such beneficial owner. The arrangements between a beneficial owner and the holder of the corresponding ADRs may affect the beneficial owner’s ability to exercise any rights it may have.

An ADR holder shall be deemed to have all requisite authority to act on behalf of any and all beneficial owners of the Depositary Shares evidenced by the ADRs registered in such ADR holder’s name for all purposes under the Deposit Agreement and ADRs. The depositary’s only notification obligations under the Deposit Agreement and the ADRs is to registered ADR holders. Notice to an ADR holder shall be deemed, for all purposes of the Deposit Agreement and the ADRs, to constitute notice to any and all beneficial owners of the Depositary Shares evidenced by such ADR holder’s ADRs.

Unless certificated ADRs are specifically requested, all Depositary Shares will be issued on the books of our depositary in book-entry form and periodic statements will be mailed to you which reflect your ownership interest in such Depositary Shares. In our description, references to American depositary receipts or ADRs shall include the statements you will receive that reflect your ownership of Depositary Shares.

You may hold Depositary Shares either directly or indirectly through your broker or other financial institution. If you hold Depositary Shares directly, by having a Depositary Share registered in your name on the books of the depositary, you are a ADR holder. This description assumes you hold your Depositary Shares directly. If you hold the Depositary Shares through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are.

As an ADR holder or beneficial owner, we will not treat you as a shareholder of ours and you will not have any shareholder rights. The laws of England and Wales govern shareholder rights. Because the depositary or its nominee will be the shareholder of record for the Ordinary Share represented by all outstanding Depositary Shares, shareholder rights rest with such record holder. Your rights are those of an ADR holder or of a beneficial owner. Such rights derive from the terms of the Deposit Agreement to be entered into among us, the depositary and all holders and beneficial owners from time to time of ADRs issued under the Deposit Agreement and, in the case of a beneficial owner, from the arrangements between the beneficial owner and the holder of the corresponding ADRs. The obligations of our Company and the depositary and its agents are also set out in the Deposit Agreement. Because the depositary or its nominee will actually be the registered owner of the Ordinary Shares, you must rely on it to exercise the rights of a shareholder on your behalf.

The Deposit Agreement, the ADRs and the Depositary Shares are governed by the internal laws of the State of New York without giving effect to the application of the conflict of law principles thereof. Under the Deposit Agreement, as an ADR holder or a beneficial owner of Depositary Shares, you agree that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based upon the Deposit Agreement, the Depositary Shares, the ADRs or the transactions contemplated thereby, may only be instituted in the United States District Court for the Southern District of New York (or, in certain cases, the state courts of New York County, New York), and you irrevocably waive any objection which you may have to the laying of venue of any such proceeding and irrevocably submit to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

The following is a summary of what we believe to be the material terms of the Deposit Agreement. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire form of Deposit Agreement and the form of ADR that contains the terms of your Depositary Shares. You can read a copy of the form of Deposit Agreement, which is filed as an exhibit to our Annual Report on Form 20-F for the year ended December 31, 2024, which filed with the SEC. You may also obtain a copy of the Deposit Agreement at the SEC’s Public Reference Room, which is currently located at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You may also find the Annual Report on Form 20-F and the Deposit Agreement on the SEC’s website at http://www.sec.gov.

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Distributions on Deposited Securities, Sales

How will I receive dividends and other distributions on the Ordinary Shares underlying my Depositary Shares?

We may make various types of distributions with respect to our securities. The depositary has agreed that, to the extent practicable, it will pay to you the cash dividends or other distributions it or the custodian receives on Ordinary Shares or other deposited securities, after converting any cash received into U.S. dollars (if it determines such conversion may be made on a reasonable basis) and, in all cases, making any necessary deductions provided for in the Deposit Agreement. The depositary may utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. to direct, manage and/or execute any public and/or private sale of securities and/or property under the Deposit Agreement. Such division, branch and/or affiliate may charge the depositary a fee in connection with such sales, which fee is considered an expense of the depositary chargeable to holders of Depositary Shares. All sales of securities will be handled by the depositary in accordance with its then current policies. You will receive these distributions in proportion to the number of underlying securities that your Depositary Shares represent. In all instances where the Deposit Agreement or an ADR refers to a “sale” (or words of similar import) of securities or property, the depositary may, but shall not be obligated, to effect any such sale unless the securities to be sold are listed and publicly traded on a securities exchange or there is a public market for the property to be sold. To the extent the securities are not so listed and publicly traded or there is no public market for the property so distributed by us: (i) the depositary shall, in the event the Deposit Agreement is terminated and the depositary holds deposited securities that are not listed and publicly traded after the termination date of the Deposit Agreement, act in accordance with the termination provisions of the Deposit Agreement and form of ADR in respect of such securities and property; and (ii) in the event the depositary or its custodian receives a distribution other than cash, our Ordinary Shares and/or rights to acquire our Ordinary Shares, and such distribution consists of securities or property that are not distributed by the depositary the depositary will be deemed to have sold the aggregate number of securities and/or property so received for nominal value and shall have no obligation to distribute such securities or any proceeds from the deemed sale thereof to the ADR holders. Furthermore, in the event the depositary endeavors to make a sale of Ordinary Shares, other securities or property, such securities and/or property may be sold in a block sale or single lot transaction.

Except as stated below, the depositary will deliver such distributions to ADR holders in proportion to their interests in the following manner:

•	Cash. The depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being permissible or practicable with respect to certain registered ADR holders, and (iii) deduction of the depositary’s and/or its agents’ fees and expenses in (1) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. To the extent that any of the deposited securities is not or shall not be entitled, by reason of its date of issuance, or otherwise, to receive the full amount of such cash dividend, distribution, or net proceeds of sales, the depositary shall make appropriate adjustments in the amounts distributed to the ADR holders issued in respect of such deposited securities. To the extent we or the depositary shall be required to withhold and do withhold from any cash dividend, distribution or net proceeds from sales in respect of any deposited securities an amount on account of taxes, the amount distributed on the Depositary Shares issued in respect of such deposited securities shall be reduced accordingly. To the extent the depositary determines in its discretion that it would not be permitted by applicable law, rule or regulation, or it would not otherwise be practicable, to convert foreign currency into U.S. dollars and distribute such U.S. dollars to some or all of the ADR holders entitled thereto, the depositary may in its discretion distribute some or all of the foreign currency received by the depositary as it deems permissible and practicable to, or retain and hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the ADR holders entitled to receive the same. To the extent the depositary retains and holds any cash, foreign currency, securities or other property as permitted under the Deposit Agreement, any and all fees, charges and expenses related to, or arising from, the holding thereof shall be paid from such cash, foreign currency, securities or other property, or the net proceeds from the sale thereof, thereby reducing the amount so held. If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution.

•	Shares. In the case of a distribution in Ordinary Shares, the depositary will issue additional ADRs to evidence the number of Depositary Shares representing such Ordinary Shares. Only whole Depositary Shares will be issued. Any Ordinary Shares that would result in fractional Depositary Shares will be sold and the net proceeds of the public or private sales of such will be distributed in the same manner as cash to the ADR holders entitled thereto.

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•	Rights to receive additional Ordinary Shares. In the case of a distribution of rights to subscribe for additional Ordinary Shares or other rights, if we timely provide evidence satisfactory to the depositary that it may lawfully distribute such rights, the depositary will distribute warrants or other instruments in the discretion of the depositary representing such rights. However, if we do not timely furnish such evidence, the depositary may:

(i)	sell such rights if practicable and distribute the net proceeds of the public or private sales of such rights in the same manner as cash to the ADR holders entitled thereto; or

(ii)	if it is not practicable to sell such rights by reason of the non-transferability of the rights, limited markets therefor, their short duration or otherwise, do nothing and allow such rights to lapse, in which case ADR holders will receive nothing and the rights may lapse.

We have no obligation to file a registration statement under the Securities Act in order to make any rights available to ADR holders.

•	Other Distributions. In the case of a distribution of securities or property other than those described above, the depositary may either (i) distribute such securities or property in any manner it deems equitable and practicable or (ii) to the extent the depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds of public or private sales in the same way it distributes cash.

•	Elective Distributions. In the case of a dividend payable at the election of our shareholders in cash or in additional Ordinary Shares, we will notify the depositary at least 30 days prior to the proposed distribution stating whether or not we wish such elective distribution to be made available to ADR holders. The depositary shall make such elective distribution available to ADR holders only if (i) we shall have timely requested that the elective distribution is available to ADR holders, (ii) the depositary shall have determined that such distribution is reasonably practicable and (iii) the depositary shall have received satisfactory documentation within the terms of the Deposit Agreement including any legal opinions of counsel that the depositary in its reasonable discretion may request. If the above conditions are not satisfied, the depositary shall, to the extent permitted by law, distribute to the ADR holders, on the basis of the same determination as is made in the local market in respect of the Ordinary Shares for which no election is made, either (x) cash or (y) additional Depositary Shares representing such additional Ordinary Shares. If the above conditions are satisfied, the depositary shall establish procedures to enable ADR holders to elect the receipt of the proposed dividend in cash or in additional Depositary Shares. There can be no assurance that ADR holders or beneficial owners of Depositary Shares generally, or any ADR holder or beneficial owner of Depositary Shares in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Ordinary Shares.

If the depositary determines in its sole discretion that any distribution described above is not practicable with respect to any or all ADR holders, the depositary may choose any method of distribution that it deems practicable for such ADR holder, including the distribution of some or all of any cash, foreign currency, securities or other property (or appropriate documents evidencing the right to receive some or all of any such cash, foreign currency, security or other property), and/or it may retain some or all of such items, without paying interest on or investing them, on behalf of the ADR holder as deposited securities, in which case the Depositary Shares will also represent the retained items. To the extent the depositary does not reasonably believe it will be permitted by applicable law, rule or regulation to convert foreign currency into U.S. dollars and distribute such U.S. dollars to some or all of the ADR holders, the depositary may in its discretion distribute the foreign currency received by the depositary to, or hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the ADR holders entitled to receive the same. To the extent the depositary holds such foreign currency, any and all costs and expenses related to, or arising from, the holding of such foreign currency shall be paid from such foreign currency thereby reducing the amount so held.

Any U.S. dollars will be paid via wire transfer and/or distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the depositary in accordance with its then current practices.

The depositary is not responsible if it fails to determine that any distribution or action is lawful or reasonably practicable.

There can be no assurance that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period. All purchases and sales of securities will be handled by the depositary in accordance with its then current policies, which are currently set forth on the “Disclosures” page (or successor page) of www.adr.com (as updated by the depositary from time to time, “ADR.com”).

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Deposit, Withdrawal and Cancellation

How does the depositary issue Depositary Shares?

The depositary will issue Depositary Shares if you or your broker deposit Ordinary Shares or evidence of rights to receive Ordinary Shares with the custodian and pay the fees and expenses owing to the depositary in connection with such issuance.

In connection with the deposit of Ordinary Shares, the depositary or its custodian may require the following in a form satisfactory to it: (i) a written order directing the depositary to issue to, or upon the written order of, the person or persons designated in such order Depositary Shares representing such deposited Shares; (ii) proper endorsements or duly executed instruments of transfer in respect of such deposited Shares; (iii) instruments assigning to the depositary, its custodian or a nominee of either any distribution on or in respect of such deposited shares or indemnity therefor; and (iv) proxies entitling the custodian to vote such deposited shares. The deposited Ordinary Shares and any such additional items are referred to as “deposited securities.” As soon as practicable after the custodian receives deposited securities pursuant to any such deposit or pursuant to a distribution or change affecting deposited securities, the custodian shall present such deposited securities for registration of transfer into the name of the depositary, its custodian or a nominee of either, in each case for the benefit of ADR holders, to the extent such registration is practicable, at the cost and expense of the person making such deposit (or for whose benefit such deposit is made) and shall obtain evidence satisfactory to it of such registration.

The custodian will hold all deposited securities for the account and to the order of the depositary, in each case for the benefit of ADR holders, to the extent not prohibited by law. ADR holders and beneficial owners thus have no direct ownership interest in the Ordinary Shares and only have such rights as are contained in the Deposit Agreement. The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited securities.

Deposited securities are not intended to, and shall not, constitute proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in deposited securities is intended to be, and shall at all times during the term of the Deposit Agreement continue to be, vested in the beneficial owners of the Depositary Shares representing such deposited securities. Notwithstanding anything else contained herein, in the Deposit Agreement, in the form of ADR and/or in any outstanding Depositary Shares, the depositary, the custodian and their respective nominees are intended to be, and shall at all times during the term of the Deposit Agreement be, the record holder(s) only of the deposited securities represented by the Depositary Shares for the benefit of the ADR holders. The depositary, on its own behalf and on behalf of the custodian and their respective nominees, disclaims any beneficial ownership interest in the deposited securities held on behalf of the ADR holders.

Upon each deposit of Ordinary Shares, receipt of related delivery documentation and compliance with the other provisions of the Deposit Agreement, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will issue an ADR or ADRs in the name or upon the order of the person entitled thereto evidencing the number of Depositary Shares to which such person is entitled. All of the Depositary Shares issued will, unless specifically requested to the contrary, be part of the depositary’s direct registration system, and a registered holder will receive periodic statements from the depositary which will show the number of Depositary Shares registered in such ADR holder’s name. An ADR holder can request that the Depositary Shares not be held through the depositary’s direct registration system and that a certificated ADR be issued.

How do ADR holders cancel a Depositary Share and obtain deposited securities?

When you turn in your ADR certificate at the depositary’s office, or when you provide proper instructions and documentation in the case of direct registration Depositary Shares, subject to the provisions of or governing our Ordinary Shares (including, without limitation, our governing documents and all applicable laws, rules and regulations), the depositary will, upon payment of certain applicable fees, charges and taxes, deliver the underlying Ordinary Shares to you or upon your written order. Delivery of deposited securities in certificated form will be made at the custodian’s office (or from the custodian to the extent dematerialized). At your risk, expense and request, the depositary may deliver deposited securities (including any certificates therefor) at such other place as you may request.

The depositary may only restrict the withdrawal of deposited securities in connection with:

•	temporary delays caused by closing our transfer books or those of the depositary or the deposit of Ordinary Shares in connection with voting at a shareholders’ meeting, or the payment of dividends;

•	the payment of fees, taxes and similar charges; or

•	compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of deposited securities.

This right of withdrawal may not be limited by any other provision of the Deposit Agreement.

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Record Dates

The depositary may, after consultation with us if practicable, fix record dates (which, to the extent applicable, shall be as near as practicable to any corresponding record dates set by us) for the determination of the registered ADR holders who will be entitled (or obligated, as the case may be):

•	to receive any distribution on or in respect of deposited securities,

•	to give instructions for the exercise of voting rights,

•	to pay any fees assessed by, or owing to, the depositary for administration of the ADR program and for any expenses as provided for in the ADR, or

•	to receive any notice or to act or be obligated in respect of other matters, all subject to the provisions of the Deposit Agreement.

Voting Rights

How do I vote?

If you are an ADR holder and the depositary asks you to provide it with voting instructions, you may instruct the depositary how to exercise the voting rights for the Ordinary Shares which underlie your Depositary Shares. As soon as practicable after receipt from us of notice of any meeting at which the holders of Ordinary Shares are entitled to vote, or of our solicitation of consents or proxies from holders of Ordinary Shares, the depositary shall fix the Depositary Share record date in accordance with the provisions of the Deposit Agreement, provided that if the depositary receives a written request from us in a timely manner and at least thirty (30) days prior to the date of such vote or meeting, the depositary shall, at our expense, distribute to the registered ADR holders a “voting notice” stating (i) final information particular to such vote and meeting and any solicitation materials, (ii) that each ADR holder on the record date set by the depositary will, subject to any applicable provisions of the laws of England and Wales, be entitled to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the deposited securities represented by the Depositary Shares evidenced by such ADR holder’s ADRs and (iii) the manner in which such instructions may be given, including instructions for giving a discretionary proxy to a person designated by us. Each ADR holder shall be solely responsible for the forwarding of voting notices to the beneficial owners of Depositary Shares registered in such ADR holder’s name. There is no guarantee that ADR holders and beneficial owners generally or any holder or beneficial owner in particular will receive the notice described above with sufficient time to enable such ADR holder or beneficial owner to return any voting instructions to the depositary in a timely manner.

Following actual receipt by the ADR department responsible for proxies and voting of ADR holders’ instructions (including, without limitation, instructions of any entity or entities acting on behalf of the nominee for The Depositary Trust Company, or DTC), the depositary shall, in the manner and on or before the time established by the depositary for such purpose, endeavor to vote or cause to be voted the deposited securities represented by the Depositary Shares evidenced by such ADR holders’ ADRs in accordance with such instructions insofar as practicable and permitted under the provisions of or governing deposited securities.

ADR holders are strongly encouraged to forward their voting instructions to the depositary as soon as possible. For instructions to be valid, the ADR department of the depositary that is responsible for proxies and voting must receive them in the manner and on or before the time specified, notwithstanding that such instructions may have been physically received by the depositary prior to such time. The depositary will not itself exercise any voting discretion in respect of deposited securities. The depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any voting instructions are given, including instructions to give a discretionary proxy to a person designated by us, for the manner in which any vote is cast, including, without limitation, any vote cast by a person to whom the depositary is instructed to grant a discretionary proxy pursuant to the terms of the Deposit Agreement, or for the effect of any such vote. Notwithstanding anything contained in the Deposit Agreement or any ADR, the depositary may, to the extent not prohibited by any law, rule or regulation, or by the rules, regulations or requirements of any stock exchange on which the Depositary Shares are listed, in lieu of distribution of the materials provided to the depositary in connection with any meeting of or solicitation of consents or proxies from holders of deposited securities, distribute to the registered holders of ADRs a notice that provides such ADR holders with or otherwise publicizes to such ADR holders instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

There is no guarantee that you will receive voting materials in time to instruct the depositary to vote and it is possible that you, or persons who hold their Depositary Shares through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.

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Reports and Other Communications

Will ADR holders be able to view our reports?

The Deposit Agreement, the provisions of or governing deposited securities, and any written communications from us which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities, are available for inspection by ADR holders at the offices of the depositary in the United States, on the SEC’s internet website or upon request to the depositary (which request may be refused by the depositary at its discretion).

Additionally, if we make any written communications generally available to holders of our Ordinary Shares, and we furnish copies thereof (or English translations or summaries) to the depositary, it will distribute the same to registered ADR holders.

Fees and Expenses

What fees and expenses will I be responsible for paying?

The depositary may charge each person to whom Depositary Shares are issued, including, without limitation, issuances against deposits of Ordinary Shares, issuances in respect of share distributions, rights and other distributions, issuances pursuant to a stock dividend or stock split declared by us or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the Depositary Shares or deposited securities, and each person surrendering Depositary Shares for withdrawal of deposited securities or whose Depositary Shares are cancelled or reduced for any other reason, a fee of up to $5.00 for each 100 Depositary Shares (or any portion thereof) issued, delivered, reduced, cancelled or surrendered, or upon which a share distribution or elective distribution is made or offered, as the case may be. The depositary may sell (by public or private sale) sufficient securities and property received in respect of a share distribution, rights and/or other distribution prior to such deposit to pay such charge.

The following additional fees, charges and expenses shall also be incurred by the ADR holders, the beneficial owners, by any party depositing or withdrawing Ordinary Shares or by any party surrendering Depositary Shares and/or to whom Depositary Shares are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by us or an exchange of stock regarding the Depositary Shares or the deposited securities or a distribution of Depositary Shares), whichever is applicable:

•	a fee of up to U.S.$0.05 per Depositary Share held for any cash distribution made, or for any elective cash/stock dividend offered, pursuant to the Deposit Agreement;

•	an aggregate fee of up to US$0.05 per Depositary Share per calendar year (or portion thereof) for services performed by the depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against holders of ADRs as of the record date or record dates set by the depositary during each calendar year and shall be payable in the manner described in the next succeeding provision);

•	an amount for the reimbursement of such fees, charges and expenses as are incurred by the depositary and/or any of its agents (including, without limitation, the custodian, as well as charges and expenses incurred on behalf of ADR holders in connection with compliance with foreign exchange control regulations or any law, rule or regulation relating to foreign investment) in connection with the servicing of the Ordinary Shares or other deposited securities, the sale of securities (including, without limitation, deposited securities), the delivery of deposited securities or otherwise in connection with the depositary’s or its custodian’s compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against ADR holders as of the record date or dates set by the depositary and shall be payable at the sole discretion of the depositary by billing such ADR holders or by deducting such charge from one or more cash dividends or other cash distributions);

•	a fee of up to $0.05 per Depositary Share held for the direct or indirect distribution of securities (other than Depositary Shares or rights to purchase additional Depositary Shares) or the net cash proceeds from the public or private sale of such securities, regardless of whether any such distribution and/or sale is made by, for, or received from, or (in each case) on behalf of, the depositary, us and/or any third party (which fee may be assessed against ADR holders as of a record date set by the depositary);

•	stock transfer or other taxes and other governmental charges;

•	a transaction fee per cancellation request (including any cancellation request made through SWIFT, facsimile transmission or any other method of communication) as disclosed on the “Disclosures” page (or successor page) of www.adr.com (as updated by the depositary from time to time, “ADR.com“) and any applicable delivery expenses (which are payable by such persons or ADR holders);

•	transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities; and

•	fees of any division, branch or affiliate of the depositary utilized by the depositary to direct, manage and/or execute any public and/or private sale of securities under the Deposit Agreement.

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To facilitate the administration of various depositary receipt transactions, including disbursement of dividends or other cash distributions and other corporate actions, the depositary may engage the foreign exchange desk within the banking division of JPMorgan Chase Bank, N.A., or the Bank, and/or its affiliates in order to enter into spot foreign exchange transactions to convert foreign currency into U.S. dollars. For certain currencies, foreign exchange transactions are entered into with the Bank or an affiliate, as the case may be, acting in a principal capacity. For other currencies, foreign exchange transactions are routed directly to and managed by an unaffiliated local custodian (or other third party local liquidity provider), and neither the Bank nor any of its affiliates is a party to such foreign exchange transactions.

The foreign exchange rate applied to a foreign exchange transaction will be either (a) a published benchmark rate, or (b) a rate determined by a third party local liquidity provider, in each case plus or minus a spread, as applicable. The depositary will disclose which foreign exchange rate and spread, if any, apply to such currency on the “Disclosures” page (or successor page) of ADR.com. Such applicable foreign exchange rate and spread may (and neither the depositary, the Bank nor any of their affiliates is under any obligation to ensure that such rate does not) differ from rates and spreads at which comparable transactions are entered into with other customers or the range of foreign exchange rates and spreads at which the Bank or any of its affiliates enters into foreign exchange transactions in the relevant currency pair on the date of the foreign exchange transaction. Additionally, the timing of execution of a foreign exchange transaction varies according to local market dynamics, which may include regulatory requirements, market hours and liquidity in the foreign exchange market or other factors. Furthermore, the Bank and its affiliates may manage the associated risks of their position in the market in a manner they deem appropriate without regard to the impact of such activities on the depositary, us, ADR holders or beneficial owners. The spread applied does not reflect any gains or losses that may be earned or incurred by the Bank and its affiliates as a result of risk management or other hedging related activity.

Notwithstanding the foregoing, to the extent we provide U.S. dollars to the depositary, neither the Bank nor any of its affiliates will execute a foreign exchange transaction as set forth herein. In such case, the depositary will distribute the U.S. dollars received from us.

Further details relating to the applicable foreign exchange rate, the applicable spread and the execution of foreign exchange transactions will be provided by the depositary on ADR.com. Each holder and beneficial owner by holding or owning an ADR or Depositary Share or an interest therein, and we, each acknowledge and agree that the terms applicable to foreign exchange transactions disclosed from time to time on ADR.com will apply to any foreign exchange transaction executed pursuant to the Deposit Agreement.

We will pay all other fees, charges and expenses of the depositary and any agent of the depositary (except the custodian) pursuant to agreements from time to time between us and the depositary.

The right of the depositary to charge and receive payment of fees, charges and expenses survives the termination of the Deposit Agreement, and shall extend for those fees, charges and expenses incurred prior to the effectiveness of any resignation or removal of the depositary.

The fees and charges described above may be amended from time to time by agreement between us and the depositary.

The depositary anticipates reimbursing us for certain expenses incurred by us that are related to the establishment and maintenance of the ADR program upon such terms and conditions as we and the depositary may agree from time to time. The depositary may make available to us a set amount or a portion of the depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as we and the depositary may agree from time to time. The depositary may also agree to reduce or waive certain fees that would normally be charged on Depositary Shares issued to or at the direction of, or otherwise held by, us and/or certain holders and beneficial owners and holders and beneficial owners of Ordinary Shares of ours. The depositary collects its fees for issuance and cancellation of Depositary Shares directly from investors depositing Ordinary Shares or surrendering Depositary Shares for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions, or by directly billing investors, or by charging the book-entry system accounts of participants acting for them. The depositary will generally set off the amounts owing from distributions made to holders of Depositary Shares. If, however, no distribution exists and payment owing is not timely received by the depositary, the depositary may refuse to provide any further services to ADR holders that have not paid those fees and expenses owing until such fees and expenses have been paid. At the discretion of the depositary, all fees and charges owing under the Deposit Agreement are due in advance and/or when declared owing by the depositary.

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Payment of Taxes

ADR holders and/or beneficial owners must pay any tax or other governmental charge payable by the custodian or the depositary on any Depositary Share or ADR, deposited security or distribution. If any taxes or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the custodian or the depositary with respect to any ADR, any deposited securities represented by the Depositary Shares evidenced thereby or any distribution thereon such tax or other governmental charge shall be paid by the ADR holder thereof to the depositary and by holding or owning, or having held or owned, an ADR or any Depositary Shares evidenced thereby, the ADR holder and all beneficial owners thereof, and all prior ADR holders and beneficial owners thereof, jointly and severally, agree to indemnify, defend and save harmless each of the depositary and its agents in respect of such tax or other governmental charge. Notwithstanding the depositary’s right to seek payment from current or former ADR holders and beneficial owners, each ADR holder and beneficial owner, and each prior ADR holder and beneficial owner, by holding or owning, or having held or owned, an ADR or an interest in Depositary Shares acknowledges and agrees that the depositary has no obligation to seek payment of amounts owing from any current or prior beneficial owner. If an ADR holder owes any tax or other governmental charge, the depositary may (i) deduct the amount thereof from any cash distributions, or (ii) sell deposited securities (by public or private sale) and deduct the amount owing from the net proceeds of such sale. In either case, the ADR holder remains liable for any shortfall. If any tax or governmental charge is unpaid, the depositary may also refuse to effect any registration, registration of transfer, split-up or combination of ADRs or withdrawal of deposited securities until such payment is made. If any tax or governmental charge is required to be withheld on any cash distribution, the depositary may deduct the amount required to be withheld from any cash distribution or, in the case of a non-cash distribution, sell the distributed property or securities (by public or private sale) in such amounts and in such manner as the depositary deems necessary and practicable to pay such taxes and distribute any remaining net proceeds or the balance of any such property after deduction of such taxes to the ADR holders entitled thereto. Neither we nor the depositary nor any of our or its respective agents, shall be liable to ADR holders or beneficial owners of the Depositary Shares for failure of any of them to comply with applicable tax laws, rules and/or regulations.

As an ADR holder or beneficial owner, you will be agreeing to indemnify us, the depositary, its custodian and any of our or their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained, which obligations shall survive any transfer or surrender of Depositary Shares or the termination of the Deposit Agreement.

Reclassifications, Recapitalizations and Mergers

If we take certain actions that affect the deposited securities, including (i) any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities or (ii) any distributions of Ordinary Shares or other property not made to holders of ADRs or (iii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of our assets, then the depositary may choose to, and shall if reasonably requested by us:

•	amend the form of ADR;

•	distribute additional or amended ADRs;

•	distribute cash, securities or other property it has received in connection with such actions;

•	sell by public or private sale any securities or property received and distribute the proceeds as cash; or

•	none of the above.

If the depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each Depositary Share will then represent a proportionate interest in such property.

Amendment and Termination

How may the Deposit Agreement be amended?

We may agree with the depositary to amend the Deposit Agreement and the Depositary Shares without your consent for any reason. ADR holders must be given at least thirty (30) days’ notice of any amendment that imposes or increases any fees on a per Depositary Share basis, charges or expenses (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, a transaction fee per cancellation request (including any cancellation request made through SWIFT, facsimile transmission or any other method of communication), applicable delivery expenses or other such fees, charges or expenses), or otherwise prejudices any substantial existing right of ADR holders or beneficial owners. Such notice need not describe in detail the specific amendments effectuated thereby, but must identify to ADR holders and beneficial owners a means to access the text of such amendment. If an ADR holder or beneficial owner continues to hold an ADR or ADRs, or an interest therein, after being so notified, such ADR holder and any beneficial owner are deemed to agree to such amendment and to be bound by the Deposit Agreement as so amended. No amendment, however, will impair your right to surrender your Depositary Shares and receive the underlying securities, except in order to comply with mandatory provisions of applicable law.

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Any amendments or supplements that (i) are reasonably necessary (as agreed by us and the depositary) in order for (a) the Depositary Shares to be registered on Form F-6 under the Securities Act or (b) the Depositary Shares or Ordinary Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by ADR holders, shall be deemed not to prejudice any substantial rights of ADR holders or beneficial owners. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations that would require amendment or supplement of the Deposit Agreement or the form of ADR to ensure compliance therewith, we and the depositary may amend or supplement the Deposit Agreement and the form of ADR (and all outstanding ADRs) at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to ADR holders or within any other period of time as required for compliance.

Notice of any amendment to the Deposit Agreement or form of ADRs shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the ADR holders identifies a means for ADR holders and beneficial owners to retrieve or receive the text of such amendment (i.e., upon retrieval from the SEC’s, the depositary’s or our website or upon request from the depositary).

How may the Deposit Agreement be terminated?

The depositary may at any time, and shall at our written direction, terminate the Deposit Agreement and the ADRs by mailing notice of such termination to the registered holders of ADRs at least thirty (30) days prior to the date fixed in such notice for such termination; provided, however, if the depositary shall have (i) resigned as depositary under the Deposit Agreement, notice of such termination by the depositary shall not be provided to registered ADR holders unless a successor depositary shall not be operating under the Deposit Agreement within sixty (60) days of the date of such resignation, and (ii) been removed as depositary under the Deposit Agreement, notice of such termination by the depositary shall not be provided to registered holders of ADRs unless a successor depositary shall not be operating under the Deposit Agreement on the 60th day after our notice of removal was first provided to the depositary. Notwithstanding anything to the contrary in the Deposit Agreement, the depositary may terminate the Deposit Agreement (a) without notifying us, but subject to giving thirty (30) days’ notice to the ADR holders, under the following circumstances: (i) in the event of our bankruptcy, liquidation proceedings or insolvency, (ii) if our Depositary Shares are delisted from a “national securities exchange” (that has registered with the Commission under Section 6 of the Securities Exchange Act of 1934, as amended), (iii) if we effect (or will effect) a redemption of all or substantially all of the deposited securities, or a cash or share distribution representing a return of all or substantially all of the value of the deposited securities, (iv) there are no deposited securities with respect to Depositary Shares remaining, including if the deposited securities are cancelled, or the deposit securities have been deemed to have no value, or (v) there occurs a merger, consolidation, sale of assets or other transaction as a result of which securities or other property are delivered in exchange for or in lieu of deposited securities, and (b) immediately without prior notice to the Company, any ADR holder or beneficial owner or any other person if (i) required by any law, rule or regulation relating to sanctions by any governmental authority or body, (ii) the depositary would be subject to liability under or pursuant to any law, rule or regulation, or (iii) required by any governmental authority or body, in each case under (b) as determined by the depositary in its reasonable discretion.

If our Ordinary Shares are not listed and publicly traded on a stock exchange or in a securities market as of the date so fixed for termination or if, for any reason, the depositary does not sell the deposited securities, then after such date fixed for termination, the depositary shall use its reasonable efforts to ensure that the Depositary Shares cease to be eligible for settlement within DTC and that neither DTC nor any of its nominees shall thereafter be an ADR holder. At such time as the Depositary Shares cease to be DTC eligible and/or neither DTC nor any of its nominees is an ADR holder, to the extent we are not, to the depositary’s knowledge, insolvent or in bankruptcy or liquidation, the depositary shall (A) cancel all outstanding ADRs; (B) request DTC to provide the depositary with information on those holding Depositary Shares through DTC and, upon receipt thereof, revise the ADR register to reflect the information provided by DTC; (C) instruct its custodian to deliver all deposited securities to us, a subsidiary or affiliate of ours (the company representative) or an independent trust company engaged by us (the trustee) to hold those deposited securities in trust for the beneficial owners of the ADRs if we are not permitted to hold any of the deposited securities under applicable law and/or we have directed the depositary to deliver such deposited securities to the company representative or trustee along with a stock transfer form and/or such other instruments of transfer covering such deposited securities as are needed under applicable law, in either case referring to the names set forth on the ADR register and (D) provide us with a copy of the ADR register.

Upon receipt of any instrument of transfer covering such deposited securities and the ADR Register, we have agreed that we will, depending on what is legally required under local law, either deliver to each person reflected on such ADR register appropriate documentation to effect the transfer to such persons of the deposited securities previously represented by the Depositary Shares evidenced by their ADRs, approve the transfer of the deposited securities previously represented by their ADRs to the persons listed on the ADR register (as applicable), procure the relevant updates to the register of members of the Company to reflect the transfer of the deposited securities previously represented by their ADRs to the persons listed on the ADR register (as applicable) and provide the depositary with a certified copy of the updated register of our shareholders.

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To the extent the depositary reasonably believes that we are insolvent, or if we are in receivership, have filed for bankruptcy and/or are otherwise in restructuring, administration or liquidation, and in any such case the deposited securities are not listed and publicly traded on a securities exchange after the termination date, or if, for any reason, the depositary believes it is not able to or cannot practicably sell the deposited securities promptly and without undue effort, the deposited securities shall be deemed to have no value (and such holder shall be deemed to have instructed the depositary that the deposited securities have no value). The depositary may (and, by holding an ADR or an interest therein, all holders irrevocably consent and agree that the depositary may) instruct its custodian to deliver all deposited securities to us (acting, as applicable by an administrator, receiver, administrative receiver, liquidator, provisional liquidator, restructuring officer, interim restructuring officer, trustee, controller or other entity overseeing the bankruptcy, insolvency, administration, restructuring or liquidation process) and notify us that the deposited securities are surrendered for no consideration. The Deposit Agreement requires us, subject to applicable law, to promptly accept the surrender of the deposited securities for no consideration and deliver to the depositary a written notice confirming (A) the acceptance of the surrender of the deposited securities for no consideration and (B) the cancellation of such deposited securities. Promptly after notifying us that the deposited securities are surrendered for no consideration and irrespective of whether we haves complied with the immediately preceding sentence, the depositary shall notify ADR holders that their Depositary Shares have been cancelled with no consideration being payable to such ADR holders.

Upon the depositary’s compliance with the provisions of any of the above three paragraphs, the depositary and its agents shall be discharged from all, and cease to have any, obligations under the Deposit Agreement and the ADRs.

If our Ordinary Shares are listed and publicly traded on a securities exchange and the depositary believes that it is able, permissible and practicable to sell the deposited securities without undue effort, then the depositary may endeavor to publicly or privately sell (as long as it may lawfully do so) the deposited securities, which sale may be effected in a block sale/single lot transaction and, after the settlement of such sale(s), to the extent legally permissible and practicable, distribute or hold in an account (which may be a segregated or unsegregated account) the net proceeds of such sale(s), less any amounts owing to the depositary (including, without limitation, cancellation fees), together with any other cash then held by it under the Deposit Agreement, in trust, without liability for interest, for the pro rata benefit of the holders entitled thereto. After making such sale, the depositary shall be discharged from all obligations in respect of the Deposit Agreement and the ADRs, except to account for such net proceeds and other cash.

Limitations on Obligations and Liability

Limits on our obligations and the obligations of the depositary; limits on liability to ADR holders, beneficial owners and others

Prior to the issue, registration, registration of transfer, split-up, combination, or cancellation of any ADRs, or the delivery of any distribution in respect thereof, and from time to time in the case of the production of proofs as described below, we or the depositary or its custodian may require:

•	payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of Ordinary Shares or other deposited securities upon any applicable register and (iii) any applicable fees and expenses described in the Deposit Agreement;

•	the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial or other ownership of, or interest in, any securities, compliance with applicable law, regulations, provisions of or governing deposited securities and terms of the Deposit Agreement and the ADRs, as it may deem necessary or proper; and

•	compliance with such regulations as the depositary may establish consistent with the Deposit Agreement or as the depositary believes are required, necessary or advisable in order to comply with applicable laws, rules and regulations.

The issuance of ADRs, the acceptance of deposits of Ordinary Shares, the registration, registration of transfer, split-up or combination of ADRs or the withdrawal of Ordinary Shares, may be suspended, generally or in particular instances, when the ADR register or any register for deposited securities is closed or when any such action is deemed required, necessary or advisable by the depositary for any reason provided that the ability to withdraw Ordinary Shares may only be limited under the following circumstances: (i) temporary delays caused by closing transfer books of the depositary or our transfer books or the deposit of Ordinary Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes, and similar charges, and (iii) compliance with any laws or governmental regulations relating to ADRs or to the withdrawal of deposited securities. The depositary may close the ADR register (and/or any portion thereof) at any time or from time to time when deemed expedient by it.

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The Deposit Agreement expressly limits the obligations and liability of the depositary, the depositary’s custodian or ourselves and each of our and their respective directors, officers, employees, agents and affiliates, provided, however, that no provision of the Deposit Agreement is intended to constitute a waiver or limitation of any rights that ADR holders or beneficial owners may have under the Securities Act or the Securities Exchange Act of 1934, to the extent applicable. The Deposit Agreement provides that each of us, the depositary and our respective directors, officers, employees, agents and affiliates will:

•	incur or assume no liability (including, without limitation, to ADR holders or beneficial owners) if any present or future law, rule, regulation, fiat, order or decree of the United States, England, Wales or any other country or jurisdiction, or of any governmental or regulatory authority or any securities exchange or market or automated quotation system, the provisions of or governing any Deposited Securities, any present or future provision of the Company’s charter, any act of God, war, terrorism, epidemic, pandemic, nationalization, expropriation, currency restrictions, extraordinary market conditions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, cyber, ransomware or malware attack, computer failure or circumstance our, the depositary’s or our respective directors’, officers’, employees’, agents’ or affiliates’ direct and immediate control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the Deposit Agreement or the ADRs provide shall be done or performed by any such party (including, without limitation, voting);

•	incur or assume no liability (including, without limitation, to ADR holders or beneficial owners) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or things which by the terms of the Deposit Agreement it is provided shall or may be done or performed or any exercise or failure to exercise discretion under the Deposit Agreement or the ADRs including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable;

•	incur or assume no liability (including, without limitation, to holders or beneficial owners) if it performs its obligations specifically set forth in the Deposit Agreement and ADRs without gross negligence or willful misconduct;

•	in the case of the depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities the Depositary Shares or the ADRs;

•	in the case of us and our agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities the Depositary Shares or the ADRs, which in our or our agents’ opinion, as the case may be, may involve us in expense or liability, unless indemnity satisfactory to us or our agent, as the case may be against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be requested;

•	not be liable (including, without limitation, to ADR holders or beneficial owners) for any action or inaction by it in reliance upon the advice of or information from any legal counsel, any accountant, any person presenting Ordinary Shares for deposit, any registered holder of ADRs, or any other person believed by it to be competent to give such advice or information and/or, in the case of the depositary, from us; or

•	may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed by it to be genuine and to have been signed, presented or given by the proper party or parties.

The depositary shall not be a fiduciary or have any fiduciary duty to ADR holders or beneficial owners.

The depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any registered holder or holders of ADRs, any ADRs or otherwise related to the Deposit Agreement or ADRs to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. The depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. Furthermore, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any custodian that is not a branch or affiliate of JP Morgan. Notwithstanding anything to the contrary contained in the Deposit Agreement or any ADRs, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the custodian except to the extent that any registered ADR holder has incurred liability directly as a result of the custodian having (i) committed fraud or willful misconduct in the provision of custodial services to the depositary or (ii) failed to use reasonable care in the provision of custodial services to the depositary as determined in accordance with the standards prevailing in the jurisdiction in which the custodian is located. The depositary and the custodian(s) may use third party delivery services and providers of information regarding matters such as, but not limited to, pricing, proxy voting, corporate actions, class action litigation and other services in connection with the ADRs and the Deposit Agreement, and use local agents to provide services such as, but not limited to, attendance at any meetings of security holders of issuers. Although the depositary and the custodian will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third-party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services.

The depositary has no obligation to inform ADR holders or beneficial owners about the requirements of the laws, rules or regulations or any changes therein or thereto of England, Wales, the United States or any other country or jurisdiction or of any governmental or regulatory authority or any securities exchange or market or automated quotation system.

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Additionally, none of the depositary, the custodian or us, or any of their or our respective directors, officers, employees, agents or affiliates shall be liable for the failure by any registered holder of ADRs or beneficial owner to obtain the benefits of credits or refunds of non-U.S. tax paid against such ADR holder’s or beneficial owner’s income tax liability. The depositary is under no obligation to provide the ADR holders and beneficial owners, or any of them, with any information about our tax status. None of us, the depositary, the custodian or any of our or their respective directors, officers, employees, agents or affiliates shall incur any liability for any tax or tax consequences that may be incurred by registered ADR holders or beneficial owners on account of their ownership or disposition of ADRs or Depositary Shares.

Neither the depositary nor its agents will be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any voting instructions are given, including instructions to give a discretionary proxy to a person designated by us, for the manner in which any vote is cast, including, without limitation, any vote cast by a person to whom the depositary is instructed to grant a discretionary proxy pursuant to the terms of the Deposit Agreement, or for the effect of any such vote. The depositary shall endeavor to effect any sale of securities or other property and any conversion of currency, securities or other property, in each case as is referred to or contemplated in the Deposit Agreement or the form of ADR, in accordance with the depositary’s normal practices and procedures under the circumstances applicable to such sale or conversion, but shall have no liability (in the absence of its own willful default or gross negligence or that of its agents, officers, directors or employees) with respect to the terms of any such sale or conversion, including the price at which such sale or conversion is effected, or if such sale or conversion shall not be practicable, or shall not be believed, deemed or determined to be practicable by the depositary. Specifically, the depositary shall not have any liability for the price received in connection with any public or private sale of securities (including, without limitation, for any sale made at a nominal price), the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale. The depositary shall not incur any liability in connection with or arising from any failure, inability or refusal by us or any other party, including any share registrar, transfer agent or other agent appointed by us, the depositary or any other party, to process any transfer, delivery or distribution of cash, shares, other securities or other property, including without limitation upon the termination of the Deposit Agreement, or otherwise to comply with any provisions of the Deposit Agreement that are applicable to it. The depositary may rely upon instructions from us or our counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The depositary shall not incur any liability for the content of any information submitted to it by us or on our behalf for distribution to ADR holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the deposited securities, for the validity or worth of the deposited securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement or for the failure or timeliness of any notice from us. The depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary.

We have agreed to indemnify the depositary under certain circumstances and the depositary has agreed to indemnify us under certain circumstances.

Notwithstanding any other provision of the Deposit Agreement or the ADRs to the contrary, neither we nor the depositary, nor any of their respective agents shall be liable to the other for any indirect, special, punitive or consequential damages or lost profits, in each case of any form incurred by any of them or any other person or entity (including, without limitation, holders and beneficial owners), whether or not foreseeable and regardless of the type of action in which such a claim may be brought, collectively Special Damages, except (i) to the extent such Special Damages arise from the gross negligence or willful misconduct of the party from whom indemnification is sought or (ii) to the extent Special Damages arise from or out of a claim brought by a third party (including, without limitation, holders and beneficial owners) against the depositary or its agents acting under the Deposit Agreement, except to the extent such Special Damages arise out of the gross negligence or willful misconduct of the party seeking indemnification hereunder.

In the Deposit Agreement each party thereto (including, for avoidance of doubt, each ADR holder and beneficial owner) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any suit, action or proceeding against the depositary and/or us directly or indirectly arising out of or relating to the Ordinary Shares or other deposited securities, the Depositary Shares or the ADRs, the Deposit Agreement or any transaction contemplated therein, or the breach thereof (whether based on contract, tort, common law or any other theory).

No provision of the Deposit Agreement or the ADRs is intended to constitute a waiver or limitation of any rights which an ADR holder or any beneficial owner may have under the Securities Act or Exchange Act, to the extent applicable.

The depositary and its agents may own and deal in any class of securities of our Company and our affiliates and in Depositary Shares.

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Disclosure of Interest in Depositary Shares

To the extent that the provisions of or governing any deposited securities may require disclosure of or impose limits on beneficial or other ownership of, or interest in, deposited securities, other Ordinary Shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, you as ADR holders or beneficial owners agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable instructions we may provide in respect thereof We reserve the right to instruct ADR holders (and through any such ADR holder, the beneficial owners of Depositary Shares evidenced by the ADRs registered in such ADR holder’s name) to deliver their Depositary Shares for cancellation and withdrawal of the deposited securities so as to permit us to deal directly with the ADR holder and/or beneficial owner of Depositary Shares as a holder of shares and, by holding a Depositary Share or an interest therein, ADR holders and beneficial owners of Depositary Shares will be agreeing to comply with such instructions.

Each ADR holder agrees to provide such information as the Company may request in a disclosure notice, or a Disclosure Notice, given pursuant to the Companies Act or the Articles of Association of the Company. Each ADR holder acknowledges that it understands that failure to comply with a Disclosure Notice may result in the imposition of sanctions against the holder of the underlying Ordinary Shares in respect of which the non-complying person is or was, or appears to be or has been, interested as provided in the Companies Act and the Articles of Association which currently may include, subject to the granting of an appropriate order by the court, the withdrawal of the voting rights of such Ordinary Shares and the imposition of restrictions on the rights to receive dividends on and to transfer such Ordinary Shares. In addition, each ADR holder agrees to comply with the provisions of the Disclosure Guidance and Transparency Rules published by the United Kingdom Financial Conduct Authority (as amended from time to time) with regard to the notification to the Company of interests in Ordinary Shares underlying Depositary Shares and certain financial instruments, which currently provide, inter alia, that an ADR holder must notify the Company of the percentage of its voting rights he holds as a shareholder or holds or is deemed to hold through his direct or indirect holding of certain financial instruments (or a combination of such holdings) if the percentage of those voting rights reaches, exceeds or falls below specified thresholds.

Books of Depositary

The depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADRs, which register shall include the depositary’s direct registration system. Registered holders of ADRs may inspect such records at the depositary’s office at all reasonable times, but solely for the purpose of communicating with other ADR holders in the interest of the business of our Company or a matter relating to the Deposit Agreement. Such register (and/or any portion thereof) may be closed at any time or from time to time, when deemed expedient by the depositary.

The depositary will maintain facilities for the delivery and receipt of ADRs.

Appointment

In the Deposit Agreement, each registered holder of ADRs and each beneficial owner, upon acceptance of any Depositary Shares or ADRs (or any interest in any of them) issued in accordance with the terms and conditions of the Deposit Agreement will be deemed for all purposes to:

•	be a party to and bound by the terms of the Deposit Agreement and the applicable ADR or ADRs,

•	appoint the depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Deposit Agreement and the applicable ADR or ADRs, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement and the applicable ADR and ADRs, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof; and

•	acknowledge and agree that (i) nothing in the Deposit Agreement or any ADR shall give rise to a partnership or joint venture among the parties thereto, nor establish a fiduciary or similar relationship among such parties, (ii) the depositary, its divisions, branches and affiliates, and their respective agents, may from time to time be in the possession of non-public information about us, ADR holders, beneficial owners and/or their respective affiliates, (iii) the depositary and its divisions, branches and affiliates may at any time have multiple banking relationships with us, ADR holders, beneficial owners and/or the affiliates of any of them, (iv) the depositary and its divisions, branches and affiliates may, from time to time, be engaged in transactions in which parties adverse to us, ADR holders, or beneficial owners may have interests, (v) nothing contained in the Deposit Agreement or any ADR(s) shall (A) preclude the depositary or any of its divisions, branches or affiliates from engaging in any such transactions or establishing or maintaining any such relationships, or (B) obligate the depositary or any of its divisions, branches or affiliates to disclose any such transactions or relationships or to account for any profit made or payment received in any such transactions or relationships, (vi) the depositary shall not be deemed to have knowledge of any information held by any branch, division or affiliate of the depositary and (vii) notice to an ADR holder shall be deemed, for all purposes of the Deposit Agreement and the ADRs, to constitute notice to any and all beneficial owners of the Depositary Shares evidenced by such ADR holder’s ADRs. For all purposes under the Deposit Agreement and the ADRs, the ADR holders thereof shall be deemed to have all requisite authority to act on behalf of any and all beneficial owners of the Depositary Shares evidenced by such ADRs.

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Consent to Jurisdiction

In the Deposit Agreement, we have submitted to the non-exclusive jurisdiction of the state and federal courts in New York, New York and appointed an agent for service of process on our behalf. Any action based on the Deposit Agreement, the Depositary Shares, the ADRs or the transactions contemplated therein or thereby may also be instituted by the depositary against us in any competent court in England and/or Wales, the United States and/or any other court of competent jurisdiction.

Under the Deposit Agreement, by holding or owning an ADR or Depositary Share or an interest therein, holders and beneficial owners each irrevocably agree that (i) any legal suit, action or proceeding against or involving holders or beneficial owners brought by us or the depositary, arising out of or based upon the Deposit Agreement, the Depositary Shares, the ADRs or the transactions contemplated therein or thereby, may be instituted in a state or federal court in New York, New York, and by holding or owning an ADR or Depositary Share or an interest therein each irrevocably waives any objection that it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding and (ii) any legal suit, action or proceeding against or involving us and/or the depositary brought by holders or beneficial owners, arising out of or based upon the Deposit Agreement, the Depositary Shares, the ADRs or the transactions contemplated therein or thereby, including, without limitation, claims under the Securities Act may be instituted only in the United States District Court for the Southern District of New York (or in the state courts of New York County in New York if either (a) the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute or (b) the designation of the United States District Court for the Southern District of New York as the exclusive forum for any particular dispute is, or becomes, invalid, illegal or unenforceable). In the Deposit Agreement each holder and beneficial owner irrevocably waives any objection which it may at any time have to the laying of venue of any such proceeding, and irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding.

Jury Trial Waiver

In the Deposit Agreement, each party thereto (including, for the avoidance of doubt, each holder and beneficial owner of, and/or holder of interests in, Depositary Shares or ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any suit, action or proceeding against the depositary and/or us directly or indirectly arising out of, based on or relating in any way to the Ordinary Shares or other deposited securities, the Depositary Shares or the ADRs, the Deposit Agreement or any transaction contemplated therein, or the breach thereof (whether based on contract, tort, common law or any other theory), including any claim under the U.S. federal securities laws.

If we or the depositary were to oppose a jury trial demand based on such waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable state and federal law, including whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. The waiver to right to a jury trial in the Deposit Agreement is not intended to be deemed a waiver by any holder or beneficial owner of our or the depositary’s compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder.

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TAXATION

The following summary contains a description of the material United States federal income tax and United Kingdom tax consequences of the acquisition, ownership and disposition of Ordinary Shares and Depositary Shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase Ordinary Shares or Depositary Shares. The summary is based upon the on the tax laws of the United States and regulations thereunder and the tax laws of the United Kingdom and regulations thereunder as of the date hereof, which are subject to change.

Certain United Kingdom Tax Considerations

The following is a general summary of certain United Kingdom tax considerations relating to the ownership and disposal of our Ordinary Shares or Depositary Shares and does not address all possible tax consequences relating to an investment in our Ordinary Shares or Depositary Shares. It is based on United Kingdom tax law and generally published His Majesty’s Revenue & Customs, or HMRC, practice as of the date of this prospectus, both of which are subject to change, possibly with retrospective effect. It should be noted that this summary does not reflect any changes announced by the United Kingdom government’s Autumn budget, which was delivered on November 26, 2025, other than as regards the rate of United Kingdom income tax that will apply to dividends received in the United Kingdom for tax year 2026/2027.

Save as provided otherwise, this summary applies only to a person who is the absolute beneficial owner of our Ordinary Shares or Depositary Shares and who is at all relevant times resident (and, in the case of an individual, long-term resident) in the United Kingdom for tax purposes and who is not resident for tax purposes in any other jurisdiction and does not have a permanent establishment, branch, agency or fixed base in any other jurisdiction with which the holding of our Ordinary Shares or Depositary Shares is connected, or a U.K. Holder. A person who is not a U.K. Holder, including a person (a) who is not resident (or not a long-term resident) in the United Kingdom for tax purposes, or an individual or company who trades in the United Kingdom through a branch, agency or permanent establishment in the United Kingdom to which an Ordinary Share or Depositary Share is attributable, or (b) who is resident or otherwise subject to tax in a jurisdiction outside the United Kingdom, is recommended to seek the advice of professional advisors in relation to their taxation obligations.

This summary is for general information only and is not intended to be, nor should it be considered to be, legal or tax advice to any particular investor. It does not address all of the tax considerations that may be relevant to specific investors in light of their particular circumstances or to investors subject to special treatment under United Kingdom tax law. In particular this summary:

•	only applies to an absolute beneficial owner of Ordinary Shares or Depositary Shares and any dividend paid in respect of that Ordinary Share where the dividend is regarded for United Kingdom tax purposes as that person’s own income (and not the income of some other person); and

•	(a) only addresses the principal United Kingdom tax consequences for an investor who holds Ordinary Shares or Depositary Shares as a capital asset, (b) does not address the tax consequences that may be relevant to certain special classes of investor such as a dealer, broker or trader in shares or securities and any other person who holds Ordinary Shares or Depositary Shares otherwise than as an investment, (c) does not address the tax consequences for a holder that is a financial institution, insurance company, collective investment scheme, pension scheme, charity or tax-exempt organization, (d) assumes that a holder is not an officer or employee of the company (nor of any related company) and has not (and is not deemed to have) acquired the Ordinary Shares or Depositary Shares by reason of an office or employment, and (e) assumes that a holder does not control or hold (and is not deemed to control or hold), either alone or together with one or more associated or connected persons, directly or indirectly (including through the holding of Depositary Shares), an interest of 10% or more in the issued share capital (or in any class thereof), voting power, rights to profits or capital of the company, and is not otherwise connected with the company.

This summary further assumes that a holder of Depositary Shares is the beneficial owner of the underlying Ordinary Shares for United Kingdom direct tax purposes.

POTENTIAL INVESTORS IN THE ORDINARY SHARES OR DEPOSITARY SHARES SHOULD SATISFY THEMSELVES PRIOR TO INVESTING AS TO THE OVERALL TAX CONSEQUENCES, INCLUDING, SPECIFICALLY, THE CONSEQUENCES UNDER UNITED KINGDOM TAX LAW AND HMRC PRACTICE OF THE ACQUISITION, OWNERSHIP AND DISPOSAL OF THE ORDINARY SHARES OR DEPOSITARY SHARES, IN THEIR OWN PARTICULAR CIRCUMSTANCES BY CONSULTING THEIR OWN TAX ADVISERS.

Taxation of Dividends

Withholding Tax.  The Company is not required to withhold United Kingdom tax when paying a dividend.

An individual holder of Ordinary Shares or Depositary Shares who is not a U.K. Holder will not be chargeable to United Kingdom income tax on a dividend paid by the Company, unless such holder carries on (whether solely or in partnership) a trade, profession or vocation in the United Kingdom through a branch or agency in the United Kingdom to which the Ordinary Shares or Depositary Shares are attributable. In these circumstances, such holder may, depending on his or her individual circumstances, be chargeable to United Kingdom income tax on a dividend received from the Company.

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A dividend received by an individual U.K. Holder will be subject to United Kingdom income tax. The rate of United Kingdom income tax that is chargeable on dividends received in the United Kingdom tax year 2025/2026 by an individual U.K. Holder who is (i) an additional rate taxpayer is 39.35%, (ii) a higher rate taxpayer is 33.75%, and (iii) a basic rate taxpayer is 8.75%. For the United Kingdom tax year 2026/2027, the United Kingdom government has announced that the applicable rate for a higher rate taxpayer and a basic rate taxpayer will be increased by 2 percentage points (to 35.75% and 10.75%, respectively). An individual U.K. Holder may be entitled to a tax-free dividend allowance (in addition to their personal allowance), currently of £500 for the tax year 2025/2026 and expected to remain at this level for the tax year 2026/, being the amount of dividend income that the relevant individual can receive before United Kingdom income tax is payable. Dividends within the dividend allowance will still count towards the relevant individual's basic, higher or additional rate bands, however. An individual’s dividend income is treated as the top slice of their total income that is chargeable to United Kingdom income tax. Dividends which are covered by an individual’s personal income tax allowance do not count towards and are ignored for the dividend allowance.

Corporation Tax. A U.K. Holder within the charge to United Kingdom corporation tax may be entitled to exemption from United Kingdom corporation tax in respect of dividend payments in respect of an Ordinary Share. If the conditions for the exemption are not satisfied or such U.K. Holder elects for an otherwise exempt dividend to be taxable, United Kingdom corporation tax will be chargeable on the dividend. The main rate of corporation tax of 25% applies to companies with profits in excess of £250,000, with a lower rate of corporation tax of 19% applying to certain companies with profits of up to £50,000, and a marginal scaled rate between 19% and 25% applying to certain companies with profits between £50,000 and £250,000. The availability of these lower and marginal rates may be affected by the number of associated companies a company has and the thresholds may be proportionately reduced in respect of accounting periods of less than 12 months. If potential investors are in any doubt as to their position, they should consult their own professional advisers.

A corporate holder of Ordinary Shares or Depositary Shares that is not a U.K. Holder will not be subject to United Kingdom corporation tax on a dividend received from the company, unless it carries on a trade in the United Kingdom through a permanent establishment to which the Ordinary Shares or Depositary Shares are attributable. In these circumstances, such holder may, depending on its individual circumstances and if the exemption from United Kingdom corporation tax discussed above does not apply, be chargeable to United Kingdom corporation tax on dividends received from the Company.

U.K. Holders. A disposal or deemed disposal of Ordinary Shares or Depositary Shares by an individual U.K. Holder may, depending on his or her individual circumstances, give rise to a chargeable gain or to an allowable loss for the purpose of United Kingdom capital gains tax. The principal factors that will determine the capital gains tax position on a disposal of Ordinary Shares or Depositary Shares are the extent to which the holder realizes any other capital gains in the tax year in which the disposal is made, the extent to which the holder has incurred capital losses in that or any earlier tax year and the level at which the annual exempt amount for United Kingdom capital gains tax (the “annual exempt amount”) is set by the United Kingdom government for that tax year. The current annual exempt amount is £3,000. If, after all allowable deductions, an individual U.K. Holder’s total taxable income for the relevant tax year exceeds the basic rate income tax band, any taxable capital gain accruing on a disposal of an Ordinary Share or a Depositary Shares is taxed at the rate of 24%. Where a U.K. Holder’s total taxable income is within or less than the basic rate income tax band, any taxable capital gain accruing on a disposal of our Ordinary Shares or Depositary Shares may be taxed at the rate of 18% or the rate of 24% or at a combination of both rates.

An individual U.K. Holder who ceases to be resident in the United Kingdom (or who fails to be regarded as resident in a territory outside the United Kingdom for the purposes of double taxation relief) for a period of five calendar years or less and who disposes of Ordinary Shares or Depositary Shares during that period of temporary non-United Kingdom residence may be liable to United Kingdom capital gains tax on a chargeable gain accruing on such disposal on his or her return to the United Kingdom (or upon ceasing to be regarded as resident outside the United Kingdom for the purposes of double taxation relief) (subject to available exemptions or reliefs).

A disposal (or deemed disposal) of Ordinary Shares or Depositary Shares by a corporate U.K. Holder may give rise to a chargeable gain or an allowable loss for such holder for the purpose of United Kingdom corporation tax.

Any gain or loss in respect of currency fluctuations over the period of holding Ordinary Shares or Depositary Shares is also brought into account on a disposal.

Non-U.K. Holders. An individual holder who is not a U.K. Holder will not be liable to United Kingdom capital gains tax on capital gains realized on the disposal of Ordinary Shares or Depositary Shares unless such holder carries on (whether solely or in partnership) a trade, profession or vocation in the United Kingdom through a branch or agency or permanent establishment in the United Kingdom to which the Ordinary Shares or Depositary Shares are attributable (assuming that the Company is not treated as deriving 75% or more of its gross asset value from interests in United Kingdom real estate). In these circumstances, such holder may, depending on his or her individual circumstances, be chargeable to United Kingdom capital gains tax on chargeable gains arising from a disposal of his or her Ordinary Shares or Depositary Shares.

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A corporate holder of Ordinary Shares or Depositary Shares that is not a U.K. Holder will not be liable for United Kingdom corporation tax on chargeable gains realized on the disposal of Ordinary Shares or Depositary Shares unless it carries on a trade in the United Kingdom through a permanent establishment to which the Ordinary Shares or Depositary Shares are attributable (assuming that the Company is not treated as deriving 75% or more of its gross asset value from interests in United Kingdom real estate). In these circumstances, a disposal (or deemed disposal) of Ordinary Shares or Depositary Shares by such holder may give rise to a chargeable gain or an allowable loss for the purposes of United Kingdom corporation tax.

Inheritance Tax

If for the purposes of the Double Taxation Relief (Taxes on Estates of Deceased Persons and on Gifts) Treaty United States of America Order 1979 (SI 1979/1454) between the United States and the United Kingdom an individual holder is at the time of their death or a transfer made during their lifetime, domiciled in the United States (and not treated as domiciled in the United Kingdom (including, from April 6, 2025 onwards, as a result of being a long-term United Kingdom resident)) and is not a national of the United Kingdom, any Ordinary Shares or Depositary Shares beneficially owned by that holder should not generally be subject to United Kingdom inheritance tax, provided that any applicable United States federal gift or estate tax liability is paid, except where (i) the Ordinary Shares or Depositary Shares are part of the business property of a United Kingdom permanent establishment or pertains to a United Kingdom fixed base used for the performance of independent personal services; or (ii) the Ordinary Shares or Depositary Shares are comprised in a settlement unless, at the time the settlement was made, the settlor was domiciled in the United States and not a national of the United Kingdom (in which case no charge to United Kingdom inheritance tax should generally apply).

Stamp Duty and Stamp Duty Reserve Tax

The United Kingdom stamp duty treatment, or stamp duty, and United Kingdom stamp duty reserve tax, or SDRT, treatment of the issue and transfer of, and the agreement to transfer, an Ordinary Share outside a depositary receipt system or a clearance service is discussed in the paragraphs under “General” below. The stamp duty and SDRT treatment of such transactions in relation to such systems is discussed in the paragraphs under “Depositary Receipt Systems and Clearance Services” below.

General

An agreement to transfer an Ordinary Share will normally give rise to a charge to SDRT at the rate of 0.5% of the amount or value of the consideration payable for the transfer. SDRT is, in general, payable by the purchaser.

Subject to an exemption for certain low value transactions properly certified as being for consideration of less than £1,000, an instrument transferring an Ordinary Share would be subject to stamp duty at the rate of 0.5% of the consideration given for the transfer (rounded up to the next £5). The purchaser is liable to HMRC for the payment of the stamp duty (if any). Under current HMRC guidance, no stamp duty should be payable on a written instrument transferring a Depositary Share or on a written agreement to transfer a Depositary Share, on the basis that the Depositary Share is not regarded as either “stock” or a “marketable security” for United Kingdom stamp duty purposes.

If a duly stamped transfer completing an agreement to transfer is produced within six years of the date on which the agreement is made (or, if the agreement is conditional, the date on which the agreement becomes unconditional) any SDRT already paid is generally repayable, normally with interest, and any SDRT charge yet to be paid is canceled to avoid a double charge as the stamp duty has been paid.

No SDRT or stamp duty is chargeable in respect of shares that are admitted to trading on a “recognized growth market” and not listed on any “recognized stock exchange,” or the AIM Exemption. Following the cancellation of admission of the Ordinary Shares on AIM, the AIM Exemption no longer applies.

Depositary Receipt Systems and Clearance Services

Legislative changes with effect from January 1, 2024 have made clear that an issue of Ordinary Shares to a clearance service (such as, in our understanding, DTC) or a depositary receipt system will not attract a 1.5% stamp duty or SDRT charge. Similarly, transfers or agreements to transfer shares to (or to a nominee for) a clearance service or depositary receipt system should not attract a 1.5% stamp duty or SDRT charge provided the conditions to be treated as an exempt capital raising instrument or exempt listing instrument or as applicable an exempt capital-raising transfer or exempt listing transfer. If these conditions are not met in relation to such a transfer, a 1.5% charge may arise. Broadly speaking, these legislative changes put on a statutory footing, following the United Kingdom's exit from European Union, the position that previously applied in practice in light of case law of the Court of Justice of the European Union and United Kingdom tax tribunals and HMRC published practice.

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It is our understanding that DTC has not to date made an election under section 97A(1) of the Finance Act 1986 to elect for SDRT to be chargeable in respect of transfers within DTC. On that basis, paperless transfers within DTC should not attract a charge to SDRT.

Any liability for stamp duty or SDRT in respect of a transfer into a clearance service or depositary receipt system, or in respect of a transfer within such a service, which does arise, will strictly be accountable to HMRC by the clearance service or depositary receipt system operator or their nominee, as the case may be, but will, in practice, be payable by the participants in the clearance service or depositary receipt system.

Certain United States Taxation Considerations

The following discussion describes the material United States federal income tax considerations to U.S. Holders (as defined below) under present law of the purchase, ownership and disposition of the Depositary Shares, the Pre-Funded Warrants, and the Series L Warrants. This discussion is based on the United States Internal Revenue Code of 1986, as amended, or the Code, for purposes of this discussion, in effect as of the date of this prospectus and on United States Treasury Regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

This discussion applies only to U.S. Holders that hold the Depositary Shares, the Pre-Funded Warrants, and the Series L Warrants as capital assets for United States federal income tax purposes. It does not purport to be a comprehensive description of all tax considerations that may be relevant to a decision to purchase the Depositary Shares, the Pre-Funded Warrants, and the Series L Warrants by any particular investor. In particular, this discussion does not address tax considerations applicable to a U.S. Holder that may be subject to special tax rules, including, without limitation, a dealer in securities or currencies, a trader in securities that elects to use a mark-to-market method of accounting for securities holdings, banks, thrifts, or other financial institutions, an insurance company, a tax-exempt organization, a person that holds the Depositary Shares, the Pre-Funded Warrants, or the Series L Warrants as part of a hedge, straddle or conversion transaction for tax purposes, a person whose functional currency for tax purposes is not the United States dollar, certain former citizens or residents of the United States or a person that owns directly, indirectly or constructively shares representing 10% or more of our shares by vote or value. Moreover, this description does not address the United States federal estate, gift, or alternative minimum tax consequences, or any state, local or non-U.S. tax consequences, of the acquisition, ownership and disposition of the Depositary Shares, the Pre-Funded Warrants, or the Series L Warrants. In addition, the discussion does not address tax consequences to an entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes that holds the Depositary Shares, the Pre-Funded Warrants, or the Series L Warrants, or a partner in or owner of such partnership or other pass-through entity. The United States federal income tax treatment of each partner of such partnership or owner of such pass-through entity generally will depend upon the status of the partner or owner and the activities of the partnership or other pass-through entity. Prospective purchasers that are partners in a partnership or owners of a pass-through entity holding the Depositary Shares, the Pre-Funded Warrants, or the Series L Warrants are urged to consult their own tax advisers.

The discussion below of the United States federal income tax consequences to “U.S. Holders” will apply to an investor that is a beneficial owner of Depositary Shares, Pre-Funded Warrants, or Series L Warrants and that is, for United States federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for United States federal income tax purposes) that is created or organized in the United States or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (b) such trust has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

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For U.S. federal income tax purposes, a beneficial owner of Depositary Shares generally will be treated as the owner of the underlying Ordinary Shares represented by such Depositary Shares. Accordingly, deposits or withdrawals of the underlying Ordinary Shares for Depositary Shares generally will not be subject to United States federal income tax. The discussion below assumes that the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement will be complied with in accordance with their terms. The United States Treasury has expressed concerns that parties to whom Depositary Shares are released before shares are delivered to the depositary or intermediaries in the chain of ownership between the U.S. Holder of a Depositary Share and the issuer of the security underlying the Depositary Share may be taking actions that are inconsistent with the claiming of foreign tax credits by U.S. Holders of Depositary Shares. These actions would also be inconsistent with the claiming of the reduced rate of tax, described below, applicable to dividends received by certain noncorporate U.S. Holders. As a result, the creditability of non-U.S. withholding taxes (if any), and the availability of the reduced tax rate for dividends received by certain non-corporate U.S. Holders, each described below, could be affected by actions taken by such parties or intermediaries. Accordingly, U.S. persons considering an investment in Depositary Shares or Pre-Funded Warrants that, as described below, are generally taxed in the same manner as a U.S. Holder of Depositary Shares, should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership and disposition of Depositary Shares or Pre-Funded Warrants, including the applicability of United States federal, state and local tax laws and non-United States tax laws.

You are urged to consult your tax advisors about the application of the United States federal income tax rules to your particular circumstances as well as the state, local, non-United States and other tax consequences of the purchase, ownership and disposition of the Depositary Shares, the Pre-Funded Warrants, and the Series L Warrants.

Pre-Funded Warrants

Although it is not entirely free from doubt, a Pre-Funded Warrant should be treated as the underlying Depositary Share, which generally will be treated as a U.S. Holder owning the underlying Ordinary Share represented by such Depositary Share for U.S. federal income tax purposes and a U.S. Holder of a Pre-Funded Warrant should generally be taxed in the same manner as a U.S. Holder of such an Depositary Share, as described below. Accordingly, no gain or loss should be recognized (other than with respect to cash paid in lieu of a fractional share) upon the exercise of a Pre-Funded Warrant and, upon exercise, the holding period of a Pre-Funded Warrant should carry over to the Depositary Share received. Similarly, the tax basis of the Pre-Funded Warrant should carry over to the Depositary Share received upon exercise, increased by the exercise price per Depositary Share. If a Pre-Funded Warrant expires without being exercised, the U.S. Holder thereof should recognize a capital loss in an amount equal to such U.S. Holder’s tax basis in the Pre-Funded Warrant. This loss will be long-term capital loss if, at the time of the expiration, the U.S. Holder’s holding period in the Pre-Funded Warrant is longer than one year. The deductibility of capital losses is subject to limitations. In addition, a U.S. Holder may, in its discretion, elect to undertake a cashless exercise of the Pre-Funded Warrants into Depositary Shares. The United States federal income tax treatment of a cashless exercise of Pre-Funded Warrants into Depositary Shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a Pre-Funded Warrant described in this paragraph. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Pre-Funded Warrants.

However, characterizing Pre-Funded Warrants as Depositary Shares for United States federal income tax purposes is not binding on the United States Internal Revenue Service, or IRS, and the IRS may treat our Pre-Funded Warrants as warrants to acquire our Depositary Shares. In that case, the amount and character of a U.S. Holder’s gain with respect to an investment in Pre-Funded Warrants could change, and a U.S. Holder may not be entitled to timely make the “qualified electing fund” election described below with respect to Pre-Funded Warrants to mitigate passive foreign investment company, or PFIC, consequences in the event that we are classified as a PFIC. Based on the foregoing, the amount and character of a U.S. Holder’s gain with respect to an investment in our Pre-Funded Warrants could be materially different than the discussion set forth below.

In addition, the market-to-market election will likely not be available with respect to the Pre-Funded Warrants in the event that we are classified as a PFIC because the Pre-Funded Warrants are not treated as “marketable stock” as they are not expected to be “regularly traded” (as such terms are defined below).

Accordingly, each U.S. Holder should consult his, her or its tax advisor regarding the risks associated with the acquisition of Pre-Funded Warrants pursuant to this offering (including potential alternative characterizations). Except where specifically noted, the remainder of this discussion assumes a Pre-Funded Warrant is treated as a Depositary Share for United States federal income tax purposes.

Tax Basis of each Depositary Share, Pre-Funded Warrant and Warrant

The Depositary Shares and the Pre-Funded Warrants, respectively, will be sold together with accompanying Series L Warrants to purchase one Depositary Share each. The initial tax basis of a beneficial owner in each Depositary Share and Pre-Funded Warrant will be equal to the amount paid for the Depositary Share or Pre-Funded Warrant less the fair market value of their accompanying Series L Warrants. The initial basis in the accompanying Series L Warrants will equal the initial fair market value of the Series L Warrants.

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Passive Foreign Investment Company Considerations

A foreign corporation is a PFIC if either (1) 75% or more of its gross income for the taxable year is passive income or (2) the average percentage of assets held by such corporation during the taxable year that produce passive income or that are held for the production of passive income is at least 50%. For purposes of applying the tests in the preceding sentence, the foreign corporation is deemed to own its proportionate share of the assets, and to receive directly its proportionate share of the income, of any other corporation of which the foreign corporation owns, directly or indirectly, at least 25% by value of the stock.

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Based upon estimates with respect to its income, assets, and operations, it is expected that we will not be a PFIC for the current taxable year. However, because the determination of PFIC status must be made on an annual basis after the end of the taxable year and will depend on the composition of the income and assets, as well as the nature of the activities, of our activities and those of our subsidiaries from time to time, there can be no assurance that we will not be considered a PFIC for the current taxable year or any subsequent taxable year.

If we were to be classified as a PFIC for any taxable year in which a U.S. Holder held the Depositary Shares, various adverse United States tax consequences could result to such U.S. Holders, including taxation of gain on a sale or other disposition of the Depositary Shares at ordinary income rates and imposition of an interest charge on gain or on distributions with respect to the Depositary Shares. Unless a U.S. Holder of PFIC shares elects to be taxed annually on a mark-to-market basis or makes a “qualified electing fund,” or QEF, election (in either case, if eligible) and certain other requirements are met, gain realized on the sale or other disposition of PFIC shares would generally not be treated as capital gain. Instead, the U.S. Holder would be treated as if the U.S. Holder had realized such gain ratably over such holder’s holding period for such securities. The amounts allocated to the taxable year of sale or other disposition and to any year before the foreign corporation became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for such year, together with an interest charge in respect of the tax attributable to each such year. Similar rules apply to the extent any distribution in respect of PFIC shares exceeds 125% of the average annual distribution on such PFIC securities received by the U.S. Holder during the preceding three years or such holder’s holding period, whichever is shorter. With certain exceptions, a foreign corporation is treated as a PFIC with respect to a U.S. Holder (including a U.S. Holder of warrants, as applicable) if the corporation was a PFIC with respect to such holder at any time during the holder’s holding period of the foreign corporation’s stock or warrants. Dividends paid to with respect to shares of a PFIC are not eligible for the special tax rates applicable to qualified dividend income of certain non-corporate holders. Instead, such dividend income is taxable at rates applicable to ordinary income.

If we were to be treated as a PFIC, the tax consequences described above could be avoided by a “mark-to-market” election with respect to the Depositary Shares. A U.S. Holder making a “mark-to-market” election (assuming the requirements for such an election are satisfied) generally would (i) be required to include as ordinary income the excess of the fair market value of the Depositary Shares on the last day of the U.S. Holder’s taxable year over the U.S. Holder’s adjusted tax basis in such Depositary Shares and (ii) be allowed a deduction in an amount equal to the lesser of (A) the excess, if any, of the U.S. Holder’s adjusted tax basis in the Depositary Shares over the fair market value of such Depositary Shares on the last day of the U.S. Holder’s taxable year or (B) the excess, if any, of the amount included in income because of the election for prior taxable years over the amount allowed as a deduction because of the election for prior taxable years. In addition, upon a sale or other taxable disposition of Depositary Shares, a U.S. Holder would recognize ordinary income or loss (which loss could not be in excess of the amount included in income because of the election for prior taxable years over the amount allowed as a deduction because of the election for prior taxable years). If we were to be treated as a PFIC, different rules would apply to a U.S. Holder making a QEF election with respect to Depositary Shares. However, we do not intend to prepare or provide the information necessary for U.S. Holders to make a QEF election.

If we are a PFIC for any taxable year during which a U.S. Holder holds the Depositary Shares, the Pre-Funded Warrants, or the Series L Warrants, each such U.S. Holder generally will be required to file an annual information return on IRS Form 8621 containing such information as the United States Treasury Department may require. The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to United States federal income tax.

The United States federal income tax rules relating to PFICs are complex. U.S. Holders are urged to consult their tax advisors with respect to the purchase, ownership and disposition of the Depositary Shares, the Pre-Funded Warrants, and the Series L Warrants, the availability of the mark-to-market election and whether making the election would be advisable in their particular circumstances, and the IRS information reporting obligations with respect to the purchase, ownership and disposition of the Depositary Shares, the Pre-Funded Warrants, and the Series L Warrants.

Taxation of the Depositary Shares and Pre-Funded Warrants

Dividends and Other Distributions on the Depositary Shares and Pre-Funded Warrants. Subject to the discussion above under the heading “-Passive Foreign Investment Company Considerations”, generally the gross amount of distributions made by us, if any, to a U.S. Holder with respect to the Depositary Shares or the Pre-Funded Warrants, before reduction for any non-U.S. taxes withheld therefrom, will be includable in gross income as a dividend to the extent that such distribution is paid out of our current or accumulated earnings and profits (as determined under United States federal income tax principles). To the extent, if any, that the amount of any cash distribution exceeds our current and accumulated earnings and profits, it will be treated first as a tax-free return of such U.S. Holder’s tax basis in its Depositary Shares or Pre-Funded Warrants (as applicable), and to the extent the amount of the distribution exceeds such U.S. Holder’s tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under United States federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will generally be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above. A dividend in respect of the Depositary Shares or Pre-Funded Warrants (as applicable) will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other United States corporations. Non-corporate U.S. Holders may qualify for the lower rates of taxation with respect to dividends on Depositary Shares or Pre-Funded Warrants applicable to long term capital gains (i.e., gains from the sale of capital assets held for more than one year), provided that certain conditions are met, including certain holding period requirements and the absence of certain risk reduction transactions. However, such reduced rate shall not apply if we are a PFIC for the taxable year in which we pay a dividend, or were a PFIC in the preceding taxable year. As indicated in the section titled “Dividend Policy” herein, we intend to retain any earnings for use in our business and do not currently intend to pay dividends on our Ordinary Shares.

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Subject to the paragraph below, dividends generally will constitute income from sources outside the United States, which may be relevant in calculating a U.S. Holder’s foreign tax credit limitation. For this purpose, dividends that we distribute generally should constitute “passive category income,” or, in the case of certain U.S. Holders, “general category income.” Dividend payments may be made without withholding or deduction for or on account of United Kingdom tax.

Notwithstanding the paragraph above, if 50% or more of the Depositary Shares or Pre-Funded Warrants are treated as held by United States persons, we will be treated as a “U.S.-owned foreign corporation.” In that case, dividends may be treated for United States. foreign tax credit purposes as income from sources outside the United States to the extent paid out of our non-United States source earnings and profits, and as income from sources within the United States to the extent paid out of our United States source earnings and profits. There can be no assurance that we will not be treated as a United States-owned foreign corporation. If the dividends are taxed at the lower tax rates generally applicable to long-term capital gains (as discussed above), the amount of the dividend taken into account for purposes of calculating the United States foreign tax credit limitation will generally be limited to the gross amount of the dividend, multiplied by the preferential rate divided by the highest rate of tax normally applicable to dividends. The rules relating to the determination of the foreign tax credit are complex, and U.S. Holders are urged to consult their tax advisors to determine whether and to what extent such U.S. Holder will be entitled to a foreign tax credit.

Taxation of Dispositions of Depositary Shares or Pre-Funded Warrants. Subject to the discussion above under “—Passive Foreign Investment Company Considerations”, a U.S. Holder will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a Depositary Share or Pre-Funded Warrant equal to the difference between the amount realized (the amount of cash (in U.S. dollars) plus the fair market value of any property received) for the Depositary Share or Pre-Funded Warrant and such U.S. Holder’s tax basis (in U.S. dollars) in the Depositary Share or Pre-Funded Warrant (as applicable). The gain or loss will generally be capital gain or loss. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange or other disposition, the Depositary Shares or Pre-Funded Warrant (as applicable) were held by the U.S. Holder for more than one year. The deductibility of capital losses is subject to limitations. Any such gain or loss generally will be treated as United States source income or loss for United States foreign tax credit purposes.

Taxation of Series L Warrants

Exercise of Series L Warrants. A U.S. Holder should not recognize gain or loss on the exercise of a Series L Warrant and related receipt of an Ordinary Share upon exercise of the warrant, or Warrant Share, (unless cash is received in lieu of the issuance of a fractional Warrant Share). A U.S. Holder’s initial tax basis in the Warrant Share received on the exercise of a Series L Warrant should be equal to the sum of (a) such U.S. Holder’s tax basis in such Series L Warrant, plus (b) the exercise price paid by such U.S. Holder on the exercise of such Series L Warrant. It is unclear whether a U.S. Holder’s holding period for the Warrant Share received on the exercise of a Series L Warrant would commence on the date of exercise of the Series L Warrant or the day following the date of exercise of the Series L Warrant. If we are a PFIC, a U.S. Holder’s holding period for the Warrant Share for PFIC purposes will begin on the date on which such U.S. Holder acquired its Warrant Share.

In certain limited circumstances, a U.S. Holder may be permitted to undertake a cashless exercise of Series L Warrants into Warrant Shares. The U.S. federal income tax treatment of a cashless exercise of Series L Warrants into Warrant Shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a Series L Warrant described in the preceding paragraph. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Series L Warrants.

Disposition of Series L Warrants. A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of a Series L Warrant in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in the Series L Warrant sold or otherwise disposed of. Subject to the PFIC rules discussed above, any such gain or loss generally will be a capital gain or loss, which will be long-term capital gain or loss if the Series L Warrant is held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.

Expiration of Warrants Without Exercise. Upon the lapse or expiration of a Series L Warrant, a U.S. Holder will recognize a loss in an amount equal to such U.S. Holder’s tax basis in the Series L Warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the Series L Warrants are held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.

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Certain Adjustments to Series L Warrants. Under Section 305 of the Code, an adjustment to the number of Warrant Shares that will be issued on the exercise of the Series L Warrants, or an adjustment to the exercise price of the Series L Warrants, may be treated as a constructive distribution to a U.S. Holder of the Series L Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in the “earnings and profits” or our assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to the shareholders). Adjustments to the exercise price of Series L Warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the Series L Warrants should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property. (See above for a more detailed discussion of the rules applicable to distributions made by us in the section entitled “Dividends and Other Distributions on the Depositary Shares and Pre-Funded Warrants”).

Disposition of Foreign Currency

U.S. Holders are urged to consult their tax advisors regarding the tax consequences of receiving, converting or disposing of any non-U.S. currency received as dividends on our Depositary Shares, Pre-Funded Warrants, or Series L Warrants or on the sale or retirement of a Depositary Share, Pre-Funded Warrants, or Series L Warrants.

Tax on Net Investment Income

An additional 3.8% Medicare tax may be imposed on some or all of such U.S. Holder’s “net investment income.” Net investment income generally includes income from the Depositary Shares unless such income is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). You should consult your tax advisors regarding the effect this Medicare tax may have, if any, on your acquisition, ownership or disposition of the Depositary Shares, the Pre-Funded Warrants, and the Series L Warrants.

Information Reporting and Backup Withholding

Distributions with respect to Depositary Shares or Pre-Funded Warrants and proceeds from the sale, exchange or disposition of Depositary Shares, Pre-Funded Warrants, or Series L Warrants may be subject to information reporting to the IRS, and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the United States information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s United States federal income tax liability, and a U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information.

Foreign Financial Asset Information Reporting

U.S. Holders who are either individuals or certain domestic entities may be required to submit certain information to the IRS with respect to such holder’s beneficial ownership of the Depositary Shares, Pre-Funded Warrants, or Series L Warrants, if such Depositary Shares, Pre-Funded Warrants, or Series L Warrants are not held on such holder’s behalf by a financial institution, as our ordinary shares are considered “specified foreign financial assets.” This law also imposes penalties and potential other adverse tax consequences if a U.S. Holder is required to submit such information to the IRS and fails to do so. U.S. Holders are urged to consult their tax advisors regarding the potential information reporting obligations that may be imposed with respect to the ownership and disposition of the Depositary Shares, Pre-Funded Warrants, or Series L Warrants.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES TO IT OF OWNING AND DISPOSING OF OUR SECURITIES IN LIGHT OF SUCH PROSPECTIVE INVESTOR’S OWN CIRCUMSTANCES.

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PLAN OF DISTRIBUTION

We are offering on a reasonable best efforts basis up to 3,536,345 Units, consisting of one Depositary Share (representing Ordinary Shares) and one Series L Warrant, or up to 3,536,345 Pre-Funded Units, consisting of one Pre-Funded Warrant and one Series L Warrant, at a combined public offering price of $5.09 per Unit (or, in the case of Pre-Funded Units, $5.0899), which represents the closing price of our Depositary Shares on the NASDAQ Capital Market on December 4, 2025, for gross proceeds of up to $18.0 million, before deduction of placement agent commissions and offering expenses, in a best-efforts offering. There is no minimum amount of proceeds that is a condition to closing of this offering. The actual amount of gross proceeds, if any, in this offering could vary substantially from the gross proceeds from the sale of the maximum number of securities being offered in this prospectus.

We have engaged Maxim Group LLC to act as our exclusive placement agent to solicit offers to purchase the securities offered by this prospectus. The placement agent is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its “reasonable best efforts” to arrange for the sale of the securities by us. Therefore, we may not sell the entire number of securities being offered. Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering. The placement agent may engage one or more subagents or selected dealers in connection with this offering.

The placement agency agreement provides that the placement agent’s obligations are subject to conditions contained in the placement agency agreement.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement and the Depositary Shares (or Pre-Funded Warrants in lieu thereof) will be offered at a fixed price and are expected to be issued in a single closing. We expect to deliver the securities being offered pursuant to this prospectus on or about          , 2025.

Placement Agent Fees, Commissions and Expenses

Upon the closing of this offering, we will pay the placement agent a cash transaction fee equal to 7% of the aggregate gross cash proceeds to us from the sale of the securities in the offering. In addition, we will reimburse the placement agent for its accountable out-of-pocket expenses incurred in connection with this offering, including the fees and expenses of the counsel for the placement agent, up to $100,000. We have paid the placement agent an expense advance of $25,000 upon signing of an engagement agreement, or the Cash Advance. Any portion of the Cash Advance not applied to accountable out-of-pocket expenses incurred by the placement agent shall be returned back to us in accordance with FINRA Rule 5110(f)(2)(C). We have also agreed to pay to the placement agent a non-accountable expense allowance up to 1.0% of the aggregate gross proceeds of this offering.

The following table shows the public offering price, placement agent fees and proceeds, before expenses, to us, assuming the purchase of all the securities we are offering.

	Per Unit	Per Pre-Funded Unit	Total
Public offering price	$	$	$
Placement agent fees	$	$	$
Proceeds, before expenses, to us	$	$	$

Placement Agent Warrants

The placement agent intends to purchase Placement Agent Warrants to purchase up to a number of Depositary Shares equal to 5.0% of the units sold in this offering for $1.995 per warrant. The Placement Agent Warrants will have an exercise price equal to 225% of the offering price per Unit, subject to customary anti-dilution provisions consistent with FINRA Rule 5110(g)(8). The Placement Agent Warrants will be substantially similar to the Series L Warrants issued hereunder. As with the Series L Warrants, the Placement Agent Warrants will expire two and a half (2.5) years after the issuance date and do not provide for any registration rights. The Placement Agent Warrants and the Depositary Shares (representing Ordinary Shares) are being registered on the registration statement of which this prospectus is a part.

If all of the Placement Agents Warrants are exercised on a zero cash exercise price basis at the floor price, an aggregate of 265,225,900,000 Ordinary Shares (in the form of Depositary Shares) would be issued upon such zero cash exercise without payment to the Company of any additional cash.

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The Placement Agent Warrants and underlying shares have been deemed compensation by FINRA. Pursuant to FINRA Rule 5110(e)(1), underwriting compensation consisting of securities must not be sold, transferred, assigned, pledged or hypothecated nor may they be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days following the commencement of sales of this offering except to any placement agent and selected dealer participating in the offering and their officers or partners, registered persons or affiliates or as otherwise permitted under FINRA Rule 5110(e)(2). Pursuant to FINRA Rule 5110(e)(2)(A)(iii), the Placement Agent Warrants meet an exception to the lock-up restriction under Rule 5110(e)(1) because the Company meets the registration requirements of SEC Registration Form F-3 as set forth below.

The Company is a foreign private issuer, as such term is defined in Rule 405 under the Securities Act, that satisfies the eligibility requirements for use of Form F-3 as set forth in General Instructions I.A. to Form F-3 for (i) having a class of securities registered pursuant to Section 12(b) of the Exchange Act and having filed at least one annual report on Form 20-F with the SEC, (ii) having been subject to the requirements of Section 12 of the Exchange Act and having timely filed all materials required to be filed by the SEC for at least 12 calendar months immediately prior to filing of the registration statement of which this prospectus forms a part, and (iii) having filed with the SEC all required electronic filings, including all Interactive Data Files required to be submitted. In addition, the Company, including its consolidated or unconsolidated subsidiaries, has not failed to pay any dividend or sinking fund installment on preferred stock or on any rental on one or more long-term leases, which defaults in the aggregate are material to the financial position of the Company on a consolidated basis.

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Right of First Refusal

We have agreed to grant the placement agent, for a period of nine (9) months from the closing of this offering, if the Company receives at least an aggregate of $10.0 million in gross proceeds from this offering, the right of first refusal to act as sole managing underwriter, sole book runner, sole placement agent, or sole sales agent, for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt, the exercise of existing warrants or pursuant to the terms of the ELOC) offerings for which the Company retains the service of an underwriter, advisor, finder or other person or entity in connection with such offering during such nine (9) month period of the Company, or any successor to or any subsidiary of the Company. The Company shall not offer to retain any entity or person in connection with such offering on terms more favorable than terms on which it offers to retain the placement agent. Such offer shall be made in writing in order to be effective. The placement agent shall notify the Company within five (5) business days of its receipt of the written offer contemplated above as to whether or not it agrees to accept such retention.

Tail Financing

Upon closing of this offering, or if we terminate our engagement agreement with Maxim, other than for cause, then upon such termination, we subsequently complete any financing of equity, equity-linked or debt or other capital raising activity with, or receive any proceeds from, any of the investors contacted by the placement agent during the term of the engagement, then the placement agent shall be entitled to the cash fee and the Placement Agent Warrants set forth above with respect to the gross proceeds received from such offering, subject to certain exceptions.

Lock-Up Agreements

We and each of our officers and directors have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber for the sale of or otherwise dispose of any of our Depositary Shares or other securities convertible into or exercisable or exchangeable for our Depositary Shares for 45 days after the date of the securities purchase agreement without the prior written consent of the placement agent.

The placement agent may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the placement agent will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the placement agent may be required to make in respect of those liabilities.

Stock Exchange

Our Depositary Shares are currently listed on the NASDAQ Capital Market under the symbol “BDRX”.

Transfer Agent and Registrar

Our share register is maintained by our registrar, Neville Registrars Limited. The transfer agent and registrar for our Depositary Shares is JPMorgan Chase Bank, N.A.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the website maintained by the placement agent or selling group members. The placement agent may agree to allocate a number of securities to the selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the placement agent and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

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Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of the securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Passive Market Making

The placement agent may also engage in passive market making transactions in the common stock on Nasdaq in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of the Depositary Shares in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Other Relationships and Affiliations

The placement agent and its affiliates may provide from time to time in the future, certain commercial banking, financial advisory, investment banking and other services to the Company and its affiliates in the ordinary course of their business, for which they may receive customary fees and commissions. From time to time, the placement agent and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in the Company’s debt or equity securities or loans.

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Selling Restrictions

Canada. The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions (NI 45-106), and in Ontario, as defined in subsection 73.3(1) of the Securities Act (Ontario) as supplemented by the definition in NI 45-106, and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Any securities sold in Canada will be subject to a hold period and will contain the following wording “Unless permitted under securities legislation, the holder of this security must not trade the security before [insert the date that is 4 months and a day after the distribution date]”.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment or supplement thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, or a Relevant Member State, an offer to the public of any securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

●	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

●	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Israel. This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, placement agents, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

United Kingdom. Each placement agent has represented and agreed that:

●	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the FSMA) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

●	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

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Switzerland. The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of securities.

Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (ASIC), in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the Corporations Act) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the Cayman Islands. No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

Taiwan. The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

Notice to Prospective Investors in Hong Kong. The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

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LEGAL MATTERS

We are represented by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts, with respect to certain legal matters of U.S. federal securities and New York law. The validity of our Ordinary Shares underlying the Depositary Shares and certain matters governed by English law will be passed on for us by Stephenson Harwood LLP, London, United Kingdom. The placement agent is being represented by Thompson Hine LLP, New York, New York.

EXPERTS

The financial statements as of December 31, 2024, and for the year then ended, incorporated by reference into this prospectus and in the registration statement have been so incorporated in reliance on a report PKF Littlejohn LLP, an independent registered accounting firm, given on authority of said firm as experts in auditing and accounting. The report on the financial statements for the year ended December 31, 2024 contains an explanatory paragraph regarding our ability to continue as a going concern.

PKF Littlejohn LLP, London, United Kingdom, is a member of the Institute of Chartered Accountants in England and Wales.

The financial statements as of December 31, 2023, and for each of the two years in the period then ended, incorporated by reference into this prospectus and in the registration statement, have been so incorporated in reliance on a report of Forvis Mazars LLP (then-named Mazars LLP), an independent registered accounting firm, given on authority of said firm as experts in auditing and accounting. The report on the financial statements for the year ended December 31, 2023 contains an explanatory paragraph in Note 2 regarding our ability to continue as a going concern.

Forvis Mazars LLP, London, United Kingdom, is a member of the Institute of Chartered Accountants in England and Wales.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our “insiders” are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. The SEC maintains an Internet site that contains reports, proxy, information statements and other information regarding issuers at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.biodexapharma.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. We incorporate by reference, as of their respective dates of filing, the documents listed below that we have filed with the SEC and any documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of securities under this prospectus (except in each case the information contained in such documents to the extent “furnished” and not “filed”):

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on April 11, 2025;
•	our Reports on Form 6-K and any amendments thereto furnished to the SEC on January 17, 2025, January 22, 2025, February 10, 2025, March 6, 2025, March 10, 2025, May 12, 2025, May 15, 2025, May 22, 2025, May 30, 2025, June 4, 2025, June 11, 2025, June 13, 2025, June 27, 2025, July 15, 2025, July 31, 2025, August 18, 2025, September 12, 2025 and November 3, 2025, that we incorporate by reference into this prospectus; and
•	the description of our Ordinary Shares and Depositary Shares contained in our registration statement on Form 8-A, originally filed with the SEC on December 2, 2015, as amended on April 30, 2021, including any amendments or reports filed for the purposes of updating such description.

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We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Biodexa Pharmaceuticals PLC

1 Caspian Point

Caspian Way

Cardiff, CF10 4DQ, United Kingdom

+44 29 2048 0180

You may also access these documents on our website, www.biodexapharma.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of England and Wales. All of our directors and officers are residents of jurisdictions outside the United States. Our corporate headquarters is located in the United Kingdom and all or a substantial portion of our assets, and all or a substantial portion of the assets of our directors and officers, are located outside of the United States. As a result, it may be difficult for you to serve legal process on us or our directors or have any of them appear in a U.S. court.

We have appointed Donald J. Puglisi of Puglisi & Associates as our authorized agent upon whom process may be served in any action instituted in any U.S. federal or state court having subject matter jurisdiction arising out of or based upon the securities offered by this prospectus.

We understand that in England it may not be possible to bring proceedings or enforce a judgment of a U.S. court in respect of civil liabilities based solely on the federal securities laws of the United States. In addition, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in England. An award of damages is usually considered to be punitive if it does not seek to compensate the claimant for loss or damage suffered and is instead intended to punish the defendant. In addition to public policy aspects of enforcement, such as the aforementioned, the enforceability of any judgment in England will depend on the particular facts of the case and the relevant circumstances, for example (and expressly without limitation), whether there are any relevant insolvency proceedings which may affect the ability to enforce a judgment. In addition, the United States and the United Kingdom have not currently entered into a treaty (or convention) providing for the reciprocal recognition and enforcement of judgments (although both are contracting states to the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards).

EXPENSES OF THE OFFERING

The following table sets forth the expenses payable by us in connection with the sale and distribution of the securities being registered hereby, other than placement agent fees, discounts and commissions. All amounts shown, other than the SEC registration fee and FINRA filing fee, are estimates:

SEC registration fee	$14,231
FINRA filing fee	3,088
Printing expenses	5,000
Accounting services	50,000
Legal fees and expenses	250,000
Miscellaneous	10,000
Total	$332,319

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Biodexa Pharmaceuticals PLC

Up to 3,536,345 Units, Each Unit Consisting of One American Depositary Share

and One Series L Warrant to Purchase One American Depositary Share

or

Up to 3,536,345 Pre-Funded Units, Each Pre-Funded Unit Consisting of One Pre-Funded Warrant to Purchase One American Depositary Share

and One Series L Warrant to Purchase One American Depositary Share

Up to 3,536,345 American Depositary Shares Representing 353,634,500,000 Ordinary Shares

Up to 3,536,345 American Depositary Shares Representing 353,634,500,000 Ordinary Shares Underlying the Pre-Funded Warrants

Up to 53,045,175 American Depositary Shares Representing 5,304,517,500,000 Ordinary Shares Underlying the Series L Warrants (which contain a “zero cash exercise price” option)

Up to 2,652,259 American Depositary Shares Representing 265,225,900,000 Underlying the Placement Agent Warrants (which contain a “zero cash exercise price” option)

PRELIMINARY PROSPECTUS

Sole Placement Agent

MAXIM GROUP LLC

       , 2025

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.	Indemnification of Directors and Officers.

The Registrant’s articles of association provide that, subject to the Companies Act, every person who is or was at any time a director, alternate director, or former director of the Registrant or of any of its subsidiaries may be indemnified out of the assets of the Registrant against all costs, charges, expenses, losses, damages and liabilities incurred by him or her in performing his duties or the exercise of his or her powers or otherwise in relation to such company. Generally, under the Companies Act, a company may not indemnify its directors against personal liability covering: liability to the company in cases where the company sues the director (i.e., only liability to third parties can be the subject of an indemnity); liability for fines for criminal conduct or fines imposed by a regulator; or other liabilities, such as legal costs, in criminal cases where the director is convicted, or in civil cases brought by the company where the final judgment goes against the director.

The Registrant has entered into a deed of indemnity with each of its directors and officers. Except as prohibited by applicable law, these deeds of indemnity may require the Registrant, among other things, to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by such directors and officers in any action or proceeding arising out of their service as a director or officer of the Registrant, or one of its subsidiaries, or arising out of the services provided to another company or enterprise at the Registrant’s request.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.	Recent Sales of Unregistered Securities

The following information is furnished with regard to all securities issued by the registrant within the last three years that were not registered under the Securities Act of 1933, as amended. Unless otherwise indicated below, the issuance of such shares was deemed exempt from registration requirements of the Securities Act, of 1933, as amended, as such securities were offered and sold outside of the United States to persons who were neither citizens nor residents of the United States, pursuant to Regulation S, or such sales were exempt from registration under Section 4(a)(2) of Securities Act of 1933, as amended and Rule 506 of Regulation D promulgated thereunder.

On August 3, 2022, we issued warrants to purchase 16,666 Ordinary Shares to a certain institutional investor at an exercise price of £2.70 per share.

On February 15, 2023, we completed the closing of a private placement pursuant to which we sold to certain institutional investors (1) 3,250,000 Ordinary Shares represented by 32 Depositary Shares at $46,400.00 per Depositary Share, (2) 12,931,020 Ordinary Shares represented by 129 Depositary Shares, issuable upon the exercise of Series A Warrants issued in the private placement at an exercise price of $53,600.00 per warrant, (3) 19,396,400 Ordinary Shares represented by 193 Depositary Shares, issuable upon the exercise of Series B Warrants issued in the private placement at an exercise price of $53,600.00 per warrant, and (4) 62,184,525 Ordinary Shares represented by 621 Depositary Shares, issuable upon the exercise of pre-funded warrants issued in the private placement at an exercise price of $8.00 per warrant, for aggregate gross proceeds of approximately $6.0 million. We also issued unregistered placement agent warrants to purchase a total of 500,000 Ordinary Shares represented by five Depositary Shares to Ladenburg Thalmann & Co. Inc., or Ladenburg, at an exercise price of $58,000.00 per warrant, and Series A Warrants to purchase 625,000 Ordinary Shares represented by Depositary Shares at an exercise price of $53,600.00 per warrant to an investor pursuant to a waiver.

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On May 26, 2023, in a private placement with certain institutional investors, we sold (1) 166,017,700 Ordinary Shares represented by 1,660 Depositary Shares, issuable upon the exercise of the Series C Warrants at an exercise price of $4,000.00 per warrant, (2) 110,675,600 Ordinary Shares represented 1,098 Depositary Shares issuable upon the exercise of the Series D Warrants at an exercise price of $4,000.00 per warrant and, (3) 4,426,800 Ordinary Shares represented by 44 Depositary Shares issuable upon the exercise of the May 2023 Placement Agent Warrants at an exercise price of $3,750.00 per warrant.

On December 21, 2023, in two private placement transactions, we issued (i) an aggregate of 899 Depositary Shares to certain secured noteholders of Adhera Therapeutics, Inc., and (y) an aggregate of 9,098 pre-funded warrants to purchase Depositary Shares to certain of the secured noteholders, and (ii) issued to Melior 1,417 of our Depositary Shares.

On February 26, 2024, in connection with our Company’s obligations under a license agreement with Melior, we issued 1,417 Depositary Shares to Bukwang.

On April 29, 2024, in connection with the closing of the Emtora License Agreement, we issued 1,512 Depositary Shares to Emtora.

On May 24, 2024, in connection with certain warrant inducement agreements, we issued an aggregate of 12,417 Depositary Shares to certain holders of our Series E Warrants and Series F Warrants, upon the exercise of 6,290 Series E Warrants and 6,127 Series F Warrants, at an exercise price of $375.00 per share. In addition, we issued to such holders an aggregate of 9,434 Series G Warrants, and 14,780 Series H Warrants. The aggregate gross proceeds to the Company were approximately $6.05 million, before deducting agent fees and expenses. Additionally, we issued warrants to purchase 644 of our Depositary Shares in connection with the offering to Ladenburg, as agent, and certain designees of Ladenburg.

On July 22, 2024, in a private placement, we issued and sold (x) Series J Warrants exercisable for 21,315 Depositary Shares, and (y) Series K Warrants to purchase an aggregate of 21,315 Depositary Shares. The warrants are immediately exercisable at an exercise price of $250.00 per Depositary Share, subject to adjustments for certain dilutive equity issuances. The aggregate gross proceeds to the Company were approximately $5.0 million (including shares sold in a concurrent registered direct offering). Additionally, we issued warrants to purchase 851 of our Depositary Shares in connection with the offering to Ladenburg, as the placement agent in the offering, and certain of its designees.

On May 15, 2025, we entered into letter agreements with certain accredited holders of our outstanding Series E Warrants, Series H Warrants, Series J Warrants, and Series K Warrants, issued in prior transactions, pursuant to which the such holders agreed to exercise certain of such warrants in exchange for a reduction in exercise price of each warrant to $3.10 per share. An aggregate of 20,041 warrants were exercised for aggregate gross proceeds of approximately $62,000, before estimate offering expenses. We did not issue new warrants to replace the warrants that were exercised.

Item 8.	Exhibits and Financial Statement Schedules

(a)	The Exhibit Index is incorporated herein by reference.

See the Exhibit Index attached to this registration statement, which is incorporated herein by reference.

(b)	Financial Statement Schedules.

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or the notes thereto.

Item 9.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered and sold to each purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant; and
(iv)	Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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(c)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cardiff, Wales, on this 8th day of December, 2025.

BIODEXA PHARMACEUTICALS PLC

By:	/s/ Stephen Stamp
Stephen Stamp
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form F-1 has been signed by the following persons in the capacities and on the date indicated.

Name and Signature	Title(s)	Date

/s/ Stephen Stamp	Chief Executive Officer, Director,	December 8, 2025
Stephen Stamp	Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer

*	Non-Executive Chairman of the Board	December 8, 2025
Stephen Parker

*	Senior Independent Non-Executive Director	December 8, 2025
Simon Turton, Ph.D.

*	Non-Executive Director	December 8, 2025
Sijmen de Vries, M.D.

*	Non-Executive Director	December 8, 2025
Ann Merchant *By: /s/Stephen Stamp Stephen Stamp Attorney-in-fact

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form F-1 has been signed by the undersigned on this 8th day of December, 2025.

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative in the United States

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Exhibit Index

Exhibit Number	Title

3.1	Articles of Association of Biodexa Pharmaceuticals PLC, adopted on June 11, 2025 (incorporated by reference to Exhibit 1.1 to the Company’s Report on Form 6-K, filed with the SEC on June 13, 2025).

4.1	Description of Securities Registered Under Section 12 of the Exchange Act (incorporated by reference to Exhibit 2.1 to the Company’s Annual Report on Form 20-F, filed with the SEC on April 11, 2025).

4.2	Specimen certificate representing ordinary shares of Biodexa Pharmaceuticals Plc (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form F-1 (File No. 333-272693), filed with the SEC on June 16, 2023).

4.3	Form of Second Amended and Restated Deposit Agreement by and among Biodexa Pharmaceuticals PLC, JPMorgan Chase Bank, N.A., as depositary, and all owners and holders from time to time of American Depositary Shares thereunder (incorporated by reference to Exhibit (a) to the Company’s Registration Statement on Form F-6 (File No. 333-275909), filed with the SEC on December 6, 2023).

4.4	Form of JPMorgan Chase Bank, N.A. American Depositary Receipt (included in Exhibit 4.3 as Exhibit A thereto).

4.5^	Form of Series L Warrant.

4.6^	Form of Pre-Funded Warrant.

4.7	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.4 of the Company’s Report on Form 6-K, filed with the SEC on February 9, 2023).

4.8	Form of Series D Warrant (incorporated by reference to Exhibit 4.2 of the Company’s Report on Form 6-K, filed with the SEC on May 24, 2023).

4.9	Form of May 2023 Placement Agent Warrant (incorporated by reference to Exhibit 4.3 of the Company’s Report on Form 6-K, filed with the SEC on May 24, 2023).

4.10	Form of Series E Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Report on Form 6-K, filed with the SEC on December 21, 2023).

4.11	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.2 of the Company’s Report on Form 6-K, filed with the SEC on December 21, 2023).

4.12	Form of December 2023 Underwriter Warrant (incorporated by reference to Exhibit 4.3 of the Company’s Report on Form 6-K, filed with the SEC on December 21, 2023).

4.13	Form of Series G Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Report on Form 6-K, filed with the SEC on May 28, 2024).

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4.14	Form of Warrant Agent Warrant (incorporated by reference to Exhibit 4.3 of the Company’s Report on Form 6-K, filed with the SEC on May 28, 2024).

4.15	Form of Series J Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Report on Form 6-K, filed with the SEC on July 19, 2024).

4.16	Form of July 2024 Placement Agent Warrant (incorporated by reference to Exhibit 4.3 of the Company’s Report on Form 6-K, filed with the SEC on July 19, 2024).

4.17	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.4 of the Company’s Report on Form 6-K, filed with the SEC on July 19, 2024).

5.1^	Opinion of Stephenson Harwood LLP.

5.2^	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.

10.1#	Biodexa PLC Enterprise Management Incentive and Unapproved Share Option Scheme (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on April 19, 2024).

10.2#	Form of Option Agreement (included in Exhibit 10.1).

10.3#	Form of Appointment Letter between Midatech Pharma PLC and certain directors of Midatech Pharma PLC (incorporated by reference to Exhibit 10.22 to the Company’s Registration Statement on Form F-4 (File No. 333-206305), originally filed with the SEC on August 11, 2015, as amended).

10.4#	Deed of Indemnity dated August 5, 2015 (incorporated by reference to Exhibit 10.23 to the Company’s Registration Statement on Form F-4 (File No. 333-206305), originally filed with the SEC on August 11, 2015, as amended).

10.5†#	Service Agreement dated as of September 9, 2019, by and between Midatech Pharma PLC and Stephen Stamp (incorporated by reference to Exhibit 10.1 of the Company’s Report on Form 6-K, filed with the SEC on September 19, 2019).

10.6#	Terms of Appointment as Director, dated June 20, 2022, by and between Midatech Pharma PLC and Stephen Barry Parker (incorporated by reference to Exhibit 10.1 of the Company’s Report on Form 6-K, filed with the SEC on June 21, 2022).

10.7	Assignment and Exchange Agreement, dated as of November 22, 2023, by and among Biodexa Pharmaceuticals PLC, Adhera Therapeutics, Inc. and the Secured Noteholders (incorporated by reference to Exhibit 10.1 of the Company’s Report on Form 6-K, filed with the SEC on November 27, 2023).

10.8†	License Agreement, dated November 22, 2023, by and among Biodexa Pharmaceuticals PLC and Melior Pharmaceuticals I, Inc. (incorporated by reference to Exhibit 10.4 of the Company’s Report on Form 6-K, filed with the SEC on November 27, 2023).

10.9	Form of Registration Rights Agreement by and between Biodexa Pharmaceuticals PLC and the Secured Noteholders (incorporated by reference to Exhibit 10.2 of the Company’s Report on Form 6-K, filed with the SEC on November 27, 2023).

10.10	Form of Registration Rights Agreement by and between Biodexa Pharmaceuticals PLC, Melior Pharmaceuticals, Inc. and Bukwang Pharmaceutical Co. Ltd. (incorporated by reference to Exhibit 10.5 of the Company’s Report on Form 6-K, filed with the SEC on November 27, 2023).

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10.11†	License and Collaboration Agreement, dated as of April 25, 2024, by and between Rapamycin Holdings, Inc. (dba Emtora Biosciences) and Biodexa Pharmaceuticals PLC (incorporated by reference to Exhibit 10.1 of the Company’s Report on Form 6-K, filed with the SEC on April 26, 2024).

10.12	Form of Warrant Letter Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Report on Form 6-K, filed with the SEC on May 22, 2024).

10.13	Form of Securities Purchase Agreement, dated July 18, 2024, by and between Biodexa Pharmaceuticals PLC and the investors identified on the signature pages thereto (incorporated by reference to Exhibit 10.1 of the Company’s Report on Form 6-K, filed with the SEC on July 19, 2024).

10.14	Placement Agency Agreement, dated July 18, 2024, by and between Biodexa Pharmaceuticals PLC and Ladenburg Thalmann & Co. Inc. (incorporated by reference to Exhibit 10.2 of the Company’s Report on Form 6-K, filed with the SEC on July 19, 2024).

10.15	Promissory Note issued to C/M Capital Master Fund, LP, dated as of December 20, 2024 (incorporated by reference to Exhibit 4.15 to the Company’s Annual Report on Form 20-F, filed with the SEC on April 11, 2025).

10.16	Securities Purchase Agreement, dated January 15, 2025, by and between C/M Capital Master Fund, LP, and Biodexa Pharmaceuticals PLC (incorporated by reference to Exhibit 10.1 to the Company’s Report on Form 6-K, filed with the SEC on January 17, 2025).

10.17	Registration Rights Agreement, dated January 15, 2025, by and between C/M Capital Master Fund, LP, and Biodexa Pharmaceuticals PLC (incorporated by reference to Exhibit 10.2 to the Company’s Report on Form 6-K, filed with the SEC on January 17, 2025).

10.18	Form of Letter Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Report on Form 6-K, filed with the SEC on May 15, 2025).

10.19^	Form of Placement Agent Agreement.

10.20^	Form of Securities Purchase Agreement.

19.1	Insider Trading Policy (incorporated by reference to Exhibit 11.1 of the Company’s Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on April 11, 2025).

21.1	Subsidiaries of Biodexa Pharmaceuticals PLC (incorporated by reference to Exhibit 8.1 of the Company’s Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on April 11, 2025).

23.1*	Consent of PKF Littlejohn LLP, independent registered public accounting firm.

23.2*	Consent of Forvis Mazars LLP, independent registered public accounting firm.

23.3^	Consent of Stephenson Harwood LLP (included in Exhibit 5.1).

23.4^	Consent of Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C. (included in Exhibit 5.2).

24.1^	Powers of Attorney (included on signature page).

97.1	Clawback Policy (incorporated by reference to Exhibit 97.1 to the Company’s Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on April 19, 2024).

107^	Filing Fee Table.

__

*Filed herewith.

^	Previously filed.
#	Management contract or compensatory plan or arrangement.
†	Certain portions of this exhibit (indicated by asterisks) have been omitted because they are not material and would likely cause competitive harm to Biodexa Pharmaceuticals PLC if publicly disclosed.

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